   As filed with the Securities and Exchange Commission on September 15, 1999


                                                    Registration No. 333-84977
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    ------


                       PRE-EFFECTIVE AMENDMENT NO. 3 TO


                                  FORM S-11

                            REGISTRATION STATEMENT

                       UNDER THE SECURITIES ACT OF 1933

                                    ------

                          CRUSADE MANAGEMENT LIMITED
                              (ACN 072 715 916)

     (Exact name of registrant as specified in its governing instruments)

                                   Level 4
                            4-16 Montgomery Street
                               Kogarah NSW 2217
                                  Australia
                           Telephone: 612 9952 1315
 (Address, including zip code/post code, and telephone number, including area code, of registrant's principal executive offices)

                                    ------
                              agent for service



                            CT Corporation System
                              111 Eighth Avenue
                                  13th Floor
                              New York, NY 10011
                           Telephone: 212-590-9100
           (Name, address, including zip code and telephone number,
                  including area code, of agent for service)


                               With a copy to:

     Michael H.S. Bowan          Diane Citron, Esq.           Daniel Rossner, Esq.
     Company Secretary          Mayer, Brown & Platt            Brown & Wood LLP
Crusade Management Limited          1675 Broadway           One World Trade Center
          Level 4             New York, New York 10019     New York, New York 10048
  4-16 Montgomery Street
     Kogarah NSW 2217
        Australia

                                    ------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement, as determined by market conditions.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. / /


                       CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                              Proposed  Maximum   Proposed Maximum       Amount of
Title of Each Class of                                        Amount to be      Offering Price     Aggregate Offering  Registration
Securities to Be Registered                                    Registered         Per Unit              Price*              Fee
------------------------------------------------------------------------------------------------------------------------------------
Class A-1 Mortgage Backed Floating Rate Notes...........      $300,000,000.00         100%            $300,000,000.00   $ 83,400.00
Class A-2 Mortgage Backed Floating Rate Notes...........      $569,000,000.00         100%            $569,000,000.00   $158,182.00
Class A-3 Mortgage Backed Floating Rate Notes...........      $125,000,000.00         100%            $125,000,000.00   $ 34,750.00
-----------------------------------------------
Total Mortgage Backed Floating Rate Notes...............      $994,000,000.00         -               $994,000,000.00   $276,332.00*
-----------------------------------------------


* $278.00 previously filed.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
==============================================================================

                            CROSS REFERENCE SHEET


         Name and Caption in Form S-11                Caption in Prospectus
1.   Forepart of Registration Statement and      Front Cover of Registration Statement;
     Outside Front Cover Page of Prospectus      Outside Front Cover Page of Prospectus

2.   Inside Front and Outside Back Cover         Inside Front Cover Page of Prospectus;
     Pages of Prospectus                         Outside Back Cover Page of Prospectus

3.   Summary Information, Risk Factors and       Summary; Risk Factors
     Ratio of Earnings to Fixed Charges

4.   Determination of Offering Price             *

5.   Dilution                                    *

6.   Selling Security Holders                    *

7.   Plan of Distribution                        Plan of Distribution

8.   Use of Proceeds                             Use of Proceeds

9.   Selected Financial Data                     *

10.  Management's Discussion and Analysis        Description of the Trust;
     of Financial Condition and Results          Description of the Assets
     of Operations                               of the Trust

11.  General Information as to Registrant        The Issuer Trustee, St.George Bank
                                                 and the Manager - The Manager

12.  Policy with respect to Certain              Description of the Class A
     Activities                                  Notes

13.  Investment Policies of Registrant           Description of the Transaction
                                                 Documents

14.  Description of Real Estate                  Description of the Assets of the Trust;
                                                 St.George Residential Loan Program

15.  Operating Data                              *

16.  Tax Treatment of Registrant and             United States Federal Income Tax
     Its Security Holders                        Matters, Australian Tax Matters

17.  Market Price of and Dividends on the        *
     Registrant's Common Equity and
     Related Stockholder Matters

18.  Description of Registrant's Securities      Description of the Class A Notes

19.  Legal Proceedings                           *

20.  Security Ownership of Certain               The Issuer Trustee, St.George Bank and the Manager
     Beneficial Owners and Management

21.  Directors and Executive Officers            *

22.  Executive Compensation                      *

23.  Certain Relationships and                   *
     Related Transactions

24.  Selection, Management and Custody           Description of the Class A Notes; Description of the Transaction
     of Registrant's Investments                 Documents; St.George Residential Loan Program

25.  Policies with Respect to Certain            Description of the Class A Notes
     Transactions

26.  Limitations of Liability                    Description of the Transaction Documents

27.  Financial Statements and Information        *

28.  Interests of Named Experts and Counsel      *

29.  Disclosure of Commission Position on        Part II of Registration Statement
     Indemnification for Securities Act
     Liabilities

30. Quantitative and Qualitative Disclosures about Market Risk

*    Not Applicable


               Subject To Completion, Dated September 15, 1999



                                US$994,000,000



                       CRUSADE GLOBAL TRUST NO. 1 OF 1999

                                     [LOGO]



                  Crusade Management Limited (ACN 072 715 916)
                                     Manager

                    St.George Bank Limited (ACN 055 513 070)
                               Seller and Servicer

                     Axa Trustees Limited (ACN 004 029 841)
                                 Issuer Trustee


                               ---------------


         The notes will be collateralized by a pool of housing loans secured by properties located in Australia. The Crusade Global Trust No. 1 of 1999 will be governed by the laws of New South Wales, Australia.


         The notes are not deposits and neither the notes nor the underlying housing loans are insured or guaranteed by any governmental agency or instrumentality. The notes represent obligations of the Crusade Global Trust No. 1 of 1999 only and do not represent obligations of or interests in, and are not guaranteed by, Crusade Management Limited, St.George Bank Limited or AXA Trustees Limited.


         An application has been made to the London Stock Exchange Limited to admit the Class A-1, Class A-2 and Class A-3 notes to the Official List.


     Investing in the notes involves risks. See "Risk Factors" on page 18.




                          Initial                                             Underwriting       Proceeds
                         Principal          Initial           Price to       Discounts and       to Issuer
                         Balance         Interest Rate        Public         Commissions          Trustee
Class A-1 Notes.....  $300,000,000       LIBOR +   %               %                   %                %
Class A-2 Notes.....  $569,000,000       LIBOR +   %               %                   %                %
Class A-3 Notes.....  $125,000,000       LIBOR +   %               %                   %                %
Total                 $994,000,000                            $              $                    $






         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


Credit Suisse First Boston
                    Deutsche Banc Alex. Brown
                                  J.P. Morgan & Co.

            The date of this prospectus is September __, 1999



The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     You should rely only on the information contained in this prospectus. No one has been authorized to provide you with any other, or different, information.


     The securities are not being offered in any state where the offer is not permitted.

     The Class A notes will be offered by the underwriters, subject to prior sale, if and when they are issued to and accepted by them. The underwriters reserve the right to reject an order in whole or in part and to withdraw, cancel or modify the offer without notice. Delivery of the Class A notes in book-entry form only will be made on or about September __, 1999.

                              Table of Contents


                                                                            Page
Disclaimers with Respect to Sales to Non-U.S. Investors .................    3

Australian Disclaimers ..................................................    6

Summary .................................................................    7
   Structural Diagram ...................................................    8
   Summary of the Notes .................................................    9
   Structural Overview ..................................................   10
   Credit Enhancements ..................................................   10
   Liquidity Enhancements ...............................................   11
   Redraws ..............................................................   11
   Limited Substitution .................................................   12
   Hedging Arrangements .................................................   12
   Optional Redemption ..................................................   12
   The Housing Loan Pool ................................................   13
   Withholding Tax ......................................................   14
   U.S. Tax Status ......................................................   14
   Legal Investment .....................................................   14
   ERISA Considerations .................................................   14
   Book-Entry Registration ..............................................   14
   Collections ..........................................................   14
   Interest on the Notes ................................................   15
   Principal on the Notes ...............................................   15
   Allocation of Cash Flows .............................................   15
   Distribution of Total Available Funds on a Payment Date ..............   16
   Distribution of Principal Collections on a Payment Date ..............   17

Risk Factors ............................................................   18

Capitalized Terms .......................................................   27

U.S. Dollar Presentation ................................................   27

The Issuer Trustee, St.George Bank and the Manager ......................   27
   The Issuer Trustee ...................................................   27
   St.George Bank .......................................................   28
   The Manager ..........................................................   28

Description of the Trust ................................................   29
   St.George Bank Securitisation Trust Programme ........................   29
   Crusade Global Trust No. 1 of 1999 ...................................   29

Description of the Assets of the Trust ..................................   29
   Assets of the Trust ..................................................   29
   The Housing Loans ....................................................   30
   Transfer and Assignment of the Housing Loans .........................   30
   Representations, Warranties and Eligibility Criteria .................   30
   Breach of Representations and Warranties .............................   32
   Substitution of Housing Loans ........................................   32
   Other Features of the Housing Loans ..................................   34
   Details of the Housing Loan Pool .....................................   34
   Housing Loan Information .............................................   35

St.George Residential Loan Program ......................................   40
   Origination Process ..................................................   40
   Approval and Underwriting Process ....................................   40
   St.George Bank's Product Types .......................................   41
   Special Features of the Housing Loans ................................   42
   Additional Features ..................................................   45

The Mortgage Insurance Policies .........................................   46
   General ..............................................................   46
   Coverage .............................................................   46
   Timely Payment Cover .................................................   46
   Requirement and Restrictions .........................................   46
   Description of the Mortgage Insurer ..................................   47

Description of the Class A Notes ........................................   47
   General ..............................................................   47
   Form of the Class A Notes ............................................   47
   Distributions on the Notes ...........................................   52
   Key Dates and Periods ................................................   52
   Calculation of Total Available Funds .................................   53
   Available Income .....................................................   53
   Principal Draws ......................................................   55
   Liquidity Draws ......................................................   55
   Distribution of Total Available Funds ................................   55
   Interest on the Notes ................................................   58
   Excess Available Income ..............................................   59
   Gross Principal Collections ..........................................   60
   Principal Distributions ..............................................   61
   Redraws ..............................................................   63
   Application of Principal Charge Offs .................................   64
   Payments into US$ Account ............................................   65
   Payments out of US$ Account ..........................................   65
   The Interest Rate Swaps ..............................................   66
   The Currency Swap ....................................................   70
   Withholding or Tax Deductions ........................................   76
   Redemption of the Notes for Taxation or Other Reasons ................   76
   Redemption of the Notes upon an Event of Default .....................   76
   Optional Redemption of the Notes .....................................   77
   Final Maturity Date ..................................................   77
   Final Redemption of the Notes ........................................   77
   Termination of the Trust .............................................   78
   Prescription ........................................................    79
   Voting and Consent of Noteholders ...................................    79
   Reports to Noteholders ..............................................    80

Description of the Transaction Documents ...............................    81
   Trust Accounts ......................................................    81

                                                                            Page
   Liquidity Reserve ...................................................    82
   Modifications .......................................................    82
   The Issuer Trustee ..................................................    84
   The Manager .........................................................    87
   The Note Trustee ....................................................    88
   The Security Trust Deed .............................................    89
   The Redraw Facility .................................................    97
   The Servicing Agreement .............................................    99
   The Custodian Agreement .............................................   104
   The Seller Loan Agreement ...........................................   106

The Servicer ...........................................................   106
   Servicing of Housing Loans ..........................................   106
   Collection and Enforcement Procedures ...............................   106
   Collection and Foreclosure Process ..................................   107
   Servicer Delinquency Experience .....................................   108

St.George Bank Year 2000 Program .......................................   109

Prepayment and Yield Considerations ....................................   113
   General .............................................................   113
   Prepayments .........................................................   113
   Weighted Average Lives ..............................................   114

Use of Proceeds ........................................................   120

Legal Aspects of the Housing Loans .....................................   120
   General .............................................................   120
   Nature of Housing Loans as Security .................................   120
   Enforcement of Registered Mortgages .................................   122
   Penalties and Prohibited Fees .......................................   123
   Bankruptcy ..........................................................   124
   Environmental .......................................................   124
   Insolvency Considerations ...........................................   125
   Tax Treatment of Interest on Australian Housing Loans ...............   125
   Consumer Credit Legislation .........................................   125

United States Federal Income Tax Matters ...............................   126
   General .............................................................   126
   Sale of Notes .......................................................   127
   Market Discount .....................................................   127
   Premium .............................................................   128
   Backup Withholding ..................................................   129

Australian Tax Matters .................................................   129
   Payments of Principal, Premiums and Interest ........................   129
   Profit on Sale ......................................................   130
   Goods and Services Tax ..............................................   131
   Other Taxes .........................................................   132

Enforcement of Foreign Judgments in Australia ..........................   133

Exchange Controls and Limitations ......................................   133

ERISA Considerations ...................................................   134

Legal Investment Considerations ........................................   135

Available Information ..................................................   135

Ratings of the Notes ...................................................   136

Plan of Distribution ...................................................   136
   Underwriting ........................................................   136
   Offering Restrictions ...............................................   138

Listing and General Information ........................................   139
   Listing .............................................................   139
   Authorization .......................................................   139
   Litigation ..........................................................   139
   Euroclear and Cedelbank .............................................   139
   Transaction Documents Available for Inspection ......................   139
   Consents to Opinions ................................................   141

Announcement ...........................................................   141

Legal Matters ..........................................................   141

Glossary ...............................................................   142

Appendix I
   Terms and Conditions of the Class A Notes ...........................   I-1


            Disclaimers with Respect to Sales to Non-U.S. Investors


     This section applies only to the offering of the notes in countries other than the United States of America. In the section of this prospectus entitled "Disclaimers with Respect to Sales to Non-U.S. Investors", references to AXA Trustees Limited are to that company in its capacity as trustee of the Crusade Global Trust No. 1 of 1999, and not its personal capacity. AXA Trustees Limited is not responsible or liable for this prospectus in any capacity in the United States of America. Crusade Management Limited is responsible and liable for this prospectus in the United States of America.



     Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the notes in any country or jurisdiction. The notes may be offered non-publicly in other jurisdictions. The notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. The underwriters have represented that all offers and sales by them have been in compliance, and will comply, with all applicable restrictions on offers and sales of the Class A notes. You should inform yourself about and observe any of these restrictions. For a description of further restrictions on offers and sales of the notes, see "Plan of Distribution."



     This prospectus does not and is not intended to constitute an offer to sell or a solicitation of any offer to buy any of the notes by or on behalf of AXA Trustees Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.



     For the purposes of the Financial Services Act 1986 of the United Kingdom and the London Stock Exchange only:



         o AXA Trustees Limited accepts responsibility for the information contained in this prospectus. To the best of the knowledge and belief of AXA Trustees Limited, which has taken all reasonable care to ensure that such is the case, the information contained in this prospectus is in accordance with the facts and does not omit anything likely to affect the import of that information.



         o St.George Bank Limited accepts responsibility for the information contained in "Summary - The Housing Loan Pool", "The Issuer Trustee, St.George Bank and the Manager - St.George Bank" and "- the Manager", "Description of the Assets of the Trust", "St.George Residential Loan Program", "Description of the Class A Notes - Form of the Class A Notes" and "- The Interest Rate Swaps", except for the description under the caption "Standby Swap Providers", "The Servicer" and "St.George Bank Year 2000 Program". To the best of the knowledge and belief of St.George Bank Limited, which has taken all reasonable care to ensure that such is the case, the information contained in those sections is in accordance with the facts and does not omit anything likely to affect the import of that information.



         o Deutsche Bank AG, Sydney Branch, accepts responsibility for the information contained in "Description of the Class A Notes
                  - The Interest Rate Swaps - Standby Swap Providers". To the best of the knowledge and belief of Deutsche Bank AG, Sydney Branch, which has taken all reasonable care to ensure that such is the case, the information contained in that section is in accordance with the facts and does not omit anything likely to affect the import of that information.

         o Bankers Trust Corporation, New York, accepts responsibility for the information contained in "Description of the Class A Notes - The Currency Swap - Currency Swap Provider". To the best of the knowledge and belief of Bankers Trust Corporation, which has taken all reasonable care to ensure that such is the case, the information contained in that section is in accordance with the facts and does not omit anything likely to affect the import of that information.



     None of St.George Bank Limited, in its individual capacity and as seller, servicer, fixed-floating rate swap provider and basis swap provider, Crusade Management Limited, as manager, National Mutual Life Nominees Limited, as security trustee, Bankers Trust Company, as note trustee, St.George Custodial Pty Limited, as custodian, Deutsche Bank AG, Sydney Branch, as standby fixed-floating rate swap provider and standby basis swap provider, Bankers Trust Corporation, New York, as currency swap provider, Housing Loans Insurance Corporation Pty Limited and the underwriters: do not accept any responsibility for any information contained in this prospectus and have not separately verified the information contained in this prospectus and make no representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus or any other information supplied in connection with the notes except with respect to the information for which they accept responsibility in the preceding four paragraphs.



     Except as described in the preceding five paragraphs, St. George Bank Limited, in its individual capacity and as seller, servicer, fixed-floating rate swap provider and basis swap provider, AXA Trustees Limited, in its personal capacity and as trustee, Crusade Management Limited, as manager, National Mutual Life Nominees Limited, as security trustee, Bankers Trust Company, as note trustee, St. George Custodial Pty Limited, as custodian, Deutsche Bank AG, Sydney Branch, as standby fixed-floating rate swap provider, and standby basis swap provider, Bankers Trust Corporation, New York, as currency swap provider, Housing Loans Insurance Corporation pty Limited and the underwriters do not recommend that any person should purchase any of the notes and do not accept any responsibility or make any representation as to the tax consequences of investing in the notes.


     Each person receiving this prospectus acknowledges that he or she has not relied on the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus or his or her investment decisions; acknowledges that this prospectus and any other information supplied in connection with the notes is not intended to provide the basis of any credit or other evaluation; acknowledges that the underwriters have expressly not undertaken to review the financial condition or affairs of the trust or any party named in the prospectus during the life of the notes; should make his or her own independent investigation of the trust and the notes; and should seek its own tax, accounting and legal advice as to the consequences of investing in any of the notes.

     No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the issue or sale of the notes. If such information or representation is given or received, it must not be relied upon as having been authorized by AXA Trustees Limited or any of the underwriters.

     Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that:

         o there has been no material change in the affairs of the trust or any party named in this prospectus since the date of this prospectus or the date upon which this prospectus has been most recently amended or supplemented; or

         o any other information supplied in connection with the notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.


     AXA Trustees Limited's liability to make payments of interest and principal on the Class A notes is limited to its right of indemnity from the assets of the trust. All claims against AXA Trustees Limited in relation to the Class A notes may only be satisfied out of the assets of the trust and are limited in recourse to the assets of the trust.

     None of the rating agencies have been involved in the preparation of this prospectus.

                             Australian Disclaimers

         o The notes do not represent deposits or other liabilities of St.George Bank Limited or associates of St.George Bank Limited.


         o The holding of the notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.


         o Neither St.George Bank Limited, any associate of St.George Bank Limited, AXA Trustees Limited, National Mutual Life Nominees Limited, Bankers Trust Company, as note trustee, nor any underwriter in any way stands behind the capital value or the performance of the notes or the assets of the trust except to the limited extent provided in the transaction documents for the trust.


         o None of St.George Bank Limited, in its individual capacity and as seller, servicer, basis swap provider and fixed-floating rate swap provider, AXA Trustees Limited, Crusade Management Limited, as manager, National Mutual Life Nominees Limited, as security trustee, Bankers Trust Company, as note trustee, St.George Custodial Pty Limited, as custodian, Deutsche Bank AG, Sydney Branch, as standby fixed-floating rate swap provider and standby basis swap provider, Bankers Trust Corporation, New York, as currency swap provider or any of the underwriters guarantees the payment of interest or the repayment of principal due on the notes.


         o None of the obligations of AXA Trustees Limited, in its capacity as trustee of the trust, or Crusade Management Limited, as manager, are guaranteed in any way by St.George Bank Limited or any associate of St.George Bank Limited or by AXA Trustees Limited or any associate of AXA Trustees Limited.

                                    Summary

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus.

                           Parties to the Transaction


Trust:......................  Crusade Global Trust No.1 of 1999 Issuer
Trustee:....................  AXA Trustees Limited (ACN 004 029 841), in its
                              capacity as trustee of the Trust
Manager:....................  Crusade Management Limited (ACN 072 715 916),
                              4-16 Montgomery Street, Kogarah NSW 2217
                              612-9320-5605
Note Trustee:...............  Bankers Trust Company Security
Trustee:....................  National Mutual Life Nominees Limited
                              (ACN 004 387 133)
Seller:.....................  St.George Bank Limited (ACN 055 513 070)
Servicer:...................  St.George Bank Limited
Custodian:..................  St.George Custodial Pty Limited (ACN 003 017 411)
Principal Paying Agent:.....  Midland Bank plc. Midland Bank plc is expected to change its name to HSBC Bank plc on
                              September 27, 1999.
Calculation Agent:..........  Midland Bank plc
Residual Beneficiary:.......  Crusade Management Limited
Underwriters:...............  Credit Suisse First Boston Corporation
                              Deutsche Bank Securities Inc.
                              J.P. Morgan Securities Inc.
Listing Agent:..............  Credit Suisse First Boston Limited
Redraw Facility Provider:...  St.George Bank Limited
Mortgage Insurer:...........  Housing Loans Insurance Corporation
                              Pty Limited (ACN 071 466 334)
Fixed-Floating Rate Swap
Provider:...................  St.George Bank Limited
Standby Fixed-Floating Rate
Swap Provider:..............  Deutsche Bank AG, Sydney Branch
Basis Swap Provider:........  St.George Bank Limited
Standby Basis Swap Provider:  Deutsche Bank AG, Sydney Branch
Currency Swap Provider:.....  Bankers Trust Corporation, New York
Rating Agencies:............  Fitch IBCA (Australia) Pty Limited
                              Moody's Investors Service, Inc.
                              Standard & Poor's Ratings Group


                                   Structural Diagram


                                   -----------------
                                         SELLER
                                    St. George Bank
                                        Limited
                                   -----------------
                                           |
                      Payments from the    |    Equitable assignment
                        housing loans      |      of housing loans
                                          \|/
                        -------------------------------------
                        |                                   |
                        |                                   |
                        |          ISSUER TRUSTEE           |
                        |       AXA Trustees Limited        |
--------------------    |                                   |
      MANAGER       |   |  -------------------------------  |
Crusade Management  |------|                             |  |   First ranking       ----------------------
      Limited       |   |  |                             |  |  floating charge    \|  SECURITY TRUSTEE
--------------------    |  |                             |-------------------------| National Mutual Life
--------------------    |  |                             |  |  over the assets    /|   Nominees Limited
      SERVICER      |   |  |                             |  |    of the Trust       ----------------------
  St. George Bank   |------|                             |  |
      Limited       |   |  |                             |  |  Payments from         -----------------------
--------------------    |  |           Crusade           |/ |    Mortgage           |   MORTGAGE INSURER
--------------------    |  |           Global            |--------------------------|     Housing Loan
     CUSTODIAN      |   |  |           Trust             |\ |    Insurance          | Insurance Corporation
St. George Custodial|------|           No. 1             |  |    Policies           |     Pty Limited
    Pty Limited     |   |  |            of               |  |                        -----------------------
--------------------    |  |           1999              |  |                        ---------------------
                        |  |                             |  |                       |     RESIDUAL
--------------------    |  |                             |  |                      \|    BENEFICIARY
  REDRAW FACILITY   |   |  |                             |--------------------------|      Crusade
      PROVIDER      |   |  |                             |  |                      /| Management Limited
  St. George Bank   |------|                             |  |                        ---------------------
      Limited       |   |  |                             |  |                        ---------------------
--------------------    |  |                             |  |    Payments on       \|
                        |  |                             |--------------------------| Class B noteholders
--------------------    |  |                             |  | the Class B notes    /|
   FIXED-FLOATING   |   |  |                             |  |                        ---------------------
     RATE SWAP      |   |  |                             |  |                        ------------------
     PROVIDER       |------|                             |  |                       |                  |
  St. George Bank   |   |  |                             |--------------------------|  Class A Notes   ----
     Limited        |   |  -------------------------------  |                       |                  |   |
--------------------    --------|--------------------|-------                        ------------------    |
         |                      |           Payments | on the                                |             |
         |                      |            Class A | notes                                 |             |
         |                      |                    |                                       |             |
         |                      |                   \|/                                      |             |
--------------------     -----------------   -----------------                               |             |
   STANDBY FIXED-           BASIS SWAP         CURRENCY SWAP                         ------------------    |
   FLOATING RATE             PROVIDER            PROVIDER                               NOTE TRUSTEE       |
   SWAP PROVIDER          St. George Bank     Morgan Guaranty                           Bankers Trust      |
 Deutsche Bank AG,            Limited           Trust Company                              Company         |
  Sydney Branch          -----------------     of New York                           ------------------    |
--------------------            |             ----------------                                             |
                                |                    |                                                     |
                                |                   \|/                                                    |
                         -----------------   ---------------------                                         |
                          STANDBY BASIS         PRINCIPAL PAYING                                           |
                          SWAP PROVIDER              AGENT                                                 |
                         Deutsche Bank AG,      Midland Bank plc                                           |
                           Sydney Branch     ---------------------                                         |
                         -----------------           |                                                     |
                                                    \|/                                                    |
                                               ------------------                                          |
                                                 THE DEPOSITARY  |                                         |
                                                 TRUST COMPANY   |-----------------------------------------
                                                 CLEARING SYSTEM |
                                               ------------------
                                                      |
                                                     \|/
                                               ------------------
                                                    Class A
                                                   Noteholders
                                               ------------------


                              Summary of the Notes


     The issuer trustee will also issue Class B notes collateralized by the same pool of housing loans. The Class B notes have not been registered in the United States and are not being offered by this prospectus. The term "notes" will mean the Class A notes and the Class B notes when used in this prospectus.




                           Class A-1        Class A-2         Class A-3         Class B
                           ---------        ---------         ---------         -------

                                                                                A$ Equivalent of
Initial Principal Balance  US$300,000,000   US$569,000,000    US$125,000,000    US$6,000,000

% of Total:                30.00%           56.90%            12.50%            0.60%


Anticipated Ratings:
   Fitch IBCA
     (Australia) Pty
      Limited              AAA              AAA               AAA               AAA
   Moody's Investors
     Service, Inc.         Aaa              Aaa               Aaa               Aa1
   Standard & Poor's
     Ratings Group         AAA              AAA               AAA               AAA

Interest Rate up to and    three-month      three-month       three-month       three-month
including the quarterly    LIBOR + %        LIBOR + %         LIBOR + %         Australian bank
payment date in                                                                 bill rate + %
November, 2006:

Interest Rate after        three-month      three-month       three-month       three-month
the quarterly payment      LIBOR + %        LIBOR + %         LIBOR + %         Australian bank
date in November, 2006:                                                         bill rate + %

Interest Accrual
Method:                                     actual/360                          actual/365


Quarterly Payment          15th day or, if the 15th day is not a business day,
Dates:                     then the next business day, unless that business day
                           falls in the next calendar month, in which case the
                           quarterly payment date will be the preceding business
                           day, of each of November, February, May and August,
                           beginning in November, 1999


Final Scheduled            The quarterly    The quarterly     The quarterly     The quarterly
Quarterly                  payment date     payment date      payment date      payment date
Payment Date*              falling in       falling           falling in        falling in
                           August, 2009     in May, 2021      February, 2030    February, 2030

Clearance/Settlement:                       DTC/Euroclear/Cedelbank             Offered in
                                                                                Australia only

Cut-Off Date:                               Close of business, September 9, 1999

Pricing Date:                               September  , 1999

Closing Date:                               On or about September  , 1999

Final Maturity Date:       The quarterly payment date falling in February, 2030




* Assuming that there are no prepayments on the housing loans, that the issuer trustee is not directed to exercise its right of optional redemption of the notes and the other modeling assumptions contained in "Prepayment and Yield Considerations" occur.

                              Structural Overview


     St.George Bank established the Crusade Global Trust Programme pursuant to a master trust deed dated March 14, 1998 among St.George Bank, Crusade Management Limited and the issuer trustee. The master trust deed provides the general terms and structure for securitizations under the program. A supplementary terms notice among the issuer trustee, St.George Bank, as seller and servicer, Crusade Management Limited, as manager, St.George Custodial Pty Limited, as custodian, Bankers Trust Company, as note trustee, and National Mutual Life Nominees Limited, as security trustee, will set out the specific details of the Crusade Global Trust No. 1 of 1999 and the notes, which may vary from the terms set forth in the master trust deed. Each securitization under the program is a separate transaction with a separate trust. The assets of the Crusade Global Trust No. 1 of 1999 will not be available to pay the obligations of any other trust, and the assets of other trusts will not be available to pay the obligations of the Crusade Global Trust No. 1 of 1999. See "Description of the Trust."


     The Crusade Global Trust No. 1 of 1999 involves the securitization of housing loans originated by St.George Bank or its predecessors and secured by mortgages over residential property located in Australia. St.George Bank will equitably assign the housing loans to the trust, which will in turn issue the floating rate notes to fund the acquisition of the housing loans.


     The issuer trustee will grant a first ranking floating charge over all of the assets of the trust under the security trust deed in favor of National Mutual Life Nominees Limited, as security trustee, to secure the trust's payment obligations to the noteholders and its other creditors. A first ranking floating charge is a first priority security interest over a class of assets, but does not attach to specific assets unless or until it crystalizes, which means it becomes a fixed charge. The charge will crystalize if, among other events, an event of default occurs under the security trust deed. Once the floating charge crystalizes, the issuer trustee will no longer be able to dispose of or create interests in the assets of the trust without the consent of the security trustee. For a description of floating charges and crystalization see "The Security Trust Deed - Nature of the Charge".



     Payments of interest and principal on the notes will come only from the housing loans and other assets of the trust. The assets of the parties to the transaction are not available to meet the payments of interest and principal on the notes. If there are losses on the housing loans, the trust may not have sufficient assets to repay the notes.


Credit Enhancements


     Payments of interest and principal on the Class A notes will be supported by the following forms of credit enhancement:


Subordination and Allocation of Losses


     The Class B notes will always be subordinated to the Class A-1, A-2 and A-3 notes in their right to receive interest and principal payments. The Class B notes will bear all losses on the housing loans before the Class A-1, A-2 and A-3 notes. Any losses allocated to the Class A notes will be allocated pro rata between the Class A-1, A-2 and A-3 notes. The support provided by the Class B notes is intended to enhance the likelihood that the Class A-1, A-2 and A-3 notes will receive expected quarterly payments of interest and principal. The following chart describes the initial support provided by the Class B notes:



Class(es)               Credit          Initial
                       Support          Support
                                     Percentage
A-1, A-2 and             B                 0.6%
A-3



     The initial support percentage in the preceding table is the initial balance of the Class B notes, as a percentage of the housing loan pool balance as of the cut-off date.


Mortgage Insurance Policies


     Mortgage insurance policies issued by Housing Loans Insurance Corporation Pty Limited will provide full coverage for all principal due on each of the housing loans. The mortgage insurance policies will also guarantee timely receipt of interest and principal payments for a maximum of twenty-four months in the aggregate for each of the housing loans.


Excess Interest Collections


     Any interest collections on the housing loans remaining after payments of interest on the notes and the trust's expenses will be available to cover any losses on the housing loans that are not covered by the mortgage insurance policies.


Liquidity Enhancements


     To cover possible liquidity shortfalls in the payment obligations of the trust, the issuer trustee will have the following forms of liquidity enhancements:


Principal Draws


     The manager must direct the issuer trustee to allocate principal collections on the housing loans to cover any shortfalls in the interest payment obligations of the trust on a payment date.


Liquidity Reserve


     At the closing date, A$ , representing 0.25% of the initial outstanding principal balance of the notes, will be deposited into a liquidity account. The issuer trustee, if directed by the manager, will use the money in the liquidity account to cover any shortfalls in its payment obligations on any monthly or quarterly payment date which are not covered by principal draws. The liquidity reserve amount will be reduced from time to time so that it will equal 0.25% of the aggregate principal amount outstanding of the housing loans. Any amounts in the liquidity account in excess of the liquidity reserve amount will be withdrawn from the liquidity account and treated as a principal collection.


Timely Payment Cover


     The mortgage insurance policies guarantee the timely payment of interest and principal for a maximum of twenty-four months in the aggregate for each of the housing loans.


Redraws

     Under the terms of each variable rate housing loan, a borrower may, at the discretion of St.George Bank, redraw previously prepaid principal. A borrower may redraw an amount equal to the difference between the scheduled principal balance of his or her loan and the current principal balance of the loan. St.George Bank will be reimbursed for any redraws it advances to borrowers from principal collections on the housing loans. Thus, the trust will have less funds available to pay principal to the notes on the next quarterly payment date, but will have a corresponding greater amount of assets with which to make future payments. The amount that St.George Bank may advance to a borrower in respect of a particular housing loan from time to time is limited to approximately the amount of principal that has been prepaid on that loan at that time. See "St.George Residential Loan Program" and "Description of the Transaction Documents - The Redraw Facility".


Limited Substitution


     At the direction of the manager, the issuer trustee must use the proceeds from the repurchase of a housing loan by the seller because of a breach of a representation or warranty to purchase an eligible substitute housing loan for inclusion in the assets of the trust, if available.


Hedging Arrangements

     To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedge arrangements:

     o a basis swap to hedge the basis risk between the interest rate on the housing loans which are subject to a discretionary variable rate of interest and the floating rate obligations of the trust, which includes the issuer trustee's payments under the currency swap.

     o a fixed-floating rate swap to hedge the basis risk between the interest rate on the housing loans which are subject to a fixed rate of interest and the floating rate obligations of the trust, which includes the issuer trustee's payments under the currency swap.


     o a currency swap to hedge the currency risk between the collections on the housing loans and the amounts received by the issuer trustee under the basis swap and the fixed-floating rate swap, which are denominated in Australian dollars, and the obligation of the trust to pay interest and principal on the Class A notes, which are denominated in U.S. dollars.


Optional Redemption



     The issuer trustee will, if the manager directs it to do so, redeem all of the notes on the earlier of the quarterly payment date falling in November, 2006 or the quarterly payment date when the current total outstanding principal balance of the notes, as reduced by principal losses allocated against the notes, is less than 10% of the total initial principal balance of the notes. If the issuer trustee redeems the notes, the noteholders will receive a payment equal to the outstanding principal balance of the notes plus accrued interest, unless the noteholders consent to receiving the outstanding principal balance of the notes, as reduced by losses allocated against the notes, plus accrued interest on the outstanding principal balance of the notes.

                             The Housing Loan Pool



     The housing loan pool will consist of fixed rate and variable rate residential housing loans secured by mortgages on owner occupied and non-owner occupied one-to-four family residential properties. The housing loans will have original terms to stated maturity of no more than 30 years. The pool of housing loans has the following characteristics:



                   Selected Housing Loan Pool Data as of the
                    Close of Business on September 9, 1999



Number of Housing Loans...................................................15,433
Housing Loan Pool Size........................................A$1,544,534,170.38
Average Housing Loan Balance........................................A$100,079.97
Maximum Housing Loan Balance........................................A$493,749.82
Minimum Housing Loan Balance.........................................A$12,127.70
Total Valuation of the Properties.............................A$2,937,423,703.00
Maximum Remaining Term to Maturity in months.................................353
Weighted Average Remaining Term to Maturity in months........................257
Weighted Average Seasoning in months..........................................27
Weighted Average Original Loan-to-Value Ratio.............................67.98%
Weighted Average Current Loan-to-Value Ratio..............................60.39%
Maximum Current Loan-to-Value Ratio.......................................90.09%



     The original loan-to-value ratio of a housing loan is calculated by comparing the initial principal amount of the housing loan to the most recent valuation of the property that is currently securing the housing loan. Thus, if collateral has been released from the mortgage securing a housing loan or if the property securing the housing loan has been revalued, the original loan-to-value ratio may not reflect the actual loan-to-value ratio at the origination of that housing loan.



     Before the issuance of the notes, housing loans may be added to or removed from the housing loan pool. New housing loans may also be substituted for housing loans that are removed from the housing loan pool. This addition, removal or substitution of housing loans may result in changes in the housing loan pool characteristics shown in the preceeding table and could affect the weighted average lives and yields of the notes. The seller will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in this prospectus, unless a revised prospectus is delivered to prospective investors.

Withholding Tax


     Payments of principal and interest on the Class A notes will be reduced by any applicable withholding taxes. The issuer trustee is not obligated to pay any additional amounts to the Class A noteholders to cover any withholding taxes.

     If the Commonwealth of Australia requires the withholding of amounts from payment of principal or interest to the Class A noteholders or if the issuer trustee ceases to receive the total amount of interest payable by borrowers on the housing loans due to taxes, duties, assessments or other governmental charges the manager may direct the issuer trustee to redeem all of the notes. However, Class A noteholders owning 75% of the aggregate outstanding principal balance of the Class A notes may direct the issuer trustee not to redeem the Class A notes. See "Description of the Class A Notes - Redemption of the Notes for Taxation or Other Reasons."

U.S. Tax Status

     In the opinion of Mayer, Brown & Platt, special tax counsel for the issuer trustee, the Class A notes will be characterized as debt for U.S. federal income tax purposes. Each Class A noteholder, by acceptance of a Class A note, agrees to treat the notes as indebtedness. See "United States Federal Income Tax Matters."

Legal Investment

     The Class A notes will not constitute "mortgage-related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult with your own legal advisors concerning the status of the Class A notes as legal investments for you. See "Legal Investment Considerations".

ERISA Considerations

     In general, the Class A notes will be eligible for purchase by retirement plans subject to the Employee Retirement Income Security Act. Investors should consult their counsel with respect to the consequences under the Employee Retirement Income Security Act and the Internal Revenue Code of the plan's acquisition and ownership of the certificates.

Book-Entry Registration

     Persons acquiring beneficial ownership interests in the Class A notes will hold their Class A notes through the Depository Trust Company in the United States or Cedelbank or Euroclear outside of the United States. Transfers within the Depository Trust Company, Cedelbank or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through the Depository Trust Company, on the one hand, and persons holding directly or indirectly through Cedelbank or Euroclear, on the other hand, will take place in the Depository Trust Company through the relevant depositories of Cedelbank or Euroclear.

Collections

     The issuer trustee will receive for each monthly and quarterly collection period the following amounts, which are known as collections:

     o payments of interest, principal and fees and prepayments of principal under the housing loans;

     o proceeds from the enforcement of the housing loans and registered mortgages relating to those housing loans;

     o    amounts received under mortgage insurance policies;

     o amounts received from the seller, servicer or custodian for breaches of representations or undertakings; and

     o    interest on amounts in the collection account.

     Collections will be allocated between income and principal. Collections attributable to interest, less some amounts, are known as available income. The collections attributable to principal, less some amounts, are known as gross principal collections.


     Available income is normally used to pay fees, expenses and interest on the notes. Gross principal collections are normally used to pay principal on the notes. However, if there is not enough available income to pay fees, expenses and interest on the notes, gross principal collections will be treated as income and applied in the income stream to pay unpaid fees, expenses and interest on the notes. If there is an excess of available income after payment of fees, expenses and interest on the notes, the excess income will be used to reimburse any principal charge offs on the notes.


Interest on the Notes

     Interest on the notes is payable quarterly in arrears on each quarterly payment date. Interest will be paid proportionately between the Class A-1, Class A-2 and Class A-3 notes. Interest will be paid on the Class B notes only after the payments of interest on the Class A-1, Class A-2 and Class A-3 notes are made. Interest on each class of notes is calculated for each interest period as follows:

     o    at the note's interest rate;

     o on the outstanding principal balance of that note at the beginning of that interest period; and

     o on the basis of the actual number of days in that interest period and a year of 360 days, or 365 days for the Class B notes.

Principal on the Notes


     Principal on the notes will be payable on each quarterly payment date. Principal will be paid sequentially on each class of notes. Thus, principal will be paid first on the Class A-1 notes. Principal will only be paid on the Class A-2 notes after the Class A-1 notes have been repaid in full, and will only be paid on the Class A-3 notes after the Class A-1 and Class A-2 notes have been repaid in full. The Class B notes will not receive any principal payments until all of the Class A notes have been repaid in full. On each quarterly payment date, the outstanding principal balance of each note will be reduced by the amount of the principal payment made on that date on that note. The outstanding principal balance of each note will also be reduced by the amount of principal losses on the housing loans allocated to that note. If the security trust deed is enforced after an event of default, the proceeds from the enforcement will be distributed pro rata among all of the Class A notes, and prior to any distributions to the Class B notes.


Allocation of Cash Flows

     On each quarterly payment date, the issuer trustee will repay principal and interest to each noteholder to the extent that there are collections received for those payments on that date. The charts on the next two pages summarize the flow of payments.

           Distribution of Total Available Funds on a Payment Date
 Total Available Funds = Available Income + Principal Draws + Liquidity Draws

              --------------------------------------------------
                               Pay to St.George
                     Bank the Accrued Interest Adjustment
              --------------------------------------------------

                                 (arrow down)

              --------------------------------------------------
                    Repay the mortgage insurer any timely
                     cover payments relating to interest
              --------------------------------------------------
(arrow left)                                                      (arrow right)


        On monthly payment dates
   (other than quarterly payment dates)                                      On quarterly payment dates

      -----------------------------                              ---------------------------------------------------------------
       Pay interest owed under the                                      Pay the fixed-floating rate swap provider any break
            redraw facility                                            fees received from borrowers or the mortgage insurer
      -----------------------------                              ---------------------------------------------------------------

             (arrow down)                                                                    (arrow down)

      -----------------------------                              ---------------------------------------------------------------
         Repay any outstanding
           liquidity draws                                                                 Pay Trust Expenses
      -----------------------------
                                                                 ---------------------------------------------------------------

                                                                                             (arrow down)

                                                                 ---------------------------------------------------------------
                                                                     Pay pro rata between themselves:
                                                                     o fees under the redraw facility
                                                                     o fees under the basis swap
                                                                     o fees under the fixed-floating rate swap
                                                                 ---------------------------------------------------------------

                                                                                             (arrow down)

                                                                 ---------------------------------------------------------------
                                                                   Pay any unpaid amounts from previous quarterly payment dates
                                                                      (other than amounts owed to the currency swap provider)
                                                                 ---------------------------------------------------------------

                                                                                             (arrow down)

                                                                 ---------------------------------------------------------------
                                                                     Pay to the mortgage insurer the greater of:
                                                                     o zero
                                                                     o the difference between any unreimbursed overpayments by the mortgage insurer relating to interest and the aggregage
                                                                       of amounts distributed to the beneficiary
                                                                 ---------------------------------------------------------------

                                                                                             (arrow down)

                                                                 ---------------------------------------------------------------
                                                                     Pay pro rata between themselves:
                                                                     o interest under the redraw facility
                                                                     o payments under the basis swap or the fixed-
                                                                       floating rate swap
                                                                     o any outstanding liquidity draws
                                                                     o payments under the currency swap relating to interest on the Class A notes
                                                                 ---------------------------------------------------------------

                                                                                             (arrow down)

                                                                 ---------------------------------------------------------------
                                                                       Pay any unpaid amounts owing to the currency swap
                                                                         provider from previous quarterly payment dates
                                                                 ---------------------------------------------------------------

                                                                                             (arrow down)

                                                                 ---------------------------------------------------------------

                                                                                  Pay Interest on the Class B notes

                                                                 ---------------------------------------------------------------

                                                                                             (arrow down)
                                                                 ---------------------------------------------------------------
                                                                       Apply any Excess Available Income to reimburse in the
                                                                       following order:
                                                                       o principal charge offs
                                                                       o pro rata, Carry Over Class A Charge Offs and Redraw
                                                                         Charge Offs
                                                                       o Carry Over Class B Charge Offs
                                                                 ---------------------------------------------------------------

                                                                                             (arrow down)

                                                                 ---------------------------------------------------------------
                                                                       Repay to the mortgage insurer any unreimbursed overpayments by the mortgage insurer relating to interest

                                                                 ---------------------------------------------------------------

                                                                                             (arrow down)

                                                                 ---------------------------------------------------------------
                                                                          Distribute any remaining amounts to the residual
                                                                                           beneficiary
                                                                 ---------------------------------------------------------------


           Distribution of Principal Collections on a Payment Date

            Principal Collections = Gross Principal Collections -
                  Reimbursement of Current Period Redraws -
 Any Amount Paid by the Issuer Trustee to Purchase a Substitute Housing Loan


 Repay the mortgage insurer for any timely cover payments relating to principal

                                 (arrow down)

        Allocate any required principal draw to Total Available Funds

                                 (arrow down)

  Retain in the collection account funds to cover any anticipated shortfalls

                        (arrow left)        (arrow right)

  On monthly payment dates                      On quarterly payment dates
   (other than quarterly
       payment dates)

Repay any principal outstanding under the   Repay the seller for any redraws
          redraw facility                             it has funded

                                                     (arrow down)

                                           Repay any principal outstanding under
                                                    the redraw facility

                                                     (arrow down)

                                          Retain the Redraw Retention Amount in
                                                   the collection account

                                                     (arrow down)

                                            Pay to the currency swap provider
                                     principal to be paid on the Class A-1 Notes

                                                     (arrow down)

                                            Pay to the currency swap provider
                                     principal to be paid on the Class A-2 Notes

                                                     (arrow down)

                                            Pay to the currency swap provider
                                     principal to be paid on the Class A-3 Notes

                                                     (arrow down)

                                            Pay principal on the Class B notes

                                  Risk Factors


     The Class A notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors in deciding whether to purchase the Class A notes.



The notes will be paid only from   o    The notes are debt obligations of the
the assets of the trust                 issuer trustee only in its capacity as
                                        trustee of the trust. The notes do not
                                        represent an interest in or obligation
                                        of any of the other parties to the
                                        transaction. The assets of the trust
                                        will be the sole source of payments on
                                        the notes. The issuer trustee's other
                                        assets will only be available to make
                                        payments on the notes if the issuer
                                        trustee is negligent, commits fraud or
                                        in some circumstances where the issuer
                                        trustee fails to comply with an
                                        obligation expressly imposed upon it
                                        under the documents or a written
                                        direction from the manager. Therefore,
                                        if the assets of the trust are
                                        insufficient to pay the interest and
                                        principal on your notes when due, there
                                        will be no other source from which to
                                        receive these payments and you may not
                                        get back your entire investment or the
                                        yield you expected to receive.



You face an additional             o    Although St.George Bank could have
possibility of loss because the         legally assigned the title to the
issuer trustee does not hold            housing loans to the issuer trustee,
legal title to the housing loans        initially it will assign only equitable
                                        title to the housing loans to the issuer trustee. The housing loans will be legally assigned to the issuer trustee only upon the occurrence of a title perfection event, as described in
                                        "Description of the Assets of the Trust
                                        - Transfer and Assignment of the Housing
                                        Loans." Because the issuer trustee does
                                        not hold legal title to the housing
                                        loans you will be subject to the
                                        following risks, which may lead to a
                                        failure to receive collections on the
                                        housing loans, delays in receiving the
                                        collections or losses to you:


                                        o    The issuer trustee's interest in a
                                             housing loan may be impaired by the
                                             creation or existence of an equal
                                             or higher ranking security interest
                                             over the related mortgaged property
                                             created after the creation of the
                                             issuer trustee's equitable interest
                                             but prior to it acquiring a legal
                                             interest in the housing loans.

                                        o    Until a borrower has notice of the
                                             assignment, that borrower is not
                                             bound to make payments under its
                                             housing loan to anyone other than
                                             the seller. Until a borrower
                                             receives notice of the assignment,
                                             any payments the borrower makes
                                             under his or her housing loan to
                                             the seller will validly discharge
                                             the borrower's obligations under
                                             the borrower's housing loan even if
                                             the issuer trustee does not receive
                                             the payments from the seller.
                                             Therefore, if the seller does not
                                             deliver collections to the issuer
                                             trustee, for whatever reason,
                                             neither the issuer trustee nor you
                                             will have any recourse against the
                                             related borrowers for such
                                             collections.


                                        o    The issuer trustee may not be able
                                             to initiate any legal proceedings
                                             against a borrower to enforce a
                                             housing loan without the
                                             involvement of the seller.

The seller and servicer may        o    Before the seller or the servicer remits
commingle collections on the            collections to the collection account,
housing loans with their assets         the collections may be commingled with
                                        the assets of the seller or servicer. If the seller or the servicer becomes insolvent, the issuer trustee may only be able to claim those collections as an unsecured creditor of the insolvent company. This could lead to a failure to receive the collections on the housing loans, delays in receiving the collections, or losses to you.


There is no way to predict the     o    The rate of principal and interest
actual rate and timing of               payments on pools of housing loans
payments on the housing loans           varies among pools, and is influenced by
                                        a variety of economic, demographic,
                                        social, tax, legal and other factors,
                                        including prevailing market interest
                                        rates for housing loans and the
                                        particular terms of the housing loans.
                                        Australian housing loans have features
                                        and options that are different from
                                        housing loans in the United States, and
                                        thus will have different rates and
                                        timing of payments from housing loans in the United States. There is no guarantee as to the actual rate of prepayment on the housing loans, or that the actual rate of prepayments will conform to any model described in this prospectus. The rate and timing of principal and interest payments on the housing loans will affect the rate and timing of payments of principal and interest on your notes.
                                        Unexpected prepayment rates could have
                                        the following negative effects:

                                        o    If you bought your notes for more
                                             than their face amount, the yield
                                             on your notes will drop if
                                             principal payments occur at a
                                             faster rate than you expect.

                                        o    If you bought your notes for less
                                             than their face amount, the yield
                                             on your notes will drop if
                                             principal payments occur at a
                                             slower rate than you expect.


Losses and delinquent payments     o    If borrowers fail to make payments of
on the housing loans may affect         interest and principal under the housing
the return on your notes                loans when due and the credit
                                        enhancement described in this prospectus is not enough to protect your notes from the borrowers' failure to pay, then the issuer trustee may not have enough funds to make full payments of interest and principal due on your notes.
                                        Consequently, the yield on your notes
                                        could be lower than you expect and you
                                        could suffer losses.



Enforcement of the housing         o    Substantial delays could be encountered
loans may cause delays in               in connection with the liquidation of a
payment and losses                      housing loan, which may lead to
                                        shortfalls in payments to you to the
                                        extent those shortfalls are not covered
                                        by a mortgage insurance policy.


                                   o    If the proceeds of the sale of a
                                        mortgaged property, net of preservation
                                        and liquidation expenses, are less than
                                        the amount due under the related housing loan, the issuer trustee may not have enough funds to make full payments of interest and principal due to you, unless the difference is covered under a mortgage insurance policy.

The Class B notes provide only     o    The amount of credit enhancement
limited protection against losses       provided through the subordination of
                                        the Class B notes to the Class A notes
                                        is limited and could be depleted prior
                                        to the payment in full of the Class A
                                        notes. If the principal amount of the
                                        Class B notes is reduced to zero, you
                                        may suffer losses on your notes.

The mortgage insurance policies    o    The mortgage insurance policies are
may not be available to cover           subject to some exclusions from coverage
losses on the housing loans             and rights of termination which are
                                        described in "The Mortgage Insurance
                                        Policies - Requirements and
                                        Restrictions". Therefore, a borrower's
                                        payments that are expected to be covered by the mortgage insurance policies may not be covered because of these exclusions, and the issuer trustee may not have enough money to make timely and full payments of principal and interest on your notes.


You may not be able to resell      o    The underwriters are not required to
your notes                              assist you in reselling your notes. A
                                        secondary market for your notes may not
                                        develop. If a secondary market does
                                        develop, it might not continue or might
                                        not be sufficiently liquid to allow you
                                        to resell any of your notes readily or
                                        at the price you desire. The market
                                        value of your notes is likely to
                                        fluctuate, which could result in
                                        significant losses to you.

The termination of any of the      o    The issuer trustee will exchange the
swaps may subject you to losses         interest payments from the fixed rate
from interest rate or currency          housing loans for variable rate payments
fluctuations                            based upon the three-month Australian
                                        bank bill rate. If the fixed-floating
                                        rate swap is terminated or the
                                        fixed-floating rate swap provider fails
                                        to perform its obligations, you will be
                                        exposed to the risk that the floating
                                        rate of interest payable on the notes
                                        will be greater than the discretionary
                                        fixed rate set by the servicer on the
                                        fixed rate housing loans, which may lead to losses to you.


                                    o   The issuer trustee
                                        will exchange the interest payments from the variable rate housing loans for variable rate payments based upon the three-month Australian bank bill rate. If the basis swap is terminated, the manager will direct the servicer to set the interest rate on the variable rate housing loans at a rate high enough to cover the payments owed by the trust. If the rates on the variable rate housing loans are set above the market interest rate for similar variable rate housing loans, the affected borrowers will have an incentive to refinance their loans with another institution, which may lead to higher rates of principal prepayment than you initially expected, which will affect the yield on your notes.


                                   o The issuer trustee will receive payments from the borrowers on the housing loans in

                                        Australian dollars and make payments to
                                        you in U.S. dollars. The currency swap
                                        provider will exchange Australian
                                        dollars for U.S. dollars pursuant to the currency swap. If the currency swap provider fails to perform its obligation or if the currency swap is terminated, the issuer trustee might have to exchange its Australian dollars for U.S. dollars at an exchange rate that does not provide sufficient U.S. dollars to make payments to you in full.



Prepayments during a collection    o    If a prepayment is received on a housing
period may result in you not            loan during a collection period,
receiving your full interest            interest on the housing loan will cease
payments                                to accrue on that portion of the housing
                                        loan that has been prepaid, starting on
                                        the date of prepayment. The amount
                                        prepaid will be invested in investments
                                        that may earn a rate of interest lower
                                        than that paid on the housing loan. If
                                        it is less, the issuer trustee may not
                                        have sufficient funds to pay you the
                                        full amount of interest due to you on
                                        the next quarterly payment date.



Payment holidays may result in     o    If a borrower prepays principal on his
you not receiving your full             or her loan, the borrower is not
interest payments                       required to make any payments, including
                                        interest payments, until the outstanding principal balance of the housing loan plus unpaid interest equals the scheduled principal balance. If a significant number of borrowers take advantage of this feature at the same time and the liquidity reserve and principal draws do not provide enough funds to cover the interest payments on the housing loans that are not received, the issuer trustee may not have sufficient funds to pay you the full amount of interest on the notes on the next quarterly payment date.


The proceeds from the              o    If the security trustee enforces the
enforcement of the security trust       security interest over the assets of the
deed may be insufficient                trust after an event of default under
to pay amounts due to you               the security trust deed, there is no
                                        assurance that the market value of the
                                        assets of the trust will be equal to or
                                        greater than the outstanding principal
                                        and interest due on the notes, or that
                                        the security trustee will be able to
                                        realize the full value of the assets of
                                        the trust. The issuer trustee, the
                                        security trustee, the note trustee, the
                                        swap providers and other service
                                        providers will generally be entitled to
                                        receive the proceeds of any sale of the
                                        assets of the trust, to the extent they
                                        are owed fees and expenses, before you.

                                        Consequently, the proceeds from the sale of the assets of the trust after an event of default under the security trust deed may be insufficient to pay you principal and interest in full.



If the manager directs the issuer  o    If the manager directs the issuer
trustee to redeem the notes             trustee to redeem the notes earlier as
earlier, you could suffer losses        described in "Description of the Class A
and the yield on your notes             Notes - Optional Redemption of the
could be lower than expected            Notes" and principal charge offs have
                                        occurred, noteholders owning at least
                                        75% of the aggregate outstanding amount
                                        of the notes may consent to receiving an amount equal to the outstanding principal amount of the notes, less principal charge offs, plus accrued interest. As a result, you may not fully recover your investment. In addition, the purchase of the housing loans will result in the early retirement of your notes, which will shorten their average lives and potentially lower the yield on your notes.



Termination payments relating      o    If the issuer trustee is required to
to the currency swap may                make a termination payment to the
reduce payments to you                  currency swap provider upon the
                                        termination of the currency swap, the
                                        issuer trustee will make the termination payment from the assets of the trust and in priority to payments on the notes.
                                        Thus, if the issuer trustee makes a
                                        termination payment, there may not be
                                        sufficient funds remaining to pay
                                        interest on your notes on the next
                                        quarterly payment date, and the
                                        principal on your notes may not be
                                        repaid in full.


The imposition of a withholding    o    If a withholding tax is imposed on
tax will reduce payments to you         payments of interest on your notes, you
and may lead to an early                will not be entitled to receive
redemption of the notes                 grossed-up amounts to compensate for
                                        such withholding tax. Thus, you will
                                        receive less interest than is scheduled
                                        to be paid on your notes.

                                   o    If the option to redeem the notes
                                        affected by a withholding tax is
                                        exercised, you may not be able to
                                        reinvest the redemption payments at a
                                        comparable interest rate.

St.George Bank's ability to set    o    The interest rates on the variable rate
the interest rate on variable rate      housing loans are not tied to an
housing loans may lead to               objective interest rate index, but are
increased delinquencies or              set at the sole discretion of St.George
prepayments                             Bank. If St.George Bank increases the
                                        interest rates on the variable rate
                                        housing loans, borrowers may be unable
                                        to make their required payments under
                                        the housing loans,
                                        and accordingly, may become delinquent
                                        or may default on their payments. In
                                        addition, if the interest rates are
                                        raised above market interest rates,
                                        borrowers may refinance their loans with another lender to obtain a lower interest rate. This could cause higher rates of principal prepayment than you expected and affect the yield on your notes.

The features of the housing        o    The features of the housing loans,
loans may change, which could           including their interest rates, may be
affect the timing and amount of         changed by St.George Bank, either on its
payments to you                         own initiative or at a borrower's
                                        request. Some of these changes may
                                        include the addition of newly developed
                                        features which are not described in this prospectus. As a result of these changes and borrower's payments of principal, the concentration of housing loans with specific characteristics is likely to change over time, which may affect the timing and amount of payments you receive.


                                   o    If St.George Bank changes the features
                                        of the housing loans, borrowers may
                                        elect to refinance their loan with
                                        another lender to obtain more favorable
                                        features. In addition, the housing loans included in the trust are not permitted to have some features. If a borrower opts to add one of these features to his or her housing loan, the housing loan will be removed from the trust. The refinancing or removal of housing loans could cause you to experience higher rates of principal prepayment than you expected, which could affect the yield on your notes.



There are limits on the amount     o    If the interest collections during a
of available liquidity to insure        collection period are insufficient to
payments of interest to you             cover fees, expenses and the interest
                                        payments due on the notes on the next
                                        payment date, principal collections
                                        collected during the collection period
                                        may be used to cover these amounts. If
                                        principal collections are not sufficient to cover the shortfall, the issuer trustee will draw funds from the liquidity account. In the event that there is not enough money available under the liquidity account, you may not receive a full payment of interest on that payment date, which will reduce the yield on your notes.


The use of principal collections   o    If principal collections are drawn upon
to cover liquidity shortfalls may       to cover shortfalls in interest
lead to principal losses                collections, and there is
                                        insufficient excess interest
                                        collections in succeeding collection
                                        periods to repay those principal draws,
                                        you may not receive full repayment of
                                        principal on your notes.



A decline in Australian            o    The Australian economy has been
economic conditions may lead to         experiencing a prolonged period of
losses on your notes                    expansion with relatively low and stable
                                        interest rates and steadily increasing
                                        property values. If the Australian
                                        economy were to experience a downturn,
                                        an increase in interest rates, a fall in property values or any combination of these factors, delinquencies or losses on the housing loans may increase, which may cause losses on your notes.



Consumer protection laws may       o    Some of the borrowers may attempt to
affect the timing or amount of          make a claim to a court requesting
interest or principal payments to       changes in the terms and conditions of
you                                     their housing loans or compensation or
                                        penalties from the seller for breaches
                                        of any legislation relating to consumer
                                        credit. Any changes which allow the
                                        borrower to pay less principal or
                                        interest under his or her housing loan
                                        may delay or decrease the amount of
                                        payments to you.



                                   o    In addition, if the issuer trustee
                                        obtains legal title to the housing
                                        loans, the issuer trustee will be
                                        subject to the penalties and
                                        compensation provisions of the
                                        applicable consumer protection laws
                                        instead of the seller. To the extent
                                        that the issuer trustee is unable to
                                        recover any such liabilities under the
                                        consumer protection laws from the
                                        seller, the assets of the trust will be
                                        used to indemnify the issuer trustee
                                        prior to payments to you. This may delay or decrease the amount of collections available to make payments to you.



The concentration of housing       o    If the trust contains a high
loans in specific geographic            concentration of housing loans secured
areas may increase the                  by properties located within a single
possibility of loss on your notes       state or region within Australia, any
                                        deterioration in the real estate values
                                        or the economy of any of those states or regions could result in higher rates of delinquencies, foreclosures and loss than expected on the housing loans. In addition, these states or regions may experience natural disasters, which may not be fully insured against and which may result in property damage and losses on the housing loans. These events may in turn have a disproportionate impact on funds available to the trust, which could cause you to suffer losses.

The failure of St.George, its      o    St.George Bank has developed a plan,
affiliates or third parties to be       which is described in "St.George Bank
year 2000 computer ready could          Year 2000 Program", to address the year
disrupt the distributions on your       2000 issue. St.George Bank cannot
notes                                   guarantee, however, that its efforts to
                                        achieve year 2000 readiness will be
                                        fully effective. Moreover, St.George
                                        Bank cannot guarantee that the
                                        borrowers' banks or any of its
                                        third-party service providers, such as
                                        the issuer trustee, the swap providers,
                                        the paying agents and DTC, will be year
                                        2000 ready. St.George Bank also cannot
                                        assure you that any future developments
                                        in connection with its year 2000
                                        readiness or the readiness of third
                                        parties will be those that have been
                                        anticipated.

                                   o    The failure of St.George Bank, its
                                        affiliates or third-parties to become
                                        fully year 2000 ready could disrupt, at
                                        least temporarily, the servicer's
                                        ability to carry out the servicing
                                        duties described in this prospectus,
                                        including the calculation of amounts
                                        distributable to you and the timely
                                        transfer of funds to the issuer trustee
                                        for your benefit. Your investment in the notes could consequently suffer.


The implementation of the new      o    From July 1, 2000, a goods and services
goods and services tax in               tax will be payable by all entities
Australia is likely to decrease         which make taxable supplies in
the funds available to the trust        Australia. Although legislation has been
to pay you                              passed to enact the Goods and Services
                                        Tax, it is not yet certain how the
                                        legislation will be applied to
                                        transactions of the type described by
                                        this prospectus. However, to the extent
                                        that the issuer trustee or entities
                                        providing services to the issuer trustee are subject to the Goods and Services
                                        Tax in relation to the trust, the issuer trustee will have less funds available to meet its obligations, and you may suffer losses.


You will not receive physical      o    Your ownership of the notes will be
notes representing your notes,          registered electronically through DTC,
which can cause delays in               Euroclear and Cedelbank. The lack of
receiving distributions and             physical certificates could:
hamper your ability to pledge or
resell your notes                       o    cause you to experience delays in
                                             receiving payments on the notes
                                             because the principal paying agent
                                             will be sending distributions on
                                             the notes to DTC instead of
                                             directly to you;

                                        o    limit or prevent you from using
                                             your notes as collateral; and

                                        o    hinder your ability to resell the
                                             notes or reduce the price that you
                                             receive for them.

                               Capitalized Terms


     The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the Glossary starting on page 141.


                            U.S. Dollar Presentation


     In this prospectus, references to "U.S. dollars" and "US$" are references to U.S. currency and references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated in this prospectus, any translations of Australian dollars into U.S. dollars have been made at a rate of US$0.6545=A$1.00, the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York on September 14, 1999. Use of such rate is not a representation that Australian dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at that rate.


               The Issuer Trustee, St.George Bank and the Manager

The Issuer Trustee


     The issuer trustee was incorporated on July 30, 1887 as National Trustees Executors and Agency Company Australasia Limited under the Companies Statute 1864 of Victoria as a public company. After name changes in 1987 and 1999, AXA Trustees Limited now operates as a limited liability public company under the Corporations Law of Australia, with its registered office at Level 15, 447 Collins Street, Melbourne. AXA Trustees Limited's principal business is the provision of fiduciary, trustee and other commercial services. AXA Trustees Limited is an authorized trustee corporation and holds a Securities Dealers Licence No 16424, both under the Corporations Law of Australia.



     AXA Trustees Limited has issued 31,127,695 shares as of the date of this prospectus. There are 29,072,305 with a paid amount of A$1.00, 1,500,000 shares with a paid amount of A$0.10 and 555,390 shares with a paid amount of A$0.50, giving a total share capital of A$29,500,000. The issuer trustee has not agreed to issue any additional shares. The shares are all held by National Mutual Life Nominees Limited (ACN 004 387 133), a member of the AXA group.

Directors

     The directors of the issuer trustee are as follows:

Name                  Business Address              Principal Activities
----                  ----------------              --------------------

Gregory Mark Armour   16th Floor, 447 Collins       Chief Executive, Funds
                      Street, Melbourne, Victoria   Management
                      3000, Australia

Alan Cowan            Level 3, 4 Bank Place,        Director
                      Melbourne, Victoria 3000,
                      Australia


Warren John Lee       9th Floor, 447 Collins        National Operations
                      Street, Melbourne, Victoria   Manager
                      3000, Australia


Matthew John Walsh    Level 28 Rialto, 525          Solicitor
                      Collins Street, Melbourne,
                      Victoria 3000, Australia


Elaine Henry OAM      The Smith Family, 16          Director
                      Larkin Street,
                      Camperdown, New South
                      Wales 2050, Australia



     Matthew John Walsh is a partner of Mallesons Stephen Jaques, Melbourne office.


St.George Bank


     St.George Bank commenced operations as a group of building societies in 1937, and converted into a bank, becoming a public company registered in New South Wales on July 1, 1992. Following a merger with Advance Bank Australia Limited in January 1997, St.George Bank is the fifth largest banking group in Australia in terms of total assets, which, at March 31, 1999, totaled A$44.7 billion with shareholders' equity of A$3.8 billion. St.George Bank's registered office is 4-16 Montgomery Street, Kogarah, New South Wales. St.George Bank maintains a World Wide Web site at the address "http://www.stgeorge.com.au".



     St.George Bank's primary business is providing retail banking services, including residential mortgage loans for owner occupied and investment housing and retail call and term deposits. The Australian banking activities of St.George Bank come under the regulatory supervision of the Australian Prudential Regulation Authority. The Reserve Bank of Australia is responsible for monetary policy and the maintenance of the overall financial system stability. For a further description of the business operations of St.George Bank, see "The Servicer."


The Manager


     The manager, Crusade Management Limited, is a wholly owned subsidiary of St.George Bank. Its principal business activity is the management of securitization trusts established under St.George Bank's Crusade Trust and Crusade Euro Trust Programmes. The manager's registered office is Level 4, 4-16 Montgomery Street, Kogarah NSW 2217, Australia.

                            Description of the Trust

St.George Bank Securitisation Trust Programme


     St.George Bank established its Securitisation Trust Programme pursuant to a master trust deed for the purpose of enabling AXA Trustees Limited, as trustee of each trust established pursuant to the Securitisation Trust Programme, to invest in pools of assets originated or purchased from time to time by St.George Bank. The master trust deed provides for the creation of an unlimited number of trusts. The master trust deed establishes the general framework under which trusts may be established from time to time. It does not actually establish any trusts. The Crusade Global Trust No. 1 of 1999 is separate and distinct from any other trust established under the master trust deed. The assets of the Crusade Global Trust No. 1 of 1999 are not available to meet the liabilities of any other trust and the assets of any other trust are not available to meet the liabilities of the Crusade Global Trust No. 1 of 1999.


Crusade Global Trust No. 1 of 1999


     The detailed terms of the Crusade Global Trust No. 1 of 1999 will be as set out in the master trust deed and the supplementary terms notice. To establish the trust, the manager and the issuer trustee will execute a notice of creation of trust.



     The supplementary terms notice, which supplements the general framework under the master trust deed with respect to the trust, does the following:


     o    specifies the details of the notes;

     o    establishes the cash flow allocation;


     o sets out the various representations and undertakings of the parties specific to the housing loans, which supplement those in the master trust deed; and



     o amends the master trust deed to the extent necessary to give effect to the specific aspects of the trust and the issue of the notes.



                     Description of the Assets of the Trust



Assets of the Trust


     The assets of the trust will include the following:

     o    the pool of housing loans, including all:

          o principal payments paid or payable on the housing loans at any time from and after the cut-off date; and

          o interest payments paid or payable on the housing loans after the closing date;


     o rights under the mortgage insurance policies issued by Housing Loans Insurance Corporation Pty Limited and the individual property insurance policies covering the mortgaged properties relating to the housing loans;


     o amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the notes, including the collection account, and any instruments in which these amounts are invested; and


     o    the issuer trustee's rights under the transaction documents.

The Housing Loans



     The housing loans are secured by registered first ranking mortgages on properties located in Australia. The housing loans are from St.George Bank's general residential mortgage product pool and have been originated by St.George Bank in the ordinary course of its business. Each housing loan will be one of the types of products described in "St.George Bank Residential Loan Program - St.George Bank's Product Types." Each housing loan may have some or all of the features described in the "St.George Bank Residential Loan Program - Special Features of the Housing Loans." The housing loans are either fixed rate or variable rate loans. Each housing loan is secured by a registered first ranking mortgage over the related mortgaged property or, if the relevant mortgage is not a first ranking mortgage, the seller will equitably assign to the issuer trustee all other prior ranking registered mortgages relating to that housing loan. The mortgaged properties consist of one-to-four family owner-occupied properties and one-to-four family non-owner occupied properties, but do not include mobile homes which are not permanently affixed to the ground, commercial properties or unimproved land.



Transfer and Assignment of the Housing Loans


     On the closing date, the housing loans purchased by the trust will be specified in a sale notice from St.George Bank, in its capacity as seller of the housing loans, to the issuer trustee.


     The seller will equitably assign the housing loans, the mortgages securing those housing loans and the mortgage insurance policies and insurance policies on the mortgaged properties relating to those housing loans to the issuer trustee pursuant to the sale notice. After this assignment, the issuer trustee will be entitled to receive collections on the housing loans. If a Title Perfection Event occurs, the issuer trustee must use the irrevocable power of attorney granted to it by St.George Bank to take the actions necessary to obtain legal title to the housing loans.



     The seller may in some instances equitably assign a housing loan to the issuer trustee secured by an "all moneys" mortgage, which may also secure financial indebtedness that has not been sold to the trust, but is instead retained by the seller. The issuer trustee will hold the proceeds of enforcement of the related mortgage, as described in "Legal Aspects of the Housing Loans - Enforcement of Registered Mortgages", to the extent they exceed the amount required to repay the housing loan, as bare trustee without any other duties or obligations, in relation to that other financial indebtedness. The mortgage will secure the housing loan equitably assigned to the trust in priority to that other financial indebtedness. If a housing loan is secured on the closing date by a first mortgage over one property and a second mortgage over a second property, the seller will assign to the trust both the first and second mortgages over that second property. The housing loan included in the trust will then have the benefit of security from both properties ahead of any financial indebtedness owed to St.George Bank which is secured by the second property.



Representations, Warranties and Eligibility Criteria



     The seller will make various representations and warranties to the issuer trustee as of the closing date, unless another date is specified, with respect to the housing loans being equitably assigned by it to the issuer trustee, including that:


     o the housing loans are assignable and all consents required for the assignment have been obtained;

     o each housing loan is legally valid, binding and enforceable against the related borrower(s) in all material respects, except to the extent that it is affected by laws relating to creditors' rights generally or doctrines of equity;

     o    each housing loan is the subject of a mortgage insurance policy;

     o each housing loan was originated in the ordinary course of the seller's business and entered into in compliance in all material respects with the seller's underwriting and operations procedures, as agreed upon with the manager;

     o at the time each housing loan was entered into and up to and including the closing date, it complied in all material respects with applicable laws, including, the Consumer Credit Legislation, if applicable;

     o the performance by the seller of its obligations in respect of each housing loan and related security, including its variation, discharge, release, administration, servicing and enforcement, up to and including the closing date, complied in all material respects with applicable laws including the Consumer Credit Legislation, if applicable;

     o each housing loan is denominated and payable only in Australian dollars in Australia;


     o the loan agreement or terms of the mortgage for each housing loan includes a clause to the effect that the borrower waives all rights of set-off as between the borrower and the seller; and


     o as of the cut-off date, each housing loan satisfies the following eligibility criteria:

          o it is from the seller's general residential housing loan product pool;


          o it is secured by a mortgage which constitutes a first ranking mortgage over residential owner-occupied or investment land situated in capital city metropolitan areas or regional centers in Australia, which mortgage is or will be registered under the relevant law relating to the registration, priority or effectiveness of any mortgage over land in any Australian jurisdiction. Where a mortgage is not, or will not be when registered, a first ranking mortgage, the sale notice includes an offer from the seller to the issuer trustee of all prior ranking registered mortgages;



          o it is secured by a mortgage over a property which has erected on it a residential dwelling and which is required under the terms of the mortgage to be covered by general insurance by an insurer approved in accordance with the transaction documents;



          o it has a loan-to-value ratio less than or equal to 95% for owner occupied properties and 90% for non-owner occupied properties;


          o it was not purchased by the seller, but was approved and originated by the seller in the ordinary course of its business;

          o the borrower does not owe more than A$500,000 under the housing loan;

          o the borrower is required to repay such loan within 30 years of the cut-off date;

          o no payment from the borrower is in arrears for more than 30 consecutive days;

          o the sale of an equitable interest in the housing loan, or the sale of an equitable interest in any related mortgage or guarantee, does not contravene or conflict with any law;

          o together with the related mortgage, it has been or will be stamped, or has been taken by the relevant stamp duties authority to be stamped, with all applicable duty;

          o    it is on fully amortizing repayment terms;

          o it is secured by a mortgage that is covered by the mortgage insurance policy for 100% of amounts outstanding under such loan, which policy includes a timely payment cover;

          o    it is fully drawn;

          o it complies in all material respects with applicable laws, including, if applicable, the Consumer Credit Legislation; and


          o it is subject to the terms and conditions of St.George Bank's Great Australian Home Loan product, its standard variable rate loan, including loans entitled to a "loyalty" rate due to a home loan relationship with St.George Bank of 5 years or more, or loans that bear a fixed rate of interest for up to 5 years as of the cut-off date.



     The issuer trustee has not investigated or made any inquiries regarding the accuracy of these representations and warranties and has no obligation to do so. The issuer trustee is entitled to rely entirely upon the representations and warranties being correct, unless an officer involved in the administration of the trust has actual notice to the contrary.


Breach of Representations and Warranties


     If St.George Bank, the manager or the issuer trustee becomes aware that a representation or warranty from St.George Bank relating to any housing loan or mortgage is incorrect within 120 days after the closing date, it must notify the other parties and the rating agencies within ten business days. If the breach is not waived or remedied to the satisfaction of the issuer trustee within ten business days of the notice then, without any action being required by either party, St.George Bank shall be obligated to repurchase the affected housing loan and mortgage for an amount equal to its Unpaid Balance.


     Upon payment of the Unpaid Balance, the issuer trustee shall cease to have any interest in the affected housing loan and mortgage and St.George Bank shall hold both the legal and beneficial interest in such housing loan and mortgage and be entitled to all interest and fees that are paid in respect of them from, and including, the date of repurchase.


     If the breach of a representation or warranty is discovered later than 120 days from the closing date, the issuer trustee will only have a claim for damages which will be limited to an amount equal to the Unpaid Balance of that housing loan at the time St.George Bank pays the damages.


Substitution of Housing Loans

Seller Substitution

     The issuer trustee must, at the manager's direction and option, at any time replace a housing loan which has been repurchased by the seller following a breach of representation using the funds received from the repurchase to purchase a substitute housing loan from the seller. The seller may elect to sell a substitute housing loan to the issuer trustee, which the issuer trustee shall acquire if the manager directs it to do so, provided the substitute housing loan satisfies the following requirements:



     o    it complies with the eligibility criteria;



     o at the time of substitution, the substitute housing loan has a maturity date no later than the date being 2 years prior to the final maturity date of the notes;


     o the mortgage insurer has confirmed that the substitute housing loan will be insured under the mortgage insurance policy; and

     o    the substitution will not adversely affect the rating of the notes.


Other Substitutions


     The issuer trustee must, at the manager's direction, at any time:


     o    replace a housing loan;

     o    allow a borrower to replace the property securing a housing loan; or

     o allow a borrower to refinance a housing loan to purchase a new property,

provided all of the following conditions are met:

     o the same borrower continues to be the borrower under the new housing loan;


     o either the replacement mortgage or the replacement property does not result in the related housing loan failing to comply with the eligibility criteria or the refinanced housing loan satisfies the eligibility criteria, as the case may be;


     o any such replacement or refinancing occurs simultaneously with the release of the previous mortgage, property or housing loan, as the case may be; and

     o the principal outstanding under the related housing loan is, after the replacement or refinancing, the same as before that replacement or refinancing.

Selection Criteria

     The manager will apply the following criteria, in descending order of importance, when selecting a substitute housing loan or approving a substitution:

     o the substitute housing loan will have an Unpaid Balance within A$30,000 of the outgoing housing loan's Unpaid Balance, as determined at the time of substitution;


     o an outgoing housing loan secured by an owner-occupied or non-owner occupied property will be replaced by another housing loan secured by an owner-occupied or non-owner occupied property, as the case may be;


     o the substitute housing loan will have a current loan-to-value ratio no more than 5% greater than the outgoing housing loan's current loan-to-value ratio, as determined at the time of substitution;

     o an outgoing housing loan will be replaced by a housing loan with a mortgage over a property located in the same state or territory;

     o an outgoing housing loan will be replaced by an housing loan with a mortgage over a property with the same or similar postcode; and

     o in the case of a selection of substitute housing loan, the substitute housing loan will have the closest possible original loan amount to that of the outgoing housing loan.

Other Features of the Housing Loans

     The housing loans have the following features.

     o    Interest is calculated daily and charged in arrears.


     o Payments can be on a monthly, bi-weekly or weekly basis. Payments are made by borrowers using a number of different methods, including cash payments at branches, checks and in most cases automatic transfer.


     o They are governed by the laws of one of the following Australian States or Territories:
          o    New South Wales;
          o    Victoria;
          o    Western Australia;
          o    Queensland;
          o    South Australia;
          o    Northern Territory;
          o    Tasmania; or
          o    the Australian Capital Territory.

Details of the Housing Loan Pool


     The information in the following tables set forth in tabular format various details relating to the housing loans to be sold to the trust on the closing date. The information is provided as of the close of business on the cut-off date, September 9, 1999. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.



     Note that these details may not reflect the housing loan pool as of the closing date because the seller may substitute loans proposed for sale with other eligible housing loans or add additional eligible housing loans. The seller may do this if, for example, the loans originally selected are repaid early.



     The seller will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in this prospectus, unless a revised prospectus is delivered to prospective investors.

                            Housing Loan Information

                               Seasoning Analysis

-----------------------------------------------------------------------------------------------------------------------
Range of months of                        Balance Outstanding                        % by Number of    % by Balance
Seasoning              Number of Loans           (A$)          Average Balance (A$)      Loans         Outstanding
-----------------------------------------------------------------------------------------------------------------------
1    -   12                   2,097         252,653,071.16            120,483.10         13.59            16.36
13   -   24                   5,317         590,621,509.38            111,081.72         34.45            38.24
25   -   36                   3,415         324,357,093.71             94,980.12         22.13            21.00
37   -   48                   1,702         149,889,539.28             88,066.71         11.03             9.70
49   -   60                   1,501         119,864,801.08             79,856.63          9.73             7.76
61   -   72                   1,401         107,148,155.77             76,479.77          9.08             6.94
                             ------        ----------------           ----------         ------           ------
TOTAL                        15,433        1,544,534,170.38           100,079.97         100.00           100.00
                             ======        ================           ==========         ======           ======
-----------------------------------------------------------------------------------------------------------------------




                     Pool Profile by Geographic Distribution


-------------------------------------------------------------------------------------------------------------------------
                                                 Number of                           % by Number of      % by total
                   Region                       Properties     Total Valuation (A$)    properties         valuation
-------------------------------------------------------------------------------------------------------------------------
Australian Capital Territory - Inner City            350             53,779,750.00           2.04           1.83
Australian Capital Territory - Metro                 273             38,632,625.00           1.59           1.32
                                                     ---             -------------           ----           ----
                                                     623             92,412,375.00           3.63           3.15
                                                     ===             =============           ====           ====
New South Wales - Inner City                          30              8,477,848.00           0.18           0.29
New South Wales - Metro                            8,584          1,785,654,372.00          50.09          60.79
New South Wales - Non-Metro                        4,295            584,920,483.00          25.06          19.91
                                                   -----            --------------          -----          -----
                                                  12,909          2,379,052,703.00          75.33          80.99
                                                  ======          ================          =====          =====
Queensland - Inner City                               14              2,594,490.00           0.08           0.09
Queensland -Metro                                    658             88,232,255.00           3.84           3.00
Queensland -Non-Metro                                472             69,412,187.00           2.75           2.36
                                                     ---             -------------           ----           ----
                                                   1,144            160,238,932.00           6.67           5.45
                                                   =====            ==============           ====           ====
South Australia - Inner City                           1                120,000.00           0.01           0.00
South Australia - Metro                              129             17,796,800.00           0.75           0.61
South Australia - Non-Metro                            7                636,436.00           0.04           0.02
                                                       -                ----------           ----           ----
                                                     137             18,553,236.00           0.80           0.63
                                                     ===             =============           ====           ====
Victoria - Inner City                                 23              6,037,350.00           0.13           0.21
Victoria - Metro                                   1,301            180,526,956.00           7.59           6.15
Victoria - Non-Metro                                 873             81,487,151.00           5.09           2.77
                                                     ---             -------------           ----           ----
                                                   2,197            268,051,457.00          12.81           9.13
                                                   =====            ==============          =====           ====
Western Australia - Inner City                         4                818,000.00           0.02           0.03
Western Australia - Metro                            120             17,819,500.00           0.70           0.61
Western Australia - Non-Metro                          4                477,500.00           0.02           0.02
                                                       -                ----------           ----           ----
                                                     128             19,115,000.00           0.74           0.66
                                                  ------          ----------------         ------         ------
TOTAL                                             17,138          2,937,423,703.00         100.00         100.00
                                                  ======          ================         ======         ======
-------------------------------------------------------------------------------------------------------------------------




The number of properties is greater than the number of housing loans because some housing loans are secured by more than one property.

                      Pool Profile by Balance Outstanding

----------------------------------------------------------------------------------------------------------------------------
                                   Number                                                      % by Number of   % by Balance
Current Balance (A$)              of Loans        Balance Outstanding (A$)  Average LVR (%)       Loans          Outstanding
----------------------------------------------------------------------------------------------------------------------------
     0.01-   50,000.00               2,469               92,017,349.45          35.31          16.00              5.96
50,000.01-  100,000.00               6,660              499,913,151.02          56.58          43.15             32.37
100,000.01-  150,000.00              4,038              488,928,888.16          64.16          26.16             31.66
150,000.01-  200,000.00              1,339              228,812,933.97          64.00           8.68             14.81
200,000.01-  250,000.00                580              128,655,312.24          65.07           3.76              8.33
250,000.01-  300,000.00                204               55,213,052.48          64.56           1.32              3.57
300,000.01-  350,000.00                 81               26,303,720.45          63.31           0.52              1.70
350,000.01-  400,000.00                 34               12,640,509.94          62.21           0.22              0.82
400,000.01-  450,000.00                 23                9,696,951.34          65.45           0.15              0.63
450,000.01-  500,000.00                  5                2,352,301.33          62.81           0.03              0.15
                                    ------            ----------------          -----         ------            ------
TOTAL                               15,433            1,544,534,170.38          56.29         100.00            100.00
                                    ======            ================          =====         ======            ======
--------------------------------------------------------------------------------------------------------------------------


                               Pool Profile by LVR


------------------------------------------------------------------------------------------------------------------------
                         Number          Balance Outstanding         Average         % by Number           % by Balance
Current LVR (%)         of Loans                (A$)                LVR (%) %          of Loans             Outstanding
------------------------------------------------------------------------------------------------------------------------
0.01  -  10.00                  7              121,357.05             7.61              0.05                   0.01
10.01 -  15.00                 36            1,193,105.27            14.14              0.23                   0.08
15.01 -  20.00                552           23,793,279.58            17.58              3.58                   1.54
20.01 -  25.00                729           39,405,959.69            22.50              4.72                   2.55
25.01 -  30.00                764           47,352,321.75            27.55              4.95                   3.07
30.01 -  35.00                857           63,376,321.25            32.66              5.55                   4.10
35.01 -  40.00                947           76,824,674.86            37.52              6.14                   4.97
40.01 -  45.00              1,022           98,945,301.00            42.52              6.62                   6.41
45.01 -  50.00              1,140          116,344,214.65            47.53              7.39                   7.53
50.01 -  55.00              1,121          121,807,015.47            52.50              7.26                   7.89
55.01 -  60.00              1,056          120,242,455.14            57.59              6.84                   7.79
60.01 -  65.00              1,008          113,916,092.76            62.49              6.53                   7.38
65.01 -  70.00              1,190          139,540,145.85            67.57              7.71                   9.03
70.01 -  75.00              1,281          151,732,783.82            72.57              8.30                   9.82
75.01 -  80.00              1,489          175,743,563.52            77.29              9.65                  11.38
80.01 -  85.00              1,271          144,159,127.80            82.49              8.24                   9.33
85.01 -  90.00                960          109,738,795.75            87.14              6.22                   7.10
90.01 -  95.00                  3              297,655.17            90.06              0.02                   0.02
                           ------        ----------------            -----            ------                 ------
  TOTAL                    15,433        1,544,534,170.38            56.29            100.00                 100.00
                           ======        ================            =====            ======                 ======
------------------------------------------------------------------------------------------------------------------------

                        Pool Profile by Year of Maturity


-----------------------------------------------------------------------------------------------------------------
                        Number             Balance                           % by Number      % by Balance
maturity year          of Loans         Outstanding (A$)    Average LVR (%)    of Loans        Outstanding
-----------------------------------------------------------------------------------------------------------------
2001                        1                34,239.78           18.60           0.01               0.00
2002                       11               371,651.43           25.49           0.07               0.02
2003                       35             1,775,981.78           32.08           0.23               0.11
2004                       57             2,305,931.17           29.60           0.37               0.15
2005                       80             3,818,578.42           32.11           0.52               0.25
2006                       88             4,909,171.51           36.31           0.57               0.32
2007                      188             9,748,273.27           36.98           1.22               0.63
2008                      227            12,940,187.55           38.10           1.47               0.84
2009                      184            10,877,873.32           40.30           1.19               0.70
2010                      151             9,884,989.65           42.79           0.98               0.64
2011                      181            11,329,553.40           39.24           1.17               0.73
2012                      394            26,630,944.63           45.50           2.55               1.72
2013                      362            29,143,166.75           51.27           2.35               1.89
2014                      310            23,127,246.92           47.79           2.01               1.50
2015                      210            17,010,798.19           48.44           1.36               1.10
2016                      264            21,678,114.51           49.46           1.71               1.40
2017                      566            52,518,541.87           54.99           3.67               3.40
2018                      543            54,079,622.96           56.48           3.52               3.50
2019                    1,410           115,036,655.59           55.76           9.14               7.45
2020                    1,099            95,834,777.39           52.77           7.12               6.20
2021                    1,374           135,788,546.36           55.41           8.90               8.79
2022                    2,861           306,517,076.82           59.43          18.54              19.85
2023                    3,806           472,809,323.73           62.65          24.66              30.61
2024                      477            59,126,516.06           65.63           3.09               3.83
2025                       84             7,639,078.58           62.06           0.54               0.49
2026                       85             8,715,533.52           58.63           0.55               0.56
2027                      200            24,747,450.08           61.50           1.30               1.60
2028                      176            24,891,404.56           65.06           1.14               1.61
2029                        9             1,242,940.58           57.04           0.06               0.08
                       ------         ----------------           -----         ------              ------
TOTAL                  15,433         1,544,534,170.38           56.29         100.00              100.00
                       ======         ================           =====         ======              ======
-----------------------------------------------------------------------------------------------------------------

                                           Distribution of Current Coupon Rates

-------------------------------------------------------------------------------------------------------------------------
range of current       Number of          Balance                                     % by Number
Outstanding (%)       Loans Balance     outstanding (A$)        Average LVR (%)         of Loans            Outstanding
-------------------------------------------------------------------------------------------------------------------------
5.01 -   5.50                4               482,171.40              65.76                  0.03               0.03
5.51 -   6.00            2,037           254,562,094.87              59.39                 13.20              16.48
6.01 -   6.50            7,308           699,134,206.94              52.71                 47.35              45.27
6.51 -   7.00            4,960           485,096,830.90              59.41                 32.14              31.41
7.01 -   7.50              492            50,266,652.09              62.07                  3.19               3.25
7.51 -   8.00              175            15,719,860.16              56.97                  1.13               1.02
8.01 -   8.50              263            23,460,701.65              61.64                  1.70               1.52
8.51 -   9.00              143            12,369,257.35              59.40                  0.93               0.80
9.01 -   9.50                1                33,476.04              26.35                  0.01               0.00
9.51 -  10.00               41             2,859,956.90              46.75                  0.27               0.19
10.01 -  10.50               3               203,757.48              49.06                  0.02               0.01
10.51 -  11.00               3               225,701.79              61.16                  0.02               0.01
11.01 -  11.50               1                48,946.78              81.57                  0.01               0.00
11.51 -  12.00               2                70,556.03              36.76                  0.01               0.00
                        ------         ----------------              -----                ------             ------
TOTAL                   15,433         1,544,534,170.38              56.29                100.00             100.00
                        ======         ================              =====                ======             ======
-------------------------------------------------------------------------------------------------------------------------

                  Distribution of Months Remaining to Maturity

--------------------------------------------------------------------------------------------------------------------------
range of
months
remaining to     Number of            Balance                                         % by Number of     % by Balance
maturity           Loans           Outstanding (A$)         Average LVR (%)               Loans          Outstanding
--------------------------------------------------------------------------------------------------------------------------
25    -   36          10                349,629.14                 34,962.91                 0.06               0.02
37    -   48          25              1,165,950.04                 46,638.00                 0.16               0.08
49    -   60          53              2,280,930.45                 43,036.42                 0.34               0.15
61    -   72          67              3,194,887.56                 47,684.89                 0.43               0.21
73    -   84          95              5,015,441.19                 52,794.12                 0.62               0.32
85    -   96         154              7,936,080.88                 51,532.99                 1.00               0.51
97    -  108         236             13,123,059.33                 55,606.18                 1.53               0.85
109   -  120         197             11,797,688.30                 59,886.74                 1.28               0.76
121   -  132         135              8,196,478.29                 60,714.65                 0.87               0.53
133   -  144         174             11,198,215.37                 64,357.56                 1.13               0.73
145   -  156         361             23,552,743.44                 65,243.06                 2.34               1.52
157   -  168         365             29,592,398.65                 81,075.06                 2.37               1.92
169   -  180         331             24,445,243.51                 73,852.70                 2.14               1.58
181   -  192         221             17,688,116.78                 80,036.73                 1.43               1.15
193   -  204         237             19,378,546.06                 81,766.02                 1.54               1.25
205   -  216         497             43,878,026.68                 88,285.77                 3.22               2.84
217   -  228         576             57,037,722.54                 99,023.82                 3.73               3.69
229   -  240       1,235            103,365,799.02                 83,697.00                 8.00               6.69
241   -  252       1,108             94,879,201.70                 85,631.05                 7.18               6.14
253   -  264       1,257            120,368,440.22                 95,758.50                 8.14               7.79
265   -  276       2,422            250,647,895.49                103,487.98                15.69              16.23
277   -  288       3,807            462,744,836.82                121,551.05                24.67              29.96
289   -  300       1,291            163,090,760.27                126,329.02                 8.37              10.56
301   -  312          97              8,843,509.44                 91,170.20                 0.63               0.57
313   -  324          73              7,475,423.33                102,403.06                 0.47               0.48
325   -  336         167             19,772,807.28                118,400.04                 1.08               1.28
337   -  348         202             27,075,603.20                134,037.64                 1.31               1.75
349   -  360          40              6,438,735.40                160,968.39                 0.26               0.42
                  ------          ----------------                ----------               ------             ------
TOTAL             15,433          1,544,534,170.38                100,079.97               100.00             100.00
                  ======          ================                ==========               ======             ======
--------------------------------------------------------------------------------------------------------------------------

                       St.George Residential Loan Program

Origination Process


     The housing loans included in the assets of the trust were originated by St.George Bank from new loan applications and refinancings of acceptable current St.George Bank housing loans. St.George Bank sources its housing loans through its national branch network, the national telemarketing center, St.George Direct, accredited mortgage brokers, mobile lenders and through the internet.


Approval and Underwriting Process


     Each lending officer must pass a formal training program conducted by St.George Bank to obtain an approval authority limit. The lending officer's performance and approval authority is constantly monitored and reviewed by St.George Bank. This ensures that loans are approved by a lending officer with the proper authority level and that the quality of the underwriting process by each individual lending officer is maintained.


     Housing loans being processed through the credit system will either be approved or declined by a lending officer or referred to a credit specialist. A loan will generally be referred to a credit specialist where the lending officer's delegated authority is exceeded.


     All housing loan applications, including the applications relating to the housing loans included in the assets of the trust, must satisfy St.George Bank's residential housing loan credit and collection policy and procedures described in this section. St.George Bank, like other lenders in the Australian residential housing loan market, does not divide its borrowers into groups of differing credit quality for the purposes of setting standard interest rates for its residential housing loans, except in limited situations, such as to retain existing borrowers or to attract high income individuals. All borrowers must satisfy St.George Bank's underwriting criteria described in this section. Borrowers are not charged different rates of interest based on their credit quality.



     The approval process consists of determining the valuation of the proposed security property, verifying the borrower's details and ensuring these details satisfy St.George Bank's underwriting criteria. This process is conducted by St.George Bank. Once it is established that the loan application meets St.George Bank's credit standards, the loan must be approved by an authorized bank officer.



     The property to be secured is required to be appraised by a valuer from St.George Bank's approved list of registered valuers if the loan-to-value ratio of the property is above 80% and in the following circumstances:



     o    newly constructed homes and other dwellings not previously occupied;


     o    refinancings from other financial institutions;


     o the purchase of vacant land with the commitment to build a house immediately; or


     o if the loan amount exceeds A$250,000 if the related mortgaged property is located in the Sydney metropolitan area, or A$200,000 if located elsewhere.


     In non-valuation cases, St.George Bank requires a copy of the stamped contract of sale settlement which confirms the value. In addition, St.George Bank requires valuers to be members of the Australian Property Institute. A housing loan may be secured by more than one property, in which case the combined value of the properties is considered. The loan-to-value ratio may not exceed 95% for owner occupied properties or 90% for non-owner occupied properties.


     Verification of an applicant's information is central to the approval process. St.George Bank verifies all income on all loan applications by procedures such as employment checks, including a review of the applicant's last three years of employment history, and tax returns. It also conducts credit checks and enquiries through the Credit Reference Association of Australia in accordance with current credit criteria. A statement of the applicant's current assets and liabilities is also obtained.

     The prospective borrower must have a satisfactory credit history, stable employment, evidence of a genuine savings pattern and a minimum 5% deposit plus costs in genuine savings. Gifts, inheritance and money borrowed from other sources are not genuine savings and are not considered as part of the 5% deposit plus costs.

     St.George Bank requires all borrowers to satisfy a minimum disposable income level after all commitments, including allowances for living expenses and the proposed housing loan, with an allowance for interest rate increases. This is to ensure that the applicant has the capacity to repay loans from his or her current income over time.

     All borrowers in respect of housing loans are natural persons, corporations or trusts. Housing loans to corporations and trusts may be secured, if deemed necessary, by guarantees from directors. Guarantees may also be obtained in other circumstances.


     St.George Bank conducts a review of a sample of approved housing loans on a monthly basis to ensure individual lending officers maintain all policy standards. Once a verified application is accepted, St.George Bank provides each loan applicant with a loan agreement comprised of a loan offer document together with a general terms and conditions booklet. Upon receipt of acceptance of this offer from all borrowers under the particular loan, the loan will proceed to execution of the mortgage documentation and certification of title. When St.George Bank or its solicitors have received these documents, settlement will occur. Upon settlement, the mortgage is registered and the documents stored at St.George Bank's Head Office at Kogarah, Sydney or in interstate branch offices. A condition of settlement is that the mortgagor establish and maintain full replacement property insurance on the related property.


     St.George Bank's credit policies and approval procedures are subject to constant review. Improvements in procedures are continuous. Credit policy may change from time to time due to business conditions and legal or regulatory changes.

St.George Bank's Product Types


Standard Variable Rate Loan



     This type of loan is St.George Bank's traditional standard variable rate product. There is not a stated or defined explicit link to the interest rates in the financial markets, although, in general, the standard variable rate does follow movements in the financial markets. Standard variable rate loans are convertible to a fixed rate mortgage product at the borrower's request.


     An additional subproduct of the standard variable rate loan is the St.George Bank loyalty loan. Existing and previous St.George Bank home loan customers with a

St.George Bank home loan relationship of 5 years or more are entitled to a "loyalty" rate whenever their loan is at the standard variable rate. New St.George Bank customers and Advance Bank home loan customers are not entitled to the "loyalty" rate. The "loyalty" discount rate is guaranteed to be 0.25 percentage points below the standard variable rate until January 1, 2006.


St.George Great Australian Home Loan



     The St.George Great Australian Home Loan product has a low variable interest rate which is not linked to, and historically has been lower than, St.George Bank's standard variable rate. Consistent with the standard variable rate loan the interest rates set under the St.George Great Australian Home Loan product have no stated or explicit link to interest rates in the financial markets. Further, the interest rate of the St.George Great Australian Home Loan could fluctuate independently of standard variable rates.



     The St.George Great Australian Home Loan product is not convertible to a fixed rate mortgage product without the payment of a switch fee. Additionally, no interest offset account is available under this product and loan payments may be made monthly, bi-monthly or weekly and must be made by automatic transfer. Lump sum payments are permitted under the St.George Great Australian Home Loan Product at any time without penalty and there is no provision to stop automatic transfers when payments are made in advance.


Fixed Rate Loan


     Some of the housing loans bear a fixed rate of interest for up to 5 years as of the cut-off date. At the end of that fixed rate period, unless the interest rate is re-fixed at a rate and for a term agreed between the borrower and St.George Bank, the loans will automatically convert to the standard variable rate of interest.


     The Services will not allow the interest rate on a fixed rate loan to be re-fixed at the end of its fixed rate term if it will result in a downgrade or withdrawal of the rating of the notes.


Special Features of the Housing Loans

     Each housing loan may have some or all of the features described in this section. In addition, during the term of any housing loan, St.George Bank may agree to change any of the terms of that housing loan from time to time at the request of the borrower.

Switching Interest Rates

     Most housing loans allow the relevant borrower the option to request a change from a fixed interest rate to a variable interest rate, or vice versa. The Services will not allow conversion of a loan if it will result in a downgrade or withdrawal of the rating of the notes. Any variable rate converting to a fixed rate product will automatically be matched by an increase in the fixed-floating rate swap to hedge the fixed rate exposure.


Increase Loans

     A borrower who is not a St.George Great Australian Home Loan borrower may apply to St.George Bank to borrow additional funds secured by the existing mortgage. The proceeds from these "increase" loans may be used by the borrower for any purpose.

     Some of the loans in the housing loan pool as of the cut-off date were originated as these increase loans. All of these increase loans will be assigned to the trust, together with each related housing loan, and form part of the assets of the trust.


     Where a borrower seeks to obtain an increase loan with respect to a housing loan after the cut-off date, and the aggregate of the existing housing loan and the increase loan meets the eligibility criteria, the increase loan will be approved and settled by St.George Bank. St. George Bank will provide the funding for the increase loan which will be secured by the existing mortgage. In the event, however, that it becomes necessary to enforce the loan or the related mortgage, the master trust deed requires that any proceeds of that enforcement be applied in satisfaction of all amounts - actual or contingent - owing under the housing loan included in the assets of the trust, before any amounts may be applied in satisfaction of the increase loan.



     St.George Bank will provide all funding for that increase loan, which will be secured by the related mortgage. Under the master trust deed, the servicer will, at the direction of the manager, in the event of enforcement of a housing loan, distribute the proceeds to the issuer trustee of all housing loans which are assets of the trust in priority to any increase loan advanced by St.George Bank after the cut-off date.


Substitution of Security

     A borrower may apply to the servicer to achieve the following:


     o substitute a different mortgaged property in place of the existing security property securing a housing loan;


     o    add a further mortgage as security for a loan; or


     o    release a mortgaged property from a mortgage.


     If the servicer's credit criteria are satisfied and another property is substituted for the existing security for the housing loan, the mortgage which secures the existing housing loan may be discharged without the borrower being required to repay the housing loan.


     If all of the following conditions occur, then the housing loan will remain in the housing loan pool, secured by the new mortgage:



     o a new property subject to a mortgage satisfies the eligibility criteria;


     o    the principal outstanding under the housing loan does not increase;

     o the purchase of the new property by the borrower occurs simultaneously with the discharge of the original mortgage; and


     o    the new property is acceptable to the mortgage insurer.



     If any of the following conditions occur, then the Unpaid Balance will be repaid by the seller and the housing loan will cease to be an asset of the trust:



     o    the new property does not satisfy the eligibility criteria;



     o    the principal outstanding under the housing loan will change
          (increase); or


     o    settlement does not occur simultaneously with discharge.

     That payment of the Unpaid Balance will form part of the collections for the relevant collection period.

Redraw


     Each of the variable rate housing loans allows the borrower to redraw principal repayments made in excess of scheduled principal repayments during the period in which the relevant housing loan is charged a variable rate of interest. Redraws must be for at least $2,000 per transaction. Borrowers may request a redraw at any time, but its availability is always at the discretion of St.George Bank. The borrower is required to pay a fee to St. George Bank in connection with a redraw. Currently, St.George Bank does not permit redraws on fixed rate housing loans. A redraw will not result in the related housing loan being removed from the trust.


Payment Holiday


     The documentation for a housing loan may allow the borrower a payment holiday where the borrower has prepaid principal, creating a difference between the outstanding principal balance of the loan and the scheduled amortized principal balance of the housing loan. The borrower is not required to make any payments, including payments of interest, until the outstanding principal balance of the housing loan plus unpaid interest equals the scheduled amortized principal balance. The failure by the borrower to make payments during a payment holiday may not necessarily lead the related housing loan to be considered delinquent.


Early Repayment

     A borrower will not incur break fees if an early repayment or partial prepayment of principal occurs under a variable rate housing loan contract.

     However, a borrower may incur break fees if an early repayment or partial prepayment of principal occurs on a fixed rate housing loan. Any housing loan approved before November 1, 1996 has a break fee of up to three months' interest on the portion of principal prepaid on the housing loan. Any housing loan approved before May 15, 1999 will be subject to an economic break fee equal to a maximum of:


     o 3 months interest, if the housing loan had an original fixed rate term of 1 to 3 years;



     o 4 months interest, if the housing loan had an original fixed rate term of 4 years; or



     o 5 months interest, if the housing loan had an original fixed rate term of 5 years.


     Any housing loan approved on or after May 16, 1999 will not be subject to these limits on break fees.

     Currently, the servicer's policy is not to charge break fees in respect of a housing loan if prepayments for that housing loan are less than A$5,000 in any 12 month period while the interest rate is fixed. Where break fees are payable, payment is required upon receipt of the prepayment or discharge. In some circumstances, the break fees will be capitalized.

Switching to an Investment or Owner-Occupied Housing Loan


     A borrower may elect to switch the use of the mortgaged property from owner-occupied property to investment or vice versa. St.George Bank must ensure that following any switch the related housing loans in the pool still satisfy the eligibility criteria. St.George Bank requires notification from the borrower of a switch and reserves the right to change the interest rate or the fees charged with respect to the housing loan.

Capitalized Fees

     A borrower may request St.George Bank to provide product features under its housing loan contract without having to pay the usual up-front fee relating to that product. In those cases, St.George Bank may capitalize the fee, which will thus constitute part of the principal to be amortized over the life of the housing loan.

Combination or "Split" Housing Loans

     A borrower may elect to split its loan into separate funding portions which may, among other things, be subject to different types of interest rates. Each part of the housing loan is effectively a separate loan contract, even though all the separate loans are all secured by the same mortgage.


     If a housing loan is split, each separate loan will remain in the trust as long as each individual loan matures before the final maturity date of the notes. If any loan matures after the final maturity date of the notes, that loan will be removed from the trust and the Unpaid Balance of the loan will be repaid by St.George Bank. The other segments of the "split" loan which mature before the final maturity date of the notes will remain in the trust.


Loan Offset


     St.George Bank offers borrowers an interest offset product under which the interest rate accrued on the borrower's deposit account is offset against interest on the borrower's housing loan on a monthly basis. St.George Bank does not actually pay interest to the borrower on the loan offset account, but reduces the amount of interest which is payable by the borrower under its housing loan. The borrower continues to make its scheduled mortgage payment with the result that the portion allocated to principal is increased by the amount of interest offset. St.George Bank will pay to the trust the aggregate of all interest amounts offset on a monthly basis. These amounts will constitute Finance Charge Collections and Gross Principal Collections for the relevant period. The loan offset account must be in the same name as the housing loan.

     If at any time there is no basis swap in place, St.George Bank must ensure that the interest rate applicable to the borrower's deposit account is such that St.George Bank, as servicer, will not be required, to increase the threshold rate as described in "Description of the Class A notes - The Interest Rate Swaps - Threshold Rate".

     If, following a Title Perfection Event, the trust obtains legal title to a housing loan, St.George Bank will no longer be able to offer an interest offset arrangement for that housing loan. Under the housing loan documentation, borrowers have waived the right to set off against all deposits held with St.George Bank.

Additional Features


     St.George Bank may from time to time offer additional features in relation to a housing loan which are not described in the preceding section. However, before doing so, St.George Bank must satisfy the manager that the additional features would not affect any mortgage insurance policy covering the housing loan and would not cause a downgrade or withdrawal of the rating of any notes. In addition, except for the interest rate and the amount of fees, St.George Bank cannot change any of the terms of a housing loan without the related borrower's consent.

                         The Mortgage Insurance Policies

General


     Each housing loan is insured under a mortgage insurance policy by Housing Loans Insurance Corporation Pty Limited (ACN 071 466 334) of 259 George Street, Sydney, NSW 2000, Australia. The seller will equitably assign its interest in each mortgage insurance policy to the issuer trustee on the closing date. The consent of the mortgage insurer is required for the equitable assignment of the mortgages and the mortgage insurance policies to the issuer trustee and for the servicer to service the housing loans. The seller will ensure that this consent is obtained on or prior to the closing date. This section is a summary of the general provisions of the mortgage insurance policies.


Coverage


     The amount covered by each mortgage insurance policy will be the amount owed with respect to the related housing loan, including unpaid principal, accrued interest at any non-default rate up to specified dates, fines, fees, charges and proper enforcement costs, less all amounts recovered from enforcement of the mortgage on the related mortgaged property, including sale proceeds, compensation for compulsory acquisition of the related mortgaged property and any rents or profits received by the issuer trustee.


Timely Payment Cover


     Each mortgage insurance policy also includes a timely payment cover for losses resulting from the failure of a borrower to pay all or part of a regular installment payment when due. The loss covered by a timely payment cover is the amount by which the actual payment, if any, received by the issuer trustee is less than the amount of the regular payment, calculated at the non-default interest rate for the housing loan. The timely payment cover on each housing loan will cover up to an aggregate of 24 monthly payments on that housing loan.


Requirement and Restrictions

     There are a number of requirements and restrictions imposed on the insured under each mortgage insurance policy which may entitle the mortgage insurer to cancel the mortgage insurance policy or refuse or reduce the amount of a claim with respect to a housing loan, including:

     o the failure to pay any premium when due or within the relevant grace period;

     o    the failure to file a claim within time;

     o    the failure of the servicer to be approved by the mortgage insurer;

     o the failure of the housing loan contract to require that the related mortgaged property to be insured under a general insurance policy;

     o an incorrect statement or breach of the duty of disclosure by the insured in relation to the policy;

     o the existence of an encumbrance or other interest which affects or has priority over the related mortgage;

     o the failure to register the related mortgage or to stamp the housing loan, related mortgage or collateral security;

     o    the issuer trustee failing to comply with its reporting obligations;

     o the housing loan or related mortgage being materially altered or modified without the mortgage insurer's consent; and


     o the occurrence of other circumstances reducing the insured's rights under any insured housing loan or related mortgage.


     The manager will perform the issuer trustee's obligations under the mortgage insurance policies on its behalf.

Description of the Mortgage Insurer


     The mortgage insurer is owned by GE Capital Australia, which is a wholly owned subsidiary of GE Capital Services Inc. GE Capital Services Inc, is a diversified industrial and financial services company with operations in over 100 countries. GE Capital Services Inc, is rated AAA by Fitch IBCA, Aaa by Moody's and AAA by Standard & Poor's. It has significant lender's mortgage insurance business around the world, operating in the United States, United Kingdom, Canada and Australia and has over US$200 billion of loans insured globally. The mortgage insurer has been given a AAA claims paying rating in its own right by Fitch IBCA, a Aa1 rating by Moody's and a AAA rating by Standard & Poor's.


                        Description of the Class A Notes

General


     The issuer trustee will issue the Class A notes on the closing date pursuant to a direction from the manager to the issuer trustee to issue the notes and the terms of the master trust deed, the supplementary terms notice and the note trust deed. The notes will be governed by the laws of New South Wales. The following summary describes the material terms of the Class A notes. The summary does not purport to be complete and is subject to the terms and conditions of the Class A notes, which are attached as appendices to this prospectus.


Form of the Class A Notes
Book-Entry Registration

     The Class A notes will be issued only in permanent book-entry format in minimum denominations of US$100,000. Unless definitive notes are issued, all references to actions by the Class A noteholders will refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to Class A noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the Class A notes in accordance with DTC's procedures.

     Class A noteholders may hold their interests in the notes through DTC, in the United States, or Cedelbank or the Euroclear System, in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC, will hold the Class A notes. Cedelbank and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC has advised the manager and the underwriters that it is:

     o    a limited-purpose trust company organized under the New York Banking
          Law;

     o    a "banking organization" within the meaning of the New York Banking
          Law;

     o    a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     o a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

     DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Cedelbank system and participants on the Euroclear system will occur in accordance with their rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank participants and Euroclear participants may not deliver instructions directly to their system's depositary.

     Because of time-zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Cedelbank participant or Euroclear participant on that business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date.

However, it will not be available in the relevant Cedelbank or Euroclear cash account until the business day following settlement in DTC.

     Purchases of Class A notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the Class A notes on DTC's records. The ownership interest of each actual Class A noteholder is in turn to be recorded on the DTC participants' and indirect participants' records. Class A noteholders will not receive written confirmation from DTC of their purchase. However, noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the noteholder entered into the transaction. Transfers of ownership interests in the Class A notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the Class A noteholders. Class A noteholders will not receive notes representing their ownership interest in offered notes unless use of the book-entry system for the Class A notes is discontinued.

     To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual noteholders of the Class A notes; DTC's records reflect only the identity of the DTC participants to whose accounts the Class A notes are credited, which may or may not be the actual beneficial owners of the Class A notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to Class A noteholders will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote on behalf of the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the Class A notes are credited on the record date, identified in a listing attached to the proxy.

     Principal and interest payments on the Class A notes will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that distribution date. Standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to Class A noteholders. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the note trustee or the principal paying agent. Payment of principal and interest to DTC is the responsibility of the trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to Class A noteholders is the responsibility of DTC participants and indirect participants.

     DTC may discontinue providing its services as securities depository for the notes at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered.

     DTC management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter Year 2000 problems. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems continue to function appropriately, as the same relate to the timely payment of distributions to securityholders, book-entry deliveries, and settlement of trades within DTC. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which it expects to complete within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including issuers and their agents, DTC's direct and indirect participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers. DTC has informed the manager that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services to impress upon them the importance of these services being Year 2000 compliant and determine the extent of their efforts for Year 2000 remediation and testing of their services. In addition, DTC is in the process of developing contingency plans as it deems appropriate.

     According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedelbank participants through electronic book-entry changes in accounts of Cedelbank participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Cedelbank in any of 32 currencies, including U.S. dollars.

     Cedelbank participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Cedelbank is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in any of 32 currencies, including U.S. dollars.

     The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, the Euroclear operator, under contract with Euroclear Clearance System, Societe Cooperative, a Belgium cooperative corporation, the Euroclear cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear cooperative. The board of the Euroclear cooperative establishes policy for the Euroclear System.

     Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the

Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the Class A notes held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Cedelbank or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a Class A noteholder on behalf of a Cedelbank participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC.

     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A notes among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes


     Notes issued in definitive form are referred to in this prospectus as "definitive notes." A class of Class A notes will be issued as definitive notes, rather than in book entry form to DTC or its nominees, only if one of the following events occurs:


     o the principal paying agent advises the manager in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for the class of notes, and the manager is not able to locate a qualified successor;

     o the issuer trustee, at the direction of the manager, advises the principal paying agent in writing that it elects to terminate the book-entry system through DTC; or

     o after the occurrence of an event of default, the note trustee, at the written direction of noteholders holding a majority of the outstanding principal balance of a class of notes, advises the issuer trustee and the principal paying agent, that the continuation of a book-entry system is no longer in the best interest of the noteholders of that class.


     If any of these events occurs, DTC is required to notify all of its participants of the availability of definitive notes. Each class of Class A notes will be serially numbered if issued in definitive form.



     Definitive notes will be transferable and exchangeable at the offices of the note registrar, which is initially the principal paying agent located at HSBC Bank USA,

Issuer Services, 140 Broadway, 12th Floor, New York, New York 10005-1180, and at Midland Bank plc, HSBC Issuer Services, Mariner House, Pepys Street, London EC3N 4DA United Kingdom. The note registrar will not impose a service charge for any registration of transfer or exchange, but may require payment of an amount sufficient to cover any tax or other governmental charge. The note registrar will not be required to register the transfer or exchange of definitive notes within the thirty days preceding a quarterly distribution date for the definitive notes. Distributions on the Notes


     Collections in respect of interest and principal will be received during each monthly collection period. Collections include the following:

     o    interest and principal receipts from the housing loans;

     o    proceeds from enforcement of the housing loans;

     o    proceeds from claims under the mortgage insurance policies; and

     o payments by the seller, the servicer or the custodian relating to breaches of their representations or undertakings.

     The issuer trustee will make some payments on a monthly basis on each monthly payment date, which will primarily be to the providers of support facilities to the trust. The issuer trustee will make the majority of its payments on a quarterly basis on each quarterly payment date, including payments to noteholders. On each quarterly payment date, the principal paying agent will distribute principal and interest, if any, to the registered Class A noteholders as of the related quarterly determination date if the Class A notes are held in book-entry form, or, if the Class A notes are held in definitive form, the last day of the prior calendar month.

Key Dates and Periods

     The following are the relevant dates and periods for the allocation of cashflows and their payments.

Monthly Collection Period.............  in relation to a monthly payment date, means the calendar month which precedes
                                        the calendar month in which the monthly
                                        payment date occurs. However, the first
                                        and last monthly collection periods are
                                        as follows:


                                        o    first: period from and including
                                             the cut-off date to and including
                                             November 15, 1999


                                        o    last: period from but excluding the
                                             last day of the calendar month
                                             preceding the termination date to
                                             and including the termination date

Monthly Determination Date............  The date which is 2 business days before a monthly payment date


Monthly Payment Date..................  15th day of each of January, March,
                                        April, June, July, September, October
                                        and December, or, if 15th day is not a
                                        business day, then the next business
                                        day, unless that business day falls in
                                        the next calendar month, in which case
                                        the monthly payment date will be the
                                        preceding business day, beginning in
                                        December, 1999

Quarterly Collection Period...........  in relation to a quarterly payment date, means the three monthly collection
                                        periods that precede the calendar month
                                        in which the quarterly payment date
                                        falls. However, the first and last
                                        quarterly collection periods are as
                                        follows:


                                        o    first: period from and including
                                             the cut-off date to and including
                                             October 31, 1999.


                                        o    last: period from but excluding the
                                             last day of the prior quarterly
                                             collection period to and including
                                             the termination date.

Quarterly Determination Date..........  The date which is 2 business days before a quarterly payment date


Quarterly Payment Date................  15th day of each of November, February,
                                        May and August, or, if 15th day is not a business day, then the next business day, unless that business day falls in the next calendar month, in which case the quarterly payment date will be the preceding business day, beginning in November, 1999


Example Calendar

     The following example calendar for a quarter assumes that all relevant days are business days:

     Monthly Collection Period.............  August 1st to August 31st
     Monthly Determination Date............  September 13th
     Monthly Payment Date..................  September 15th
     Monthly Collection Period.............  September 1st to September 30th
     Monthly Determination Date............  October 13th
     Monthly Payment Date..................  October 15th
     Monthly Collection Period.............  October 1st to October 31st
     Quarterly Collection Period...........  August 1st to October 31st
     Quarterly Determination Date..........  November 13th
     Quarterly Payment Date................  November 15th
     Interest Period.......................  August 15th to November 14th

Calculation of Total Available Funds


     On each determination date, the manager will calculate the Available Income, principal draws and liquidity draws for the immediately preceding collection period. The sum of those amounts is the Total Available Funds.


Available Income

     Available Income for a monthly collection period means the aggregate of:

     o    the Finance Charge Collections for that collection period, which are:

          o the aggregate of all amounts received by or on behalf of the issuer trustee during that collection period in respect of interest, fees and other amounts in the nature of income payable under or in respect of the housing loans and related security and other rights with respect to the housing loans, including:

               o amounts on account of interest recovered from the enforcement of a housing loan;

               o    any payments by the seller
                    to the issuer trustee on the repurchase of a housing loan during that collection period which are attributable to interest;

               o any break fees paid by borrowers under fixed rate housing loans received during that collection period; and


               o any amount paid to the issuer trustee by the seller equal to the amount of any interest which would be payable by the seller to a borrower on amounts standing to the credit of the borrower's loan offset account if interest was payable on that account, to the extent attributable to interest on the housing loan;


               o all other amounts in respect of interest, fees and other amounts in the nature of income, received by or on behalf of the issuer trustee during that collection period including:


                    o from the seller, the servicer, the manager, the issuer trustee in its personal capacity, in respect of a breach in relation to which it is not entitled to be indemnified out of the assets of the trust, or the custodian, in respect of any breach of a representation, warranty or undertaking contained in the transaction documents; and



                    o from the seller, the servicer, the indemnifier, the manager or the custodian, under any obligation under the transaction documents, to indemnify or reimburse the issuer trustee for any amount or from the issuer trustee in its personal capacity under any obligation under the transaction documents to indemnify the trust, in each case which the manager determines to be in respect of interest, fees and other amounts in the nature of income payable under the housing loans and related security and other rights with respect thereto; and

          o recoveries in the nature of income received, after a Finance Charge Loss or Principal Loss has arisen, by or on behalf of the issuer trustee during that collection period;

         less:

          o governmental charges collected by or on behalf of the issuer trustee for that collection period; and


          o the aggregate of all bank fees and charges due to the servicer or the seller from time to time as agreed by them and consented to by the issuer trustee, that consent not to be unreasonably withheld, and collected by the seller or the servicer during that collection period;

plus:

o    to the extent not included in Finance Charge Collections:

     o any amount received by or on behalf of the issuer trustee in relation to that collection period on or by the payment date immediately following the end of that collection period with respect to net receipts under the basis swap or the fixed-floating rate swap;

     o any interest income received by or on behalf of the issuer trustee during that collection period in respect of funds credited to the collection account;

     o amounts in the nature of interest otherwise paid by the seller, the servicer or the manager to the issuer trustee in respect of collections held by it;

     o all other amounts received by or on behalf of the issuer trustee in respect of the assets of the trust in the nature of income; and

     o all amounts received by or on behalf of the issuer trustee in the nature of interest during that collection period from any provider of a support facility, other than the redraw facility, under a support facility, including any amounts received under a mortgage insurance policy by way of a timely payment cover, and which the manager determines should be accounted for in respect of a Finance Charge Loss;

     o but excluding any interest credited to a collateral account of a support facility.


     Available Income for a quarterly collection period will be the sum of the Available Income for the three monthly collection periods included in that quarterly collection period.


Principal Draws


     If the manager determines on any determination date that the Available Income of the trust for the collection period ending immediately prior to that determination date is insufficient to meet Total Payments of the trust for that collection period, then the manager will direct the issuer trustee to apply Principal Collections collected during that collection period to cover the Payment Shortfall to the extent available. These principal draws will be reimbursed out of any Excess Available Income available for this purpose on subsequent payment dates.


Liquidity Draws

     If the manager determines on any determination date that the related Payment Shortfall, if any, will not be covered fully by a principal draw, the manager must direct the issuer trustee to make a liquidity draw on the liquidity account in an amount equal to the lesser of the amount of the shortfall or the amount remaining in the liquidity account.


Distribution of Total Available Funds

     In relation to a collection period, all amounts payable by the issuer trustee as described in one of the next two subsections, as applicable, on the payment date relating to that collection period, constitute Total Payments.

Monthly Total Payments

     On each monthly payment date, but not a quarterly payment date, based on the calculations, instructions and directions provided to it by the manager, the issuer trustee must pay or cause to be paid out of Total Available Funds, in relation to the monthly collection period ending immediately before that monthly payment date, the following amounts in the following order of priority:

     o first, an amount equal to the Accrued Interest Adjustment to the seller; provided that the total amount of Accrued Interst Adjustments with respect to any quarterly collection period, except the quarterly collection period ending in November 2000, shall not exceed an amount equal to 0.15% multiplied by the aggregate outstanding principal balance of the housing loans on the first day of that quarterly collection period multiplied by the actual number of days in that quarterly collection period divided by 365.


     o second, repayment to the mortgage insurer, of any payment in the nature of income received from a borrower for which the mortgage insurer previously paid under the related mortgage insurance policy by way of a timely payment cover;

     o third, any interest payable by the issuer trustee under the redraw facility; and

     o fourth, any repayment of a liquidity draw made on or prior to the previous monthly payment date.

Quarterly Total Payments

     On each quarterly payment date, based on the calculations, instructions and directions provided to it by the manager, the issuer trustee must pay or cause to be paid out of Total Available Funds, in relation to the quarterly collection period ending immediately before that quarterly payment date, the following amounts in the following order of priority:

     o first, subject to the first bullet point in "Monthly Total Payments" above, an amount equal to the Accrued Interest Adjustment to the seller;

     o second, repayment to the mortgage insurer, of any payment in the nature of income received from a borrower for which the mortgage insurer previously paid under the related mortgage insurance policy by way of a timely payment cover;

     o third, payment to the fixed-floating rate swap provider under the fixed-floating rate swap of any break fees received from a borrower or the mortgage insurer during the quarterly collection period;

     o fourth, unless specified later in this paragraph, Trust Expenses which have been incurred prior to that quarterly payment date and which have not previously been paid or reimbursed, in the order set out in the definition of Trust Expenses;

     o    fifth, pro rata between themselves:

          o any fees, including the availability fee, payable by the issuer trustee under the redraw facility;

          o    any fees payable by the issuer trustee under the basis swap; and

          o any fees payable by the issuer trustee under the fixed-floating rate swap;

     o sixth, any amounts that would have been payable under this paragraph, other than under the last bullet point of this section, on any previous quarterly payment date, if there had been sufficient Total Available Funds, which have not been paid by the issuer trustee, in the order they would have been paid under that prior application of funds as described in this section;


     o seventh, payments to the mortgage insurer of the positive difference, if any, between any overpayments by the mortgage insurer of amounts in respect of interest, for which the mortgage insurer has not been previously reimbursed, and the aggregate of the Excess Distributions paid to the beneficiary on previous quarterly payment dates.

     o    eighth, pro rata between themselves:

          o any interest payable by the issuer trustee under the redraw facility;

          o any amounts payable by the issuer trustee under the basis swap or the fixed-floating rate swap not included in the preceding clauses;


          o any repayment of a liquidity draw made on or prior to the previous payment date;


          o the payment to the currency swap provider of the A$ Class A Interest Amount at that date, which is thereafter to be applied to payments of interest on the Class A notes;


     o ninth, any amounts that would have been payable under the next clause, on any previous quarterly payment date, if there had been sufficient Total Available Funds, which have not been paid by the issuer trustee;


     o    tenth, the payment of the interest on the Class B notes; and


     o eleventh, payment to the mortgage insurer of an amount equal to any overpayment by the mortgage insurer of amounts in respect of interest, for which the mortgage insurer has not previously been reimbursed.


     The issuer trustee shall only make a payment described in any of the preceding clauses to the extent that any Total Available Funds remain from which to make the payment after amounts with priority to that payment have been distributed.

Trust Expenses

     Trust Expenses are, in relation to a collection period, in the following order of priority:

     o first, taxes payable in relation to the trust for that collection period;

     o second, any expenses relating to the trust for that collection period which are not already covered in the following seven clauses;

     o third, pro rata, the issuer trustee's fee, the security trustee's fee and the note trustee's fee for that collection period;

     o    fourth, the servicer's fee for that collection period;

     o    fifth, the manager's fee for that collection period;

     o    sixth, the custodian's fee for that collection period;

     o seventh, pro rata, any fee or expenses payable to the principal paying agent, any other paying agent or the calculation agent under the agency agreement;

     o eighth, any costs, charges or expenses, other than fees, incurred by, and any liabilities owing under any indemnity granted to, the underwriters, the manager, the security trustee, the servicer, the note trustee, a paying agent or the calculation agent in relation to the trust under the transaction documents, for that collection period; and

     o ninth, any amounts payable by the issuer trustee to the currency swap provider upon the termination of the currency swap.

Interest on the Notes

Calculation of Interest Payable on the Notes

     Up to, and including, the quarterly payment date falling in November,
2006, the interest rate for the Class A-1 notes for the related Interest Period will be equal to LIBOR on the quarterly determination date immediately prior to the start of that Interest Period plus %. If the issuer trustee has not redeemed all of the Class A-1 notes by the quarterly payment date falling in November, 2006, then the interest rate for each related Interest Period commencing on or after that date will be equal to LIBOR on the related quarterly determination date plus %. The interest rate on the Class A-1 notes for the first Interest
Period will be determined on September   , 1999.

     Up to, and including, the quarterly payment date falling in November, 2006, the interest rate for the Class A-2 notes for the related Interest Period will be equal to LIBOR on the quarterly determination date immediately prior to the start of that Interest Period plus %. If the issuer trustee has not redeemed all of the Class A-2 notes by the quarterly payment date falling in November, 2006, then the interest rate for each related Interest Period commencing on or after that date will be equal to LIBOR on the related quarterly determination date plus %. The interest rate on the Class A-2 notes for the first Interest Period
will be determined on September          , 1999.

     Up to, and including, the quarterly payment date falling in November, 2006, the interest rate for the Class A-3 notes for the related Interest Period will be equal to LIBOR on the quarterly determination date immediately prior to the start of that Interest Period plus %. If the issuer trustee has not redeemed all of the Class A-3 notes by the quarterly payment date falling in November, 2006, then the interest rate for each related Interest Period commencing on or after that date will be equal to LIBOR on the related quarterly determination date plus %. The interest rate on the Class A-3 notes for the first Interest Period
will be determined on September          , 1999.

     The interest rate for the Class B notes for a particular Interest Period will be equal to the Three Month Bank Bill Rate on the quarterly determination
date immediately prior to the start of that Interest Period plus   %. The
interest rate on the Class B notes for the first Interest Period will be
determined on September          , 1999.

     With respect to any payment date, interest on the notes will be calculated as the product of:

     o the outstanding principal balance of such class as of the first day of that Interest Period, after giving effect to any payments of principal made with respect to such class on such day;

     o    the interest rate for such class of notes for that Interest Period;
          and

     o a fraction, the numerator of which is the actual number of days in that Interest Period and the denominator of which is 360 days for the Class A notes, or 365 days for the Class B notes.

     A note will stop earning interest on any date on which the Stated Amount of the note is zero or, if the Stated Amount of the note is not zero on the due date for redemption of the note, then on the due date for redemption, unless payment of principal is improperly withheld or refused, following which the note will continue to earn interest until the later of the date on which the note trustee or principal paying agent receives the moneys in respect of the notes and notifies the holders of that receipt or the date on which the Stated Amount of the note has been reduced to zero.


     A note will begin earning interest again from and including any date on which its Stated Amount becomes greater than zero.

Calculation of LIBOR

     On the second banking day in London and New York before the beginning of each Interest Period, the calculation agent will determine LIBOR for the next Interest Period.

Excess Available Income
General

     On each quarterly determination date, the manager must determine the amount, if any, by which the Total Available Funds for the quarterly collection period ending immediately prior to that quarterly determination date exceed the Total Payments for that same quarterly collection period.

Distribution of Excess Available Income


     On each quarterly determination date, the manager must apply any Excess Available Income for the related quarterly collection period in the following order of priority:


     o first, to reimburse all Principal Charge Offs for that quarterly collection period;


     o second, pro rata between themselves, based on the Redraw Principal Outstanding and the A$ Equivalent of the Stated Amount of the Class A notes:


          o to pay the currency swap provider the A$ Equivalent of any Carryover Class A Charge Offs; and

          o to repay the redraw facility, as a reduction of, and to the extent of, any Carryover Redraw Charge Offs;


     o third, to repay all principal draws which have not been repaid as of that quarterly payment date;



     o fourth, as a payment to the Class B noteholders in or towards reinstating the Stated Amount of the Class B notes to the extent of any Carryover Class B Charge Offs;



     o fifth, at the direction of the manager, to pay the residual beneficiary any remaining Excess Available Income.



     The issuer trustee shall make a payment described in the preceding clauses only if the manager directs it in writing to do so and only to the extent that any Excess Available Income remains from which to make the payment after amounts with priority to that payment have been distributed.

     Any amount applied pursuant to the first five clauses above will be treated as Principal Collections.



     Once distributed to the residual beneficiary, any Excess Available Income will not be available to the issuer trustee to meet its obligations in respect of the trust in subsequent periods unless there has been a manifest error in the relevant calculation of the amount distributed to the residual beneficiary. The issuer trustee will not be entitled or required to accumulate any surplus funds as security for any future payments on the notes.


Gross Principal Collections

     On each determination date, the manager must determine Gross Principal Collections for the collection period ending immediately prior to that determination date. Gross Principal Collections are the sum of:

     o all amounts received by or on behalf of the issuer trustee from or on behalf of borrowers under the housing loans in accordance with the terms of the housing loans during that collection period in respect of principal, including principal prepayments;


     o all other amounts received by or on behalf of the issuer trustee under or in respect of principal under the housing loans and related security and other rights with respect thereto during that collection period, including:


          o amounts on account of principal recovered from the enforcement of a housing loan, other than under a mortgage insurance policy; and


          o any payments by the seller to the issuer trustee on the repurchase of a housing loan under the master trust deed during that collection period which are attributable to principal;



          o any amount paid to the issuer trustee by the seller equal to the amount of any interest which would be payable by the seller to a borrower on a housing loan on amounts standing to the credit of the borrower's loan offset account if interest was payable on that account to the extent attributable to principal on the housing loan.



     o all amounts received by or on behalf of the issuer trustee during that collection period from the mortgage insurer, pursuant to a mortgage insurance policy, or any provider of a support facility, other than the currency swap, under the related support facility and which the manager determines should be accounted for in respect of a Principal Loss;


     o all amounts received by or on behalf of the issuer trustee during that collection period:


          o from the seller, the servicer, the manager, AXA Trustees Limited, in its personal capacity, or the custodian in respect of any breach of a representation, warranty or undertaking contained in the transaction documents, and in the case of AXA Trustees Limited and the manager, in respect of a breach of which it is not entitled to be indemnified out of the assets of the trust; and



          o from the seller, the servicer, the indemnifier, the manager or the custodian under any obligation under the transaction documents to indemnify or reimburse the issuer trustee for any amount or from AXA Trustees Limited, in its personal capacity, under any obligation under the transaction documents to indemnify the trust, in each case, which the manager determines to be in respect of principal payable under the housing loans and related mortgages;


     o any amounts in the nature of principal received by or on behalf of the issuer trustee during that collection period pursuant to the sale of any assets of the trust, including the A$ Equivalent of any amount received by the issuer trustee on the issue of the notes which was not used to purchase a housing loan, and which the manager determines is surplus to the requirements of the trust;


     o any amount of Excess Available Income to be applied to pay a Principal Charge Off or a carryover charge off on a note;

     o any amount of Excess Available Income to be applied to repay Principal Draws made on a previous payment date; and
     o any amount released from the liquidity account because of a reduction in the liquidity reserve amount.



     On the closing date, the sum of the A$ Equivalent of the total initial outstanding principal amount of the Class A notes and the total initial outstanding principal amount of the Class B notes issued by the issuer trustee may exceed the housing loan principal as of the cut-off date. The amount of this difference, if any, will be treated as a Gross Principal Collection and will be passed through to noteholders on the first quarterly payment date.


Principal Collections for a collection period means:

     o    the Gross Principal Collections for that collection period; less

     o any amounts deducted by or paid to the seller in that collection period to reimburse redraws funded by the seller for which the seller has not previously been reimbursed; less

     o    any amounts paid by the issuer trustee to replace a housing loan.

Principal Distributions
Monthly

     On any monthly payment date in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must distribute or cause to be distributed out of Principal Collections, in relation to the monthly collection period ending immediately before that monthly payment date, the following amounts in the following order of priority:


     o first, repayment to the mortgage insurer of any payment in the nature of principal received from a borrower for which the mortgage insurer previously paid under the relevant mortgage insurance policy by way of a timely payment cover;



     o    second, to allocate to Total Available Funds any principal draw;



     o third, to retain in the collection account as a provision such amount as the manager determines is appropriate to make for any anticipated shortfalls in

          Total Payments on the following monthly payment date or quarterly payment date; and


     o fourth, subject to the limits described under "Description of the Transaction Documents - The Redraw Facility", to repay all Redraw Principal Outstanding under the redraw facility on the payment date.


Quarterly


     On each quarterly payment date, and in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must distribute or cause to be distributed out of Principal Collections, in relation to the quarterly collection period ending immediately before that quarterly payment date, the following amounts in the following order of priority:



     o first, repayment to the mortgage insurer of any payment in the nature of principal received from a borrower for which the mortgage insurer previously paid under the relevant mortgage insurance policy by way of a timely payment cover;

         o second, to allocate to Total Available Funds any principal draws;


         o third, to retain in the collection account as a provision, such amount as the manager determines is appropriate to make up for any anticipated shortfalls in Total Payments on the following monthly payment date or quarterly payment date;


         o fourth, subject to the limits described under "Description of the Transaction Documents - The Redraw Facility", to repay any redraws provided by the seller in relation to housing loans to the extent that it has not previously been reimbursed in relation to those redraws;


         o fifth, to repay all Redraw Principal Outstanding under the redraw facility on that payment date;


         o sixth, to retain in the collection account as a provision to reimburse further redraws an amount equal to the Redraw Retention Amount for the next quarterly collection period;


         o seventh, as a payment to the currency swap provider under the confirmation relating to the Class A-1 notes, an amount equal to the lesser of:

                  o        the remaining amount available for distribution; and

                  o the A$ Equivalent of outstanding principal balance of all Class A-1 notes,

                  which is thereafter to be applied as payments of principal on the Class A-1 notes;


         o eighth, as a payment, to the currency swap provider under the confirmation relating to the Class A-2 notes, of an amount equal to the lesser of:

                  o        the remaining amount available for distribution; and

                  o the A$ Equivalent of outstanding principal balance of all Class A-2 notes, and which is thereafter to be applied as payments of principal on the Class A-2 notes;

         o ninth, as a payment, to the currency swap provider under the confirmation relating to the Class A-3 notes, of an amount equal to the lesser of:


         o        the remaining amount available for distribution; and


         o the A$ Equivalent of outstanding principal balance of all Class A-3 notes,

                  which is thereafter applied as payments of principal on the Class A-3 notes; and

                  the Class B, an amount equal to the lesser of:

         o tenth, as a payment to the Class B noteholders of principal on the Class B notes, an mount equal to the lesser of:

         o        the remaining amount available for distribution; and

         o        the outstanding principal balance of all Class B notes,


         o eleventh, on the business day immediately following the date on which all Secured Moneys are fully and finally repaid, and only after payment of all amounts referred to in the preceding clauses, the issuer trustee must pay remaining Principal Collections to the seller in reduction of the principal outstanding under the loan from the seller to the issuer trustee, if any, for the purchase of the housing loans, as a full and final settlement of the obligations of the issuer trustee under that loan.



         The issuer trustee shall only make a payment under any of the first ten bullet points above if the manager directs it in writing to do so and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.


Redraws

         The seller, after receiving confirmation that it may do so from the manager, may make redraws to borrowers under the housing loans. The issuer trustee and the manager irrevocably authorize the seller to deduct from Gross Principal Collections to reimburse itself for any redraw for which it has not previously been reimbursed.


         On each quarterly determination date the manager shall determine an amount, not to exceed 2% of the outstanding principal balance of the notes, which it reasonably anticipates will be required in the following quarterly collection period to fund further redraws under housing loans in addition to any prepayments of principal that it anticipates will be received from borrowers during that quarterly collection period. The manager shall on the day of such determination advise the issuer trustee of the amount so determined.


         In addition to the seller's right of reimbursement, the issuer trustee shall, on each business day it receives a direction from the manager to do so, reimburse the seller for redraws made on or before that business day for which it has not yet received reimbursements but only to the extent of the aggregate of:

         o the Redraw Retention Amount for that quarterly collection period to the extent it has been funded; and

         o any amount which the manager is entitled to direct the issuer trustee to draw under the redraw facility at that time.



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

         If the manager determines on any business day that there is a Redraw Shortfall, the manager may on that date direct the issuer trustee in writing to make a drawing under the redraw facility on that business day or any other business day equal to the amount which the issuer trustee is permitted to draw under the terms of the redraw facility at that time.

Application of Principal
Charge Offs Allocating Liquidation Loss

         On each quarterly determination date, the manager must determine the following, in relation to the aggregate of all Liquidation Losses arising during the related quarterly collection period:

         o the amount of those Liquidation Losses which are Finance Charge Losses; and

         o        the amount of those Liquidation Losses which are Principal
                  Losses.

The characterization of Liquidation Losses will be made on the basis that all amounts recovered from the enforcement of housing loans actually received by or on behalf of the issuer trustee are applied first against interest, fees and other enforcement expenses, other than expenses related to property restoration, relating to that housing loan, and then against the principal outstanding on the housing loan and expenses related to property restoration relating to that housing loan.

Insurance Claims

         If, on any monthly determination date, the manager determines that there has been a Liquidation Loss in relation to a housing loan during the immediately preceding monthly collection period, the manager shall direct the servicer, promptly, and in any event so that the claim is made within the time limit specified in the relevant mortgage insurance policy without the amount of the claim becoming liable to be reduced by reason of delay, to make a claim under that mortgage insurance policy if it has not already done so. The manager will use its best efforts to ensure that the servicer promptly makes any claims required by way of a timely payment cover in accordance with the terms of the servicing agreement.


         Upon receipt of any amount under a claim, the manager must determine which part of the amount is attributable to interest, fees and other amounts in the nature of income, and which part of the amount is attributable to principal.

         If a claim on account of a Principal Loss may not be made, or is reduced, under the mortgage insurance policy for any reason, including the following:

         o the maximum amount available under the mortgage insurance policy has been exhausted;

         o the mortgage insurance policy has been terminated in respect of that housing loan;

         o the mortgage insurer is entitled to reduce the amount of the claim;

         o        or the mortgage insurer defaults in payment of a claim;

then a Mortgage Shortfall will arise if:

         o the total amount recovered and recoverable under the mortgage insurance policy attributable to principal; plus

         o any damages or other amounts payable by the seller or the servicer under or in respect of the master trust deed, the supplementary terms notice or the servicing agreement relating to the housing loan which the manager determines to be on account of principal;

is insufficient to meet the full amount of the Principal Loss.


The aggregate amount of all Mortgage Shortfalls for a collection period will be applied to reduce the Stated Amounts of the notes as described in the following subsection.

Principal Charge Offs


         If the Principal Charge Offs for any quarterly collection period exceed the Excess Available Income calculated on the quarterly determination date for that quarterly collection period, the manager must do the following, on and with effect from the quarterly payment date immediately following the end of the quarterly collection period:

         o reduce pro rata as between themselves the Stated Amount of the Class B notes by the amount of that excess until the Stated Amount of the Class B notes is zero; and

         o if the Stated Amount of the Class B notes is zero and any amount of that excess has not been applied under the preceding paragraph, reduce pro rata as between the Class A notes and the redraw facility with respect to the balance of that excess:


                  o pro rata as between each of the Class A notes, the Stated Amount of each of the Class A notes, until the Stated Amount of that Class A note is zero; and


                  o the Redraw Principal Outstanding under the redraw facility, applied against draws under the redraw facility in reverse chronological order of their drawdown dates, until the Redraw Principal Outstanding is zero.


Payments into US$ Account

         The principal paying agent shall open and maintain a US$ account into which the currency swap provider shall deposit amounts denominated in US$. The issuer trustee shall direct the currency swap provider to pay all amounts denominated in US$ payable to the issuer trustee by the currency swap provider under the currency swap into the US$ account or to the principal paying agent on behalf of the issuer trustee. If any of the issuer trustee, the manager or the servicer receives any amount denominated in US$ from the currency swap provider under the currency swap, they will also promptly pay that amount to the credit of the US$ account. Payments out of US$ Account

Payments out of US$ Account

         The principal paying agent, on behalf of the issuer trustee and acting at the direction of the manager, will distribute the following amounts from the US$ account in accordance with the note trust deed and the agency agreement on each payment date pro rata between the relevant notes and to the extent payments relating to the following amounts were made to the currency swap provider:


         o interest on the Class A-1 notes, the Class A-2 notes and the Class A-3 notes;


         o reinstating the Stated Amount of the Class A notes to the extent of Carryover Class A Charge Offs;

         o principal on the Class A-1 notes, until their outstanding principal balance is reduced to zero;


         o principal on the Class A-2 notes, until their outstanding principal balance is reduced to zero; and


         o principal on the Class A-3 notes, until their outstanding principal balance is reduced to zero.


The Interest Rate Swaps
Fixed-Floating Rate Swap


         The issuer trustee will enter into a swap governed by an ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation, with the fixed-floating rate swap provider and the standby fixed-floating rate swap provider to hedge the basis risk between the interest rate on the fixed rate housing loans and the floating rate obligations of the trust, including the interest due on the notes. The fixed-floating rate swap will cover the housing loans which bear a fixed rate of interest as of the cut-off date and those variable rate housing loans which at a later date convert to a fixed rate of interest. The obligations of the fixed-floating rate swap provider are supported by the standby fixed-floating rate swap provider.


         The issuer trustee will pay the fixed-floating rate swap provider on each quarterly payment date an amount equal to the sum of the principal balance of each of the housing loans, including housing loans that are delinquent, which is subject to a fixed rate of interest at the beginning of the quarterly collection period immediately preceding that quarterly payment date, multiplied by the weighted average of those fixed rates of interest at the beginning of that quarterly collection period times the actual number of days in the quarterly collection period divided by 365. The issuer trustee will also pay the fixed-floating rate swap provider all break fees from borrowers with fixed rate loans received during the related quarterly collection period.



         The issuer trustee will receive from the fixed-floating rate swap provider an amount equal to the principal balance of each of the housing loans which is subject to a fixed rate of interest at the beginning of the quarterly collection period immediately preceding that quarterly payment date multiplied by the Three Month Bank Bill Rate plus a fixed margin. The margin is fixed for the term of the swap and will be set based on the obligations of the trust. The terms of the fixed-floating rate swap allow for netting of swap payments for transactions under the one confirmation.


         The fixed-floating rate swap, including the obligations of the standby fixed-floating rate swap provider, commences on the date specified in the relevant confirmation and terminates on the final maturity date of the notes, unless terminated earlier in accordance with the fixed-floating rate swap.


Basis Swap

         The issuer trustee will enter into a swap governed by an ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation, with the basis swap provider and the standby basis swap provider to hedge the basis risk between the discretionary interest rate applicable on the variable rate housing loans and the floating rate obligations of the trust to the currency swap provider. The basis swap will cover the housing loans which bear a variable rate of interest as of the cut-off date and those fixed rate housing loans which at a later date convert to a variable rate of interest.


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


         The issuer trustee will pay the basis swap provider on each quarterly payment date an amount based on the applicable daily weighted average of the variable rate on those housing loans which are subject to a variable rate of interest and receive from the basis swap provider the applicable Three Month Bank Bill Rate plus a fixed margin. The margin is fixed for the term of the swap and will be set based on the obligations of the trust. The terms of the basis swap allow for netting of swap payments for transactions under the one confirmation.




         The basis swap commences on the date specified in the relevant confirmation and terminates on the date 364 days later unless the basis swap provider extends the swap in accordance with the terms of the basis swap. The obligations of the standby basis swap provider commence on the same day as the basis swap and terminate 364 days later, unless extended by the standby basis swap provider in accordance with the basis swap, with the consent of the basis rate swap provider.

Application of Increased Interest


         After the interest rates on the notes increase after the quarterly payment date in November, 2006, the manager must not direct the issuer trustee to enter into or extend a swap confirmation unless the manager is of the opinion that the amounts payable by the relevant swap provider to the issuer trustee in relation to that confirmation are calculated with reference to that increased interest rate.

Standby Arrangement

         If a swap provider is obligated to make a payment under a swap and the relevant standby swap provider receives notice from the manager requiring the standby swap provider to make the required payment, the standby swap provider will make the standby payment specified in the notice.


         The standby basis swap provider is only obligated to make one payment relating to the basis swap. After that payment, the basis swap will be terminated. The standby fixed-floating rate swap provider is obligated to make all the remaining payments under the fixed-floating rate swap that the fixed-floating rate swap provider fails to make.


Threshold Rate


     If at any time the basis swap is terminated, the manager must, on the earlier of three business days after the termination and the determination date immediately following the termination, calculate the threshold rate as of that date and notify the issuer trustee, the servicer and the seller of the threshold rate on the relevant payment date. The threshold rate means, at any time, 0.25% per annum plus the minimum rate of interest that must be set on all of the housing loans, where permitted under the related loan agreements, which will be sufficient, assuming that all of the parties to the transaction documents and the housing loans comply with their obligations under the transaction documents and the housing loans, when aggregated with the income produced by the rate of interest on all other housing loans, to ensure that the issuer trustee will have sufficient collections to enable it to meet all of the obligations of the trust, including the repayment of any principal draws. The manager must also set the rate on the housing loans, where permitted under the related loan agreement, at the threshold rate for each successive determination date for so long as the basis swap has not been replaced by a similar interest hedge, or until the issuer trustee and manager agree that the interest rate on the variable rate housing loans no longer needs to be set at the threshold rate, and that does not result in a downgrading of the notes.


         If the servicer is notified by the manager of the threshold rate, it will, not more than seven business days after termination of the basis swap, ensure that the interest rate payable on each variable rate housing loan is set at a rate not less than the threshold rate, and will promptly notify the relevant borrowers of the change in accordance with the housing loans.


BASIS SWAP DOWNGRADE

If either:

o    the standby basis swap provider's rating falls below:

     o a long term rating of AA- and a short term credit rating of A-1+ by Standard & Poor's;

     o    a short term credit rating by Moody's of Prime-1; or

     o    a short term rating by Fitch of F1+; or

o the standby basis swap provided does not extend its obligations under the basis swap and the basis swap provider receives notice from the manager that any rating agency proposes to, or has, reduced the rating assigned to the notes,

o the basis swap provider is required, at its cost, to do one of the following:

o    deposit a cash collateral amount into a cash collateral account;

o replace the standby basis swap provider with a party that has a rating greater than or equal to A-1+ by Standard & Poor's, F1+ by Fitch and who is suitably rated so that its appointment as standby basis swap provider does not result in a downgrade of the notes by Moody's;

o replace itself as basis swap provider with a party whose appointment has been confirmed in writing by each rating agency as not resulting in a note downgrade and who the standby basis swap provider has approved in writing; or

o enter into an arrangement which each rating agency confirms in writing will reverse or avoid any note downgrade,

o provided that where the standby basis swap provider or the notes have been or will be downgraded by Standard & Poor's, and the basis swap provider has a rating of less than long term A- and short term A-1 by Standard & Poor's, no cash collateralisation is allowed.

o If the basis swap provider, where required to do so, does not comply with the above within the relevant time limit set out below, the standby basis swap provider, at its cost, must do so.

o In the case of a standby swap provider downgrade, where the standby swap provider is downgraded to a rating of less than long term A- and short term A-1 by Standard & Poor's, short term Prime-2 by Moody's, or short term F1 by Fitch, the relevant time limit is 5 business days. In the case of any other standby swap provider downgrade, the relevant time limit is 30 business days.

o In the case of a note downgrade, where the swap provider has a long term rating by Standard & Poor's of less than A- and a short term rating by Standard & Poor's of less than A-1 then, the relevant time limit is 5 business days, otherwise the time limit is 30 business days.



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


INTEREST RATE SWAP DOWNGRADES

Where the standby interest rate swap provider's rating falls below:

o a long term rating of AA- and a short term credit rating of A-1+ by Standard & Poor's;

o    a long term credit rating by Moody's of less than A2; or

o    a short term rating by Fitch of less than F1+;

o the interest rate swap provider is required, at its own cost, to do one of the following:

o    deposit a cash collateral amount into a cash collateral account;

o replace the standby interest rate swap provider with a party that has a rating greater than or equal to A-1+ by Standard & Poor's, F1+ by Fitch and who is suitably rated so that its appointment as standby interest rate swap provider does not result in a downgrade of the notes by Moody's;

o replace itself as interest rate swap provider with a party whose appointment has been confirmed, in writing, by each rating agency as not resulting in a note downgrade and who the standby interest swap provider has approved in writing; or

o enter into an arrangement which each relevant rating agency confirms, in writing, will reverse or avoid any note downgrade,

o provided that where the standby interest rate swap provider has been downgraded by Standard & Poor's, and the interest rate swap provider has a rated at less than long term A-1 and less than short term A-1 by Standard & Poor's, no cash collateralisation is allowed.

o If the interest rate swap provider, where required to do so, does not comply with the above, within the relevant time limit set out below, the standby interest rate swap provider must, at its cost, do so.

o Where the standby swap provider is downgraded to a rating of less than long term A- and short term A-1 by Standard & Poor's, less than long term A3 by Moody's, or less than short term F1 by Fitch, the relevant time limit is 5 business days. Otherwise, the relevant time limit is 30 business days.



Swap Collateral Account

         If a swap provider or standby swap provider provides cash collateral to the issuer trustee, the manager must direct the issuer trustee, and the issuer trustee must, as soon as is practicable:

         o establish and maintain in the name of the issuer trustee a swap collateral account with an Approved Bank having a short-term credit rating of A-1+ from Standard & Poor's and Fl+ from Fitch IBCA and who is suitably rated by Moody's such that the deposit does not cause a downgrade or withdrawal of the rating of any notes, or which otherwise satisfies the requirements of the rating agencies; and


         o the swap provider on the standby swap provider must deposit the cash collateral in the swap collateral account.


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

         The issuer trustee may only make withdrawals from the swap collateral account upon the direction of the manager and only for the purpose of:

         o        entering into a substitute swap;

         o refunding to that swap provider the amount of any reduction in the swap collateral amount, but only if the ratings of the notes are not thereby withdrawn or reduced;

         o withdrawing any amount which has been incorrectly deposited into the swap collateral account;

         o paying financial institutions duty, bank accounts debit tax or equivalent taxes payable in respect of the swap collateral account; or

         o funding the amount of any payment due to be made by that swap provider under the relevant swap following the failure by that swap provider to make that payment.

Standby Swap Fees


         The standby swap providers will receive a standby swap fee. These fees accrue from day to day and are payable quarterly in arrears on each quarterly payment date.

Indemnity

         Each swap provider agrees to indemnify the standby swap providers against any loss, charge, liability or expense that the standby swap providers may sustain or incur as a direct or indirect consequence of the relevant swap provider's failure to comply with its obligations under a swap, or the manager requiring that standby swap provider to make a payment under the swap.

Standby Swap Providers

         The standby fixed-floating rate swap provider and standby basis swap provider will be Deutsche Bank AG, Sydney Branch. In Australia, Deutsche Bank AG, Sydney Branch, is registered as a foreign company with Australian Registered Body Number 064 165 162. Deutsche Bank AG has had a presence in Australia since 1973 and was granted an Australian banking license under the Banking Act 1959 in 1986 through its subsidiary, Deutsche Bank Australia Limited. Deutsche Bank AG was granted an Authority to Carry on Banking Business in Australia under the Banking Act 1959 and commenced operations in Sydney and Melbourne on July 1, 1994. Simultaneously, Deutsche Bank Australia Limited relinquished its banking licence, with operations continuing through the new branch and various non-bank subsidiaries. Deutsche Bank AG, Sydney Branch, is a full branch of Deutsche Bank AG and not a separate legal entity. The branch has full access to the capital of Deutsche Bank AG. The long term unsecured senior debt of Deutsche Bank AG has been assigned a rating of AA by Fitch IBCA, AA by Standard & Poor's and Aa3 by Moody's.

The Currency Swap

         Collections on the housing loans and under the basis swap and the fixed-floating rate swap will be denominated in Australian dollars. However, the payment obligations of the issuer trustee on the notes are denominated in United States dollars. To hedge its currency exposure, the issuer trustee will enter into a swap agreement with the currency swap provider.

         The currency swap comprises three distinct swap transactions, relating to the Class A-1 notes, the Class A-2 notes and the Class A-3 notes, respectively. The three swap transactions are separate and several, which means, for example, that any termination of one of them does not necessarily give rise to a right to terminate the other. The currency swap will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and confirmed by three written confirmations, one relating to each class of Class A notes.


         Under the currency swap, the issuer trustee will pay to the currency swap provider on each quarterly payment date an amount in Australian dollars equal to that portion of Principal Collections and Excess Available Income, if any, to be paid to the noteholders as a payment of principal on the Class A notes as described in "Description of the Class A Notes - Payments of Principal on the Notes," and the currency swap provider is required to pay to, or at the direction of, the issuer trustee an amount denominated in United States dollars which is equivalent to such Australian dollar payment. The equivalent United States dollar payment will be calculated using an exchange rate of US$__=A$1.00, which is fixed for the term of the currency swap.


         In addition, under the currency swap on each quarterly payment date the issuer trustee will pay to the currency swap provider the A$ Class A Interest Amount and the currency swap provider will pay to the principal paying agent an amount equal to the interest payable in US$ to the Class A noteholders.


         If on any quarterly payment date, the issuer trustee does not or is unable to make the full floating rate payment, the US$ floating rate payment to be made by the currency swap provider on such quarterly payment date will be reduced by the same proportion as the reduction in the payment from the issuer trustee.


         The purchase price for the notes will be paid by investors in United States dollars, but the consideration for the purchase by the issuer trustee of equitable title to the housing loans will be in Australian dollars. On the closing date, the issuer trustee will pay to the currency swap provider the net proceeds of the issue of the notes in United States dollars. In return the issuer trustee will be paid by the currency swap provider the A$ Equivalent of that United States dollar amount.

Termination by the Currency Swap Provider

         The currency swap provider shall have the right to terminate the currency swap in the following circumstances:

         o If the issuer trustee fails to make a payment under the currency swap within ten business days of its due date;

         o An Insolvency Event with respect to the issuer trustee occurs or the issuer trustee merges into another entity without that entity properly assuming responsibility for the obligations of the issuer trustee under the currency swap;

         o If due to a change in law it becomes illegal for the issuer trustee to make or receive payments or comply with any other material provision of the currency swap, the currency swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the currency swap provider will have the right to terminate the currency swap. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian government body; or


         o The currency swap provider has the limited right to terminate where, due to an action of a taxing authority or a change in tax law, it is required to gross-up payments or receive payments from which amounts have been withheld, but only if all of the notes will be redeemed at their outstanding principal balance or, if the noteholders have so agreed, at their Stated Amount, plus, in each case, accrued interest.


Termination by the Issuer Trustee

         There are a number of circumstances in which the issuer trustee has the right to terminate the currency swap. In each of these cases it is only permitted to exercise that right with the prior written consent of the note trustee.


         o Where the currency swap provider fails to make a payment under the currency swap within ten business days of its due date or the currency swap provider becomes insolvent or merges into another entity without that entity properly assuming responsibility for the obligation of the currency swap provider under the currency swap;


         o If due to a change in law it becomes illegal for the currency swap provider to make or receive payments or comply with any other material provision of the currency swap, the currency swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the issuer trustee will have the right to terminate. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian government body;

         o If the issuer trustee becomes obligated to make a withholding or deduction in respect of the Class A notes and the Class A notes are redeemed as a result; or


         o If the currency swap provider breaches any obligation to deposit cash collateral with the issuer trustee or novate or enter into another arrangement required by the rating agencies in accordance with the currency swap in the event it is downgraded.


         The issuer trustee may only terminate the currency swap with the prior written consent of the note trustee. Each party may terminate the currency swap only after consulting with the other party as to the timing of the termination. The issuer trustee will exercise such right to terminate at the direction of the manager. The currency swap provider acknowledges that the issuer trustee has appointed the manager as manager of the trust and may exercise or satisfy any of the issuer trustee's rights or obligations under the currency swap including entering into and monitoring transactions and executing confirmations.

Downgrade of the Currency Swap Provider


CURRENT SWAP DOWNGRADE

If, as a result of the withdrawal or downgrade of its credit rating by any of the relevant rating agencies, the currency swap provider does not have either a long term credit rating of at least AA- by Standard & Poor's or a short term credit rating of at least A-1+ by Standard & Poor's, and a long term credit rating of at least A2 by Moody's and a long term rating of at least AA- by Fitch, and, in the case of Moody's or Fitch, such a downgrade would, except for this clause adversely affect the rating of the notes, the currency swap provider shall within:

o 30 Business Days of a downgrade of its long term credit rating by Standard & Poor's to not lower than A- together with a downgrade of its short term credit rating by Standard & Poor's to not lower than A-1, or the downgrade of its long term credit rating by Moody's to not lower than A3, or a downgrade of its long term credit rating by Fitch to not lower than A-; or


o    5 Business Days of any other such withdrawal or downgrade,

or, in either case, such greater period as is agreed to in writing by the relevant rating agency, at its cost and at its election:

o in the situation described in bullet point one above only, lodge a cash collateral amount in US$ with an Approved Bank outside Australia; or

o enter into an agreement novating the currency swap to a replacement counterparty proposed by any of the currency swap provider, the issuer trustee or the manager, if any, and which each rating agency has confirmed will result in there not being a withdrawal or downgrade of any credit rating assigned by it to the notes; or

o enter into such other arrangement which each rating agency has confirmed will result in there not being a withdrawal or downgrade of any credit rating assigned by it to the notes.

o In this section, Approved Bank means a bank which has a short-term rating of at lease A-1+ from Standard & Poor's, P-1 from Moody's and F1+ from Fitch IBCA.



Termination Payments

         On the date of termination of the currency swap, a termination payment will be due from the issuer trustee to the currency swap provider or from the currency swap provider to the issuer trustee. The termination of a currency swap is an event of default under the security trust deed unless the currency swap is terminated by the currency swap provider as a result of a call exercised by the issuer trustee in respect of the Class A notes.


         The termination payment in respect of a currency swap will be determined on the basis of quotations from four leading dealers in the relevant market selected by the currency swap provider to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the currency swap.

Replacement of the Currency Swap

         If the currency swap is terminated, the issuer trustee must, at the direction of the manager, enter into one or more replacement currency swaps which replace the currency swap, but only on the condition that:

         o the termination payment, if any, which is payable by the issuer trustee to the currency swap provider on termination of the currency swap will be paid in full when due in accordance with the supplementary terms notice and the currency swap;

         o the ratings assigned to the Class A notes are not adversely affected; and

         o the liability of the issuer trustee under that replacement currency swap is limited to at least the same extent that its liability is limited under the currency swap.

         If the preceding conditions are satisfied, the issuer trustee must, at the direction of the manager, enter into the replacement currency swap, and if it does so it must direct the provider of the replacement currency swap to pay any up-front premium to enter into the replacement currency swap due to the issuer trustee directly to the currency swap provider in satisfaction of and to the extent of the issuer trustee's obligation to pay the termination payment to the currency swap provider. To the extent that such premium is not greater than or equal to the termination payment, the balance must be paid by the issuer trustee as a Trust Expense.


Currency Swap Provider


         The currency swap provider will be Bankers Trust Corporation, unless Bankers Trust Corporation elects to novate the currency swap as described in "Novation of the Currency Swap" below. Bankers Trust Corporation is a bank holding company, incorporated under the laws of the State of New York in 1965. Bankers Trust Corporation's principal executive offices are located at 130 Liberty Street, New York, New York 10006 and its telephone number is
(212)250-2500. Bankers Trust Corporation has a long term rating of AA- from Fitch IBCA, A1 from Moody's and AA- from Standard & Poor's, and a short term rating of A-1+ from Standard & Poor's.


         On June 4, 1999, Deutsche Bank AG acquired all of the outstanding shares of common stock of Bankers Trust Corporation from its shareholders at a price of U.S.$93.00 per share. Bankers Trust Corporation was merged with a wholly-owned subsidiary of Deutsche Bank AG, with Bankers Trust Corporation as the surviving entity. In connection with the acquisition, Bankers Trust Corporation has substantially changed the scope and nature of its business activities to conform to Deutsche Bank AG's management structure. As part of this process, Bankers Trust Corporation has transferred and will continue to transfer certain entities and financial assets and liabilities to Deutsche Bank AG and its affiliates. The consideration received and to be received for these transactions was and will be the fair market value of the financial assets and liabilities at and on the date of transfer.


         The following table sets forth certain unaudited selected financial data for Bankers Trust Corporation and its consolidated subsidiaries for the periods and as of the dates indicated:


      Unaudited Consolidated Income Statement Data (in U.S.$ millions)



                                                       Six months ended June 30,
                                                       -------------------------

                                                        1999            1998
                                                        ----            ----
Net interest revenue................................      497             768

Total non-interest revenue..........................    1,257           2,413

Net income (loss)...................................   (1,808)            386

       Unaudited Consolidated Balance Sheet Data (in U.S. $ millions)



                                                           As of June 30, 1999
                                                           -------------------
Total assets*......................................                 91,953

Total long-term debt and mandatorily redeemable
capital securities.................................                 15,225

Total stockholders' equity.........................                  4,003


         * Total assets includes $57,685 million of cash and due from banks, interest-bearing deposits with banks, federal funds sold, securities purchased under resale agreements, securities borrowed, trading assets and securities available for sale.


         Bankers Trust Corporation currently files periodic reports with the Securities and Exchange Commission pursuant to the Exchange Act. The summary selected financial data and other information regarding Bankers Trust Corporation in the preceding table has been drawn from the unaudited consolidated financial statements of Bankers Trust Corporation at and for the three and six month periods ended June 30, 1999, set forth on pages 2 through 7 of Bankers Trust Corporation's Quarterly Report of Form 10-Q for the quarterly period ended June 30, 1999, as filed with the Securities and Exchange Commission. This limited information does not provide a complete picture of the financial condition of Bankers Trust Corporation. For additional material financial and other information with respect to Bankers Trust Corporation, please refer to the Form 10-Q. Due to the significant ongoing structural changes being made at Bankers Trust Corporation, including the sale or transfer of substantial financial assets, the data presented in the preceding table will not be indicative of the results of operations or financial condition of Bankers Trust Corporation for any period or dates subsequent to June 30, 1999.


         On June 18, 1999, Deutsche Bank AG announced that it had agreed to sell Bankers Trust Australia Limited, a wholly-owned subsidiary of Bankers Trust Corporation, for a price of approximately U.S.$1.4 billion. This closing of the sale occurred on August 31, 1999, and is not reflected in the numbers presented in the preceding table. As of June 30, 1999, Bankers Trust Australia Limited had total assets of approximately U.S.$10.6 billion.

Novation of the Currency Swap

         Bankers Trust Corporation may at any time novate (a form of legal transfer) its rights and obligations under the currency swap, without the prior consent of any other party, to any affiliate of Deutsche Bank AG, provided that:

         (a) the new currency swap provider is obligated to file periodic reports with the Securities and Exchange Commission pursuant to the Exchange Act;

        (b) the new currency swap provided provides a legal opinion to the issuer trustee that the currency swap, as novated, is valid, binding and enforceable, subject to equitable doctrines and creditor's rights generally; and

        (c) the rating agencies confirm that the novation will not cause a reduction or withdrawal of the ratings of the Class A notes.

         The manager will, if required pursuant to the Exchange Act, file a copy of any amended currency swap or replacement currency swap agreement with the Securities and Exchange Commission.

Withholding or Tax Deductions

         All payments in respect of the notes will be made without withholding or tax deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law to make any such payment in respect of the notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. In the event that the issuer trustee or the paying agents, as the case may be, shall make such payment after such withholding or deduction has been made, it shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the issuer trustee nor any paying agent will be obligated to make any additional payments to holders of the notes with respect to that withholding or deduction.

Redemption of the Notes for Taxation or Other Reasons

         If the manager satisfies the issuer trustee and the note trustee, immediately prior to giving the notice to the noteholders as described in this section, that either:

         o on the next quarterly payment date the issuer trustee would be required to deduct or withhold from any payment of principal or interest in respect of the notes or the currency swap any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities; or

         o the total amount payable in respect of interest in relation to the housing loans for a collection period ceases to be receivable, whether or not actually received by the issuer trustee during such collection period;

then the issuer trustee must, when so directed by the manager, at the manager's option, provided that the issuer trustee will be in a position on such payment date to discharge, and the manager will so certify to the issuer trustee and the note trustee, all its liabilities in respect of such class and any amounts required under the security trust deed to be paid in priority to or equal with such class, redeem all, but not some, of such class at their outstanding principal balance, or at the option of the holders of 75% of the aggregate outstanding principal balance of such class, at their Stated Amount, together, in each case, with accrued interest to the date of redemption on any subsequent quarterly payment date. Noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption. The holders of 75% of the aggregate outstanding principal balance of a class of notes may elect, in accordance with the terms of the note trust deed, and the note trustee shall notify the issuer trustee and the manager, that they do not require the issuer trustee to redeem their class of notes in the circumstances described in this section. All amounts ranking prior to or equal with respect to a class of notes must be redeemed concurrently with such class.

Redemption of the Notes upon an Event of Default


         If an event of default occurs under the security trust deed while the Class A notes or Class B notes are outstanding, the security trustee may, subject in some circumstances to the prior written consent of the Noteholder Mortgagees in accordance with the provisions of the security trust deed, and will, if so directed by the Noteholder Mortgagees where they are the only Voting Mortgagees, or, otherwise by a resolution of 75% of the Voting Mortgagees, enforce the security created by the security trust deed. That enforcement can include the sale of some or all of the housing loans. If the trust terminates while notes are outstanding, St.George Bank has a right of first refusal to acquire the housing loans. Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the security trust deed. See "Description of the Transaction Documents - The Security Trust Deed."

Optional Redemption of the Notes

         At the manager's direction, the issuer trustee must purchase or redeem all of the notes by repaying the outstanding principal balance, or, if the noteholders owning at least 75% of the aggregate outstanding amount of the notes so agree, the Stated Amount, of the notes, together, in each case, with accrued interest to, but excluding, the date of repurchase or redemption, on any quarterly payment date falling on or after the earlier of:

         o the quarterly payment date on which the total Stated Amount of all notes is equal to or less than 10% of the total initial outstanding principal balance of the notes; and

         o        the quarterly payment date falling in November, 2006;


provided that the manager certifies to the issuer trustee and the note trustee that the issuer trustee will be in a position on this quarterly payment date to discharge all its liabilities in respect of the notes, at their outstanding principal balance or their Stated Amount if so agreed by the specified percentage of noteholders, and any amounts which would be required under the Security Trust Deed to be paid in priority to or equal with the notes if the security for the notes were being enforced. The manager, on behalf of the issuer trustee, will give not more than 60 nor less than 45 days' notice to noteholders of this redemption in accordance with the applicable conditions of the notes.


Final Maturity Date


         The issuer trustee must pay the Stated Amount in relation to each note on or by the final maturity date relating to that note. The failure of the issuer trustee to pay the Stated Amount within ten business days of the due date for payment, or within any other applicable grace period agreed upon with the Mortgages, will be an event of default under the security trust deed.


Final Redemption of the Notes


         Each note will be finally redeemed, and the obligations of the issuer trustee with respect to the payment of the principal amount of that note will be finally discharged, upon the first to occur of:


         o        the date on which the outstanding principal balance of the note is reduced to zero;

         o the date upon which the relevant noteholder renounces in writing all of its rights to any amounts payable under or in respect of that note;


         o the date on which all amounts received by the note trustee with respect to the enforcement of the security trust deed are paid to the principal paying agent;


         o the payment date immediately following the date on which the issuer trustee completes a sale and realization of all of the assets of the trust in accordance with the master trust deed and the supplementary terms notice; and


         o        the final maturity date of the notes.

Termination of the Trust

Termination Events

         The trust shall continue until, and shall terminate on the later of: o its Termination Date;

         o the date on which the assets of the trust have been sold or realized upon, which shall be within 180 days after the Termination Date so far as reasonably practicable and reasonably commercially viable; and

         o the date on which the issuer trustee ceases to hold any housing loans or mortgages in relation to the trust.

Realization of Trust Assets

         On the occurrence of a Termination Date, subject to St.George Bank's right of first refusal, the issuer trustee, in consultation with the manager or the beneficiary, to the extent that either has title to the assets of the trust, must sell and realize the assets of the trust within 180 days. During the 180-day period, performing housing loans may not be sold for less than their Unpaid Balance, and non-performing housing loans may not be sold for less than the fair market value of such housing loans and their related security, as agreed upon by the issuer trustee, based on appropriate expert advice, and the seller; provided that the issuer trustee may not sell any performing housing loan within the 180-day period for less than its fair market value without the consent of the holders of 75% of the aggregate outstanding principal amount of the notes. The servicer will determine whether a housing loan is performing or non-performing.

Seller's Right of First Refusal

         As soon as practical after the Termination Date of the trust, the manager will direct the issuer trustee to offer, by written notice to St.George Bank, irrevocably to extinguish in favor of St.George Bank, or if the issuer trustee has perfected its title, to equitably assign to St.George Bank, its entire right, title and interest in and to the housing loans for their Unpaid Balance, for performing housing loans, and their fair market value, for non-performing housing loans; provided that, if the fair market value of a housing loan is less than its Unpaid Balance, the sale requires the consent of the holders of 75% of the aggregate outstanding principal amount of the notes.


         The issuer trustee is not entitled to sell any housing loans unless St.George Bank has failed to accept the offer within 180 days after the occurrence of the Termination Date by paying to the issuer trustee the purchase price. St.George Bank must pay all costs and expenses relating to the repurchase of any housing loans. If St.George Bank does not accept the offer within 180 days, the costs and expenses relating to the sale of the housing loans will be a Trust Expense. Distribution of Proceeds from Realization of Trust Assets

         After deducting expenses, the manager shall direct the issuer trustee to distribute the proceeds of realization of the assets of the trust in accordance with the cashflow allocation methodology set out in "Distribution of Total Available Funds" and "Principal Distributions", and in accordance with any directions given to it by the manager. If all of the notes have been fully redeemed and the trust's other creditors have been paid in full, the issuer trustee shall distribute the assets of the trust to the residual beneficiary.

Prescription

         A note will be void in its entirety if not surrendered for payment within ten years of the relevant date in respect of any payment on the note, the effect of which would be to reduce the Stated Amount of such note to zero. The relevant date is the date on which a payment first becomes due but, if the full amount of the money payable has not been received in New York City by the principal paying agent or the note trustee on or prior to that date, it means the date on which the full amount of such money having been so received and notice to that effect is duly given in accordance with the terms of the relevant note. After the date on which a note becomes void in its entirety, no claim may be made in respect of it.


Voting and Consent of Noteholders


         The note trust deed contains provisions for each class of noteholders to consider any matter affecting their interests. In general, the holders of a majority of the aggregate outstanding principal balance of a class of notes may take or consent to any action permitted to be taken by such class of noteholders under the note trust deed. Notwithstanding the foregoing, the consent of holders of 75% of the aggregate outstanding principal balance of a class of notes shall be required to accomplish the following:


         o direct the note trustee to direct the security trustee to enforce the security under the security trust deed;


         o override any waiver by the note trustee of a breach of any provisions of the transaction documents or an event of default under the security trust deed;

         o removal of the current note trustee or appointment of a new note trustee; and

         o approve the costs and expenses of the note trustee incurred in enforcing rights under, or prosecuting lawsuits related to, the transaction documents for which the note trustee is entitled to be indemnified.


         The Class A-1 noteholders, the Class A-2 noteholders and the Class A-3 noteholders will be treated as a single class for voting.


         The note trust deed contains provisions limiting the powers of the Class B noteholders. For example, the document limits their ability to request or direct the note trustee to take any action that would be materially prejudicial to the interests of the Class A noteholders. In most circumstances, the note trust deed imposes no such limitations on the powers of the Class A noteholders, the exercise of which will be binding on the Class B noteholders, irrespective of the effect on the Class B noteholders' interests. Any action taken by the requisite percentage of the outstanding principal balance of a class of noteholders shall be binding on all noteholders of such class, both present and future.

Reports to Noteholders

         On each quarterly determination date, the manager will, in respect of the collection period ending before that determination date, deliver to the principal paying agent, the note trustee and the issuer trustee, a noteholder's report containing the following information:

         o the outstanding principal balance and the Stated Amount of each class of notes;

         o the interest payments and principal distributions on each class of notes;

         o        the Available Income;

         o        the Total Available Funds;

         o the aggregate of all redraws made during that quarterly collection period;

         o        the Redraw Shortfall, if any;

         o        the Payment Shortfall, if any;

         o the principal draw, if any, for that quarterly collection period, together with all principal draws made before the start of that quarterly collection period and not repaid;


         o the liquidity draw, if any, for that quarterly collection period, together with all liquidity draws made before the start of that quarterly collection period and not repaid;

         o        the Gross Principal Collections;

         o        the Principal Collections;

         o        the Liquidity Shortfall, if any;

         o        the remaining Liquidity Shortfall, if any;

         o        the Principal Charge Off, if any;

         o the bond factor for each class of notes, which with respect to a class of notes, means the aggregate of the outstanding principal balance of the class of notes less all principal payments on that class of notes to be made on the next quarterly payment date, divided by the aggregate initial outstanding principal balance for all of that class of notes;


         o the Class A Charge Offs, the Class B Charge Offs and the Redraw Charge Offs, if any;


         o all carryover charge offs on the redraw facility on the notes, if any;

         o if required, the threshold rate at that quarterly determination date;

         o        the interest rates on the notes for the related Interest
                  Period;

         o scheduled and unscheduled payments of principal on the housing loans;

         o aggregate outstanding principal balance of the fixed rate housing loans and the aggregate principal balance of the variable rate housing loans; and

         o delinquency and loss statistics with respect to the housing loans.

         Unless and until definitive notes are issued, beneficial owners will receive reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations.

         Unless and until definitive notes are issued, periodic and annual unaudited reports containing information concerning the trust and the Class A notes will be prepared by the manager and sent to DTC. DTC and its participants will make such reports available to holders of interests in the notes in accordance with the rules, regulations and procedures creating and affecting DTC. However, such reports will not be sent directly to each beneficial owner while the notes are in book-entry form. Upon the issuance of fully registered, certificated notes, such reports will be sent directly to each noteholder. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The manager will file with the SEC such periodic reports as are required under the Exchange Act, and the rules and regulations of the SEC thereunder. However, in accordance with the Exchange Act and the rules and regulations of the SEC thereunder, the manager expects that the obligation to file such reports will be terminated following the end of September 2000.

                    Description of the Transaction Documents

         The following summary describes the material terms of the transaction documents. The summary does not purport to be complete and is subject to the provisions of the transaction documents. All of the transaction documents, except for the currency swap and the note trust deed, are governed by the laws of New South Wales, Australia. The currency swap is governed by the laws of the State of New York. The note trust deed is governed by the laws of New South Wales, Australia and the administration of the trust is governed by English law. A copy of the master trust deed and the servicing agreement and a form of each of the other transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part.

Trust Accounts

         The issuer trustee will establish and maintain the collection account and the liquidity account with an Approved Bank. The collection account and liquidity account will initially be established with Australia & New Zealand Banking Group Limited, which has a short term rating of F1+ from Fitch IBCA, P-1 from Moody's and A-1+ from Standard & Poor's at its office at Level 2, 570 Church Street, Richmond, Victoria 3121. Each bank account shall be opened by the issuer trustee in its name and in its capacity as trustee of the trust. These accounts will not be used for any purpose other than for the trust. These accounts will be interest bearing accounts.


         The manager shall have the discretion and duty to recommend to the issuer trustee, in writing, the manner in which any moneys forming part of the trust shall be invested in Authorized Investments and what purchases, sales, transfers, exchanges, collections, realizations or alterations of assets of the trust shall be effected and when and how the same should be effected. Each investment of moneys on deposit in the trust's accounts shall be in Authorized Investments that will mature not later than the business day preceding the applicable payment date.

Liquidity Reserve
Liquidity Reserve Amount

         On the closing date, the issuer trustee, at the direction of the manager, will establish the liquidity reserve in an amount equal to A$ in the liquidity account. The amount of the liquidity reserve will be reduced each quarterly determination date to an amount equal to 0.25% of the aggregate Unpaid Balance of the housing loans as the manager determines from time to time. To the extent that the liquidity reserve amount decreases as a consequence of a decrease in the aggregate Unpaid Balance of the housing loans, the manager may direct the issuer trustee to withdraw from the liquidity account an amount not exceeding the excess of the credit balance of the liquidity account over the liquidity reserve. Any funds withdrawn from the liquidity account in these circumstances will be treated as a Gross Principal Collection.

Liquidity Account

         The manager shall not direct the issuer trustee to, and the issuer trustee shall not, make any withdrawal from the liquidity account except for the following purposes:


         o to make or fund a liquidity draw as described in "Description of the Class A Notes - Liquidity Draws";


         o to transfer the credit balance of the liquidity account in accordance with the master trust deed if the account is held by a bank which ceases to be an Approved Bank;

         o to pay financial institutions duty, bank accounts debit tax or equivalent taxes payable in respect of the liquidity account;

         o to the extent that the credit balance of the liquidity account exceeds the liquidity reserve, to distribute that excess as a Gross Principal Collection; and

         o to distribute on the final maturity date of the notes or on the date on which the notes are fully and finally redeemed or repurchased the credit balance of the liquidity account as a Principal Collection.

Liquidity Draws

         If on any monthly determination date the manager determines that there is a Liquidity Shortfall, the manager must direct the issuer trustee to make a draw on the liquidity reserve on or before the relevant monthly payment date equal to the lesser of the Liquidity Shortfall and the balance of the liquidity account.


         The issuer trustee must, if so directed by the manager, make that liquidity draw and cause the proceeds of such liquidity draw to be deposited or transferred into the collection account on or before the relevant monthly payment date. This amount will be distributed in the manner described in "Description of the Class A Notes - Liquidity Draws."


         The issuer trustee must repay outstanding liquidity draws on each monthly payment date and quarterly payment date out of Total Available Funds, to the extent they are available, as described in "Description of the Class A Notes Distribution of Total Available Funds."


Modifications


         The issuer trustee, the manager and the servicer, with respect to the master trust deed and the supplementary terms notice, or the note trustee, with respect to the note trust deed or any other transaction document, may by way of supplemental deed alter, add to or modify the master trust deed, the supplementary terms notice, the note trust deed or any other transaction document so long as such alteration, addition or modification was effected upon consent of the noteholders or residual beneficiary as described in the following paragraph in the case of the master trust deed or supplementary terms notice or is:

         o to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

         o necessary to comply with the provisions of any law or regulation or with the requirements of any Australian governmental agency;

         o appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any government, including, without limitation, an alteration, addition or modification which is appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the Crusade Securitisation Programme trusts;


         o any modification, except a basic terms modification of, or waiver or authorization of any breach or proposed breach of the Class A notes or any of the transaction documents which is not, in the opinion of the note trustee, materially prejudicial to the interests of the Class A noteholders. A "basic terms modification" is any modification which serves to alter, add, or modify the terms and conditions of such class of notes or the provisions of any of the transaction documents, if such alteration, addition or modification is, in the opinion of the note trustee, materially prejudicial or likely to be materially prejudicial to the noteholders as a whole or the class of noteholders. A basic terms modification requires the sanction of Class A noteholders holding at least 75% of the aggregate outstanding principal balance of the Class A notes. A similar sanction is required in relation to any modification to the date of maturity of the class of notes, or a modification which would have the effect of postponing any day for payment of interest in respect of the class of notes, reducing or canceling the amount of principal payable in respect of the class of notes or the rate of interest applicable to the class of notes or altering the percentage of the aggregate outstanding principal balance required to consent to any action or altering the currency of payment of the class of notes or an alteration of the date or priority of redemption of the class of notes; or


         o in the opinion of the issuer trustee, desirable to enable the provisions of the master trust deed to be more conveniently, advantageously, profitably or economically administered or is otherwise desirable for any reason, including to give effect, in the manager's reasonable opinion, to an allocation of expenses.


         Except for an alteration, addition or modification as described in the preceding section, where in the reasonable opinion of the issuer trustee a proposed alteration, addition or modification to the master trust deed, the supplementary terms notice and the note trust deed is prejudicial or likely to be prejudicial to the interests of the noteholders or a class of noteholders or the residual beneficiary, such alteration, addition or modification may only be effected by the issuer trustee with the prior consent of the holders of 75% of the aggregate outstanding principal balance of the relevant class or classes of notes or with the prior written consent of the residual beneficiary, as the case may be.

The Issuer Trustee

         The issuer trustee is appointed as trustee of the trust on the terms set out in the master trust deed and the supplementary terms notice.


         The issuer trustee has all the rights, powers and discretions over and in respect of the assets of the trust in accordance with the transaction documents provided that it will take no action or omit to take an action without the direction of the manager, that could reasonably be expected to adversely affect the ratings of the notes. The manager is required to give to the issuer trustee all directions necessary to give effect to its recommendations and proposals, and the issuer trustee is not required to take any action unless it receives a direction from the manager.


         The issuer trustee must act honestly and in good faith and comply with all relevant material laws in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavors to carry on and conduct its business in so far as it relates to the master trust deed in a proper and efficient manner and to exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed.


         Under the master trust deed, each noteholder and the residual beneficiary acknowledges that:

         o the noteholder cannot require the issuer trustee to owe to the noteholder, or to act in a manner consistent with, any fiduciary obligation in any capacity;

         o the issuer trustee has no duty, and is under no obligation, to investigate whether a Manager's Default, a Servicer Transfer Event or a Title Perfection Event has occurred in relation to the trust other than where it has actual notice;


         o the issuer trustee is required to provide the notices referred to in the master trust deed in respect of a determination of a Material Adverse Effect only if it is actually aware of the facts giving rise to the Material Adverse Effect; and


         o in making any such determination, the issuer trustee will seek and rely on advice given to it by its advisers in a manner contemplated by the master trust deed;

         o in the absence of actual knowledge to the contrary, the issuer trustee is entitled to rely conclusively on, and is not required to investigate any notice, report, certificate, calculation or representation of or by the seller, servicer or manager.

         The issuer trustee will be considered to have knowledge or notice of or be aware of any matter or thing if the issuer trustee has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or employees of the issuer trustee who have day-to-day responsibility for the administration of the trust.

Annual Compliance Statement

         The manager, on behalf of the issuer trustee, will deliver to the note trustee annually a written statement as to the fulfillment of the issuer trustee's obligations under the transaction documents.
Delegation

         In exercising its powers and performing its obligations and duties under the master trust deed, the issuer trustee may, with the approval of the manager, delegate any or all of the duties, powers, discretion or other functions of the issuer trustee under the master trust deed or otherwise in relation to the trust, to a related company of the issuer trustee which is a trustee company or trustee corporation for the purposes of any State or Territory legislation governing the operation of trustee companies.

Issuer Trustee Fees and Expenses

         The issuer trustee is entitled to a quarterly fee equal to 0.032% per annum of the aggregate outstanding principal balance of the housing loans on the first day of each quarterly collection period, payable in arrears on the related quarterly payment date.


         If the issuer trustee is required at any time to undertake duties which relate to the enforcement of the terms of any transaction document by the issuer trustee upon a default by any other party under the terms of that transaction document, the issuer trustee is entitled to such additional remuneration as may be agreed between the issuer trustee and the manager or, failing agreement, such amount as is determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the issuer trustee. The determination of such merchant bank shall be conclusive and binding on the manager and the issuer trustee so far as the law allows.


         The issuer trustee will be reimbursed out of the assets of the trust for all expenses incurred in connection with the performance of its obligations in respect of the trust, but not general overhead costs and expenses. These expenses will be Trust Expenses.

Removal of the Issuer Trustee

         The issuer trustee is required to retire as trustee after a direction from the manager in writing following an Issuer Trustee's Default.


         A direction given by the manager requiring the issuer trustee to retire must specify a date for the retirement of the issuer trustee which is no less than six months from the date of the direction. Alternatively, the manager may pay to the issuer trustee an amount equal to the fees that the issuer trustee would earn for that 6 month period in lieu of that notice. The costs of the issuer trustee, to the extent that they are properly and reasonably incurred, will be paid out of the assets of the trust as a Trust Expense.


         The issuer trustee will bear the reasonable costs of its removal if the issuer trustee does not resign as directed and the manager is required to remove it following an event under the first four bullet points in the definition of Issuer Trustee's Default. The issuer trustee will indemnify the manager and the trust for these costs. These costs are not payable out of the assets of the trust.

     The manager, subject to giving prior notice to the rating agencies, is entitled to appoint a replacement statutory trustee on removal or retirement of the issuer trustee if that appointment will not in the reasonable opinion of the manager materially prejudice the interests of noteholders. Until the appointment is completed the manager must act as issuer trustee and will be entitled to the issuer trustee's fee for the period it so acts as issuer trustee.

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Voluntary Retirement of the Issuer Trustee

         The issuer trustee may resign on giving to the manager, with a copy to the rating agencies, not less than three months' notice in writing, or such other period as the manager and the issuer trustee may agree, of its intention to do so.

         Before retirement, the issuer trustee must appoint a successor trustee who is approved by the manager, or who may be the manager, and whose appointment will not materially prejudice the interests of noteholders. If a successor trustee has not been appointed by the end of the three months' notice period, the manager shall act as trustee until a successor trustee is appointed.

Limitation of the Issuer Trustee's Liability

         The issuer trustee will not be liable personally for any losses, costs, liabilities or claims arising from the failure to pay moneys on the due date for payment to any noteholders, the residual beneficiary, the manager or any other person or for any loss howsoever caused in respect of the trust or to any noteholder, the residual beneficiary, the manager or any other person, except to the extent caused by the fraud, negligence or Default on the issuer trustee's part, or on the part of the officers and employees of the issuer trustee or any of its agents or delegates in respect of whom the issuer trustee is liable.


         The issuer trustee acts as trustee and issues the notes only in its capacity as trustee of the trust and in no other capacity. A liability arising under or in connection with the transaction documents or the trust can be enforced against the issuer trustee only to the extent to which it can be satisfied out of the assets of the trust which are available to satisfy the right of the issuer trustee to be exonerated or indemnified for the liability. Subject to the following sentence, this limitation of the issuer trustee's liability applies despite any other provision of the transaction documents and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the master trust deed, the notes, the conditions or the trust. The limitation will not apply to any obligation or liability of the issuer trustee to the extent that it is not satisfied because under a transaction document or by operation of law there is a reduction in the extent of the issuer trustee's exoneration or indemnification out of the assets of the trust as a result of the issuer trustee's fraud, negligence or Default.


         The master trust deed also contains other provisions which regulate the issuer trustee's liability to noteholders, other creditors and the residual beneficiary. These include, but are not limited to, the following:


         o Subject to the master trust deed, the issuer trustee is not liable to any person for any losses, costs, liabilities or expenses arising out of the exercise or non-exercise of its discretion, or by the manager of its discretions, or for acting on any instructions or directions given to it.

         o The issuer trustee is not liable for any event associated with the retirement of the manager, a Servicer Transfer Event or a Title Perfection Event.

         o The issuer trustee is not liable for any act, omission or default of the manager, the servicer, the currency swap provider, the custodian, the note trustee, the principal paying agent or any of their successors or assigns, in relation to their respective duties or obligations under the transaction documents, or any other person's failure to carry out an agreement with the issuer trustee with respect to the trust.

         The foregoing provisions do not apply to the extent that the relevant act is caused by the issuer trustee's fraud, negligence or Default.

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Rights of Indemnity of Issuer Trustee

         The issuer trustee will be indemnified out of the assets of the trust against all losses and liabilities properly incurred by the issuer trustee in performing any of its duties or exercising any of its powers under the transaction documents in relation to the trust except for fraud, negligence or Default.


         The issuer trustee is indemnified out of the assets of the trust against certain payments it may be liable to make under any Consumer Credit Legislation. The servicer also indemnifies the issuer trustee in relation to such payments and the issuer trustee is required to first call on the indemnity from the servicer before calling on the indemnity from the assets of the trust. The issuer trustee is also indemnified by St.George Bank under a deed of indemnity against any action, loss, cost, damage or expense arising out of any actions relating to any incorrect, misleading or deceptive statements in this prospectus, the offer of the notes so far as it relates to any incorrect, misleading or deceptive statements in the prospectus or a failure by St.George Bank in relation to the due diligence procedures agreed with the issuer trustee.

The Manager

Powers

         The manager will have full and complete powers of management of the trust, including the administration and servicing of the assets which are not serviced by the servicer, borrowings and other liabilities of the trust and the operation of the trust.

         The issuer trustee has no duty to supervise the manager in the performance of its functions and duties, or the exercise of its discretions.

         The manager has the absolute discretion to recommend Authorized Investments to the issuer trustee and direct the issuer trustee in relation to those Authorized Investments.

Delegation

         The manager may, in carrying out and performing its duties and obligations contained in the master trust deed, delegate to any of the manager's officers and employees, all acts, matters and things, whether or not requiring or involving the manager's judgment or discretion, or appoint any person to be its attorney, agent, delegate or sub-contractor for such purposes and with such powers as the manager thinks fit.

Manager's Fees, Expenses and Indemnification

         The manager is entitled to a quarterly fee for each quarterly collection period equal to 0.09% per annum of the aggregate outstanding principal balance of housing loans on the first day of each quarterly collection period payable in arrears on the related quarterly payment date.

         The manager will be indemnified out of the assets of the trust for any liability, cost or expense properly incurred by it in its capacity as manager of the trust other than general overhead costs and expenses.

Removal or Retirement of the Manager

         The manager shall retire as trust manager if the issuer trustee so directs in writing following a Manager's Default. The manager shall bear the costs of its removal after a Manager's Default. The manager has agreed to indemnify the issuer trustee and the trust for those costs.

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         The manager may resign on giving to the issuer trustee and the note trustee, with a copy to the rating agencies, not less than 120 days, or another period as the manager and the issuer trustee may agree, notice in writing of its intention to do so.


         On retirement or removal of the manager, the issuer trustee may appoint another manager on such terms as the issuer trustee sees fit, including the amount of the manager's fee, provided the appointment will not have an adverse effect on the rating of the notes. Until a replacement manager is appointed, the manager must continue as manager. If a replacement manager is not appointed within 120 days of the issuer trustee electing to appoint a new manager, the issuer trustee will be the new manager.


Limitation of Manager's Liability

         The principal limitations on the manager's liability are set out in full in the master trust deed. These include the following limitations:

         o the manager will be indemnified out of the trust in respect of any liability, cost or expense properly incurred by it in its capacity as manager of the trust; and

         o subject to the master trust deed, the manager is not responsible for any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of the issuer trustee, the servicer or any agent appointed by the issuer trustee or the manager or on whom the manager is entitled to rely under this deed, other than a related company, attorney, banker, receiver, barrister, solicitor, agent or other person acting as agent or adviser to the issuer trustee or the manager, except to the extent of losses, costs, claims or damages caused or contributed to by the breach of its obligations under any transaction documents.


The Note Trustee

         Bankers Trust Company will serve as the note trustee. Bankers Trust Company is a New York State chartered bank and an indirect wholly owned subsidiary of Deutsche Bank AG. The corporate trust office of the note trustee responsible for the administration of the trust is located at 1 Appold Street, Broadgate, London EC2A 2HE, United Kingdom. The note trustee will be entitled to execute any of its trusts or powers under the note trust deed either directly or through agents or attorneys providing that the use of such agent does not have an adverse effect on the ratings of the Class A notes. The note trustee and every other person properly appointed by it under the note trust deed will be entitled to indemnification from the assets of the trust against all loss, liability, expense, costs, damages, actions, proceedings, claims and demands incurred by, or made against, the note trustee in connection with its execution of the trusts under the note trust deed, provided that the indemnification will not extend to any loss, liability or expense arising from any fraud, negligence, default or breach of trust by the note trustee or any other person properly appointed by the note trustee.


         The note trustee will at all times be a corporation or association, organized and doing business under the laws of the United States of America, any individual state or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital of U.S.$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal or state authority. The note trustee may also, if permitted by the Securities and Exchange Commission, be organized under the laws of a jurisdiction other than


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the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

         The note trustee may resign after giving three months' written notice to the issuer trustee, the manager, the security trustee and each rating agency. The issuer trustee may also remove the note trustee in the following circumstances:

         o        if the note trustee becomes insolvent;

         o        if the note trustee ceases its business;

         o if the note trustee fails to comply with any of its obligations under any transaction document and the issuer trustee determines that this failure has had, or if continued, will have, a Material Adverse Effect, and if capable of remedy, the note trustee does not remedy this failure within 14 days after the earlier of the following:


                  o        the note trustee becoming aware of this failure; and


                  o receipt by the note trustee of written notice with respect to this failure from either the issuer trustee or the manager; or

         o if the note trustee fails to satisfy any obligation imposed on it under the Trust Indenture Act of 1939 with respect to the trust or the note trust deed.

         The note trustee is an affiliate of the standby basis swap provider, the standby fixed-floating rate swap provider, the currency swap provider and one of the underwriters. If there is an event of default under the Class A notes, the note trustee may be required to resign by virtue of its obligations under the Trust Indenture Act. In addition, holders of 75% of the aggregate outstanding principal balance of the Class A notes may require the issuer trustee to remove the note trustee.

         Any resignation or removal of the note trustee and appointment of a successor note trustee will not become effective until acceptance of the appointment by a successor note trustee and confirmation by the rating agencies that such appointment will not cause a downgrading, qualification or withdrawal of the then current ratings of the notes.

The Security Trust Deed General


         National Mutual Life Nominees Limited of Level 2, 65 Southbank Boulevard, South Melbourne, Victoria, Australia will be the security trustee. National Mutual Life Nominees Limited's principal activities are the provision of services as trustee, executors, administrators, attorneys and agents and other fiduciary services. The issuer trustee will grant a first ranking floating charge, registered with the Australian Securities and Investments Commission, over all of the trust assets in favor of the security trustee. The floating charge will secure the issuer trustee's obligations to the noteholders, the manager, the security trustee, the servicer, the note trustee, the underwriters, each paying agent, the seller with respect to the Accrued Interest Adjustment and redraws, and each provider of a support facility, but with respect to the mortgage insurer, only in respect of all payments by way of a timely payment cover under the mortgage insurance policies. These secured parties are collectively known as the Mortgagees.

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Nature of the Charge

         A company may not deal with its assets over which it has granted a fixed charge without the consent of the relevant mortgagee. Fixed charges are usually given over real property, marketable securities and other assets which will not be dealt with by the company.

         A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of the trust subject to the floating charge except in the ordinary course of its business and the manager has agreed not to direct the issuer trustee to take any such actions. If the issuer trustee disposes of any of the trust assets, including any housing loan, in the ordinary course of its business, the person acquiring the property will take it free of the floating charge. The floating charge granted over the trust assets will crystallize, which means it becomes a fixed charge, upon the occurrence of specific events set out in the security trust deed, including notice to the issuer trustee following an event of default under the security trust deed. On crystallization of the floating charge, the issuer trustee may not deal with the assets of the trust without the consent of the security trustee.


The Security Trustee


         The security trustee is appointed to act as trustee on behalf of the Mortgagees and holds the benefit of the charge over the trust assets in trust for each Mortgagee on the terms and conditions of the security trust deed. If there is a conflict between the duties owed by the security trustee to any Mortgagees or class of Mortgagees, the security trustee must give priority to the interests of the noteholders, as determined by the noteholders or the note trustee acting on their behalf. In addition, the security trustee must give priority to the interests of the Class A noteholders if, in the security trustee's opinion, there is a conflict between the interests of Class A noteholders and the interests of the Class B noteholders or other Mortgagees.


Duties and Liabilities of the Security Trustee


         The security trust deed contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following: o The security trustee is not responsible for the adequacy or enforceability of the security trust deed or other transaction documents.


         o The security trustee is not required to monitor compliance by the issuer trustee or manager with the transaction documents or their other activities.


         o Unless required by a transaction document, the security trustee need not give Mortgagees information concerning the issuer trustee which comes into the possession of the security trustee.


         o The security trustee has no duties or responsibilities except those expressly set out in the security trust deed or any collateral security.


         o Any action taken by the security trustee under the security trust deed or any collateral security binds all the Mortgagees.


         o The security trustee in its capacity as a Mortgagee can exercise its rights and powers as such as if it were not acting as the security trustee. It and its


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                  associates may engage in any kind of business with the issuer trustee, the manager, Mortgagees and others as if it were not security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the Mortgagees.

Events of Default

     Each of the following is an event of default under the security trust deed:

         o        the issuer trustee fails to pay:

                  o any interest within ten business days of the quarterly payment date on which the interest was due to be paid to noteholders; or

                  o any other amount owing to a Mortgagee within 10 business days of the due date for payment, or within any applicable grace period agreed with the relevant Mortgagee, or where the Mortgagee is a Class A noteholder, with the note trustee;

         o the issuer trustee fails to perform or observe any other provisions, other than the obligations already referred to in this section, of a transaction document where such failure will have a material and adverse effect on the amount or timing of any payment to be made to any noteholder, and that default is not remedied within 30 days after written notice from the security trustee requiring the failure to be remedied;

         o an Insolvency Event occurs relating to the issuer trustee, in its capacity as trustee of the trust;

         o the charge created by the security trust deed is not or ceases to be a first ranking charge over the assets of the trust, or any other obligation of the issuer trustee, other than as mandatorily preferred by law, ranks ahead of or equal with any of the moneys secured by the security trust deed;

         o        any security interest over the trust assets is enforced;

         o all or any part of any transaction document, other than the basis swap, the redraw facility or the currency swap, in respect of a termination because of an action of a taxing authority or a change in tax law, is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect, or a party becomes entitled to terminate, rescind or avoid all or part of any transaction document, other than the basis swap, the standby basis swap, the redraw facility or the currency swap; or


         o without the prior consent of the security trustee, that consent being subject in accordance with the terms of the security trust deed to the prior written consent of the Noteholder Mortgagees,


                  o the trust is wound up, or the issuer trustee is required to wind up the trust under the master trust deed or applicable law, or the winding up of the trust commences;

                  o the trust is held or is conceded by the issuer trustee not to have been constituted or to have been imperfectly constituted; or

                  o unless another trustee is appointed to the trust under the transaction documents, the issuer trustee ceases to be authorized under the trust to hold the property of the trust in its name and to perform its obligations under the transaction documents.


Where the security trustee has notified the rating agencies, obtained the written consent of the relevant Noteholder Mortgagees and, in its reasonable opinion,


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



considers that it would not be materially prejudicial to the interests of the Mortgagees, it may elect not to treat an event that would otherwise be an event of default as not being an event of default for the purpose of the security trust deed. Unless the security trustee has made such an election and providing that the security trustee is actually aware of the occurrence of an event of default, the security trustee must promptly convene a meeting of the Voting Mortgagees which it shall seek at directions from the Voting Mortgagees by way of extraordinary resolution of Voting Mortgages regarding the action it should take as a result of that event of default.


Meetings of Voting Mortgagees

         The security trust deed contains provisions for convening meetings of the Voting Mortgagees to enable the Voting Mortgagees to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the security trustee to enforce the security trust deed. Voting Mortgagees are:

         o the Noteholder Mortgagees alone for as long as amounts outstanding under the notes are 75% or more of the Secured Moneys, and

         o otherwise, the note trustee, acting on behalf of the Class A noteholders, and each other Mortgagee.

         Neither the security trustee nor the manager may call a meeting of Voting Mortgagees while the Noteholder Mortgagees are the only Voting Mortgagees unless the Noteholder Mortgagees otherwise consent.


         The security trustee must promptly convene a meeting of the Voting Mortgagees after it receives notice, or has actual knowledge of, an event of default under the security trust deed.

Voting Procedures

         Every question submitted to a meeting of Voting Mortgagees shall be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes, if any, to which he may be entitled as Voting Mortgagee or as a representative. A representative is, in the case of any noteholder, a person or body corporate appointed as a proxy for that noteholder. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, Secured Moneys shall have one vote except that the note trustee shall represent each Class A noteholder who has directed the note trustee to vote on its behalf under the note trust deed. On a poll, every person who is present shall have one vote for every US$100 or its equivalent, but not part thereof, of the Secured Moneys that he holds or in which he is a representative.

         A resolution of all the Voting Mortgagees, including an Extraordinary Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have been signed by all of the Voting Mortgagees. Enforcement of the Charge

         A resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting Mortgagees present in person or by proxy or a written resolution signed by all of the Voting Mortgagees is required to direct the security trustee to do any or all of the following:

         o        declare the charge to be enforceable;

         o        declare all Secured Moneys immediately due and payable;


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         o        convert the floating charge to a fixed charge over any or all of the trust assets; or

         o appoint a receiver over the trust assets or itself exercise the powers that a receiver would otherwise have under the security trust deed.

         If the Noteholder Mortgagees are the only Voting Mortgagees, they may direct the security trustee to do any act which the security trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of Voting Mortgagees, including enforcing the charge.

         Any consent or direction of the note trustee and the Class B noteholders, when they are the only Voting Mortgagees, requires the approval of noteholders representing greater than 50% of the outstanding principal balance of the notes. No Mortgagee is entitled to enforce the charge under the security trust deed, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with the security trust deed.


The Note Trustee as Voting Mortgagee


         The note trustee may, without the consent of the noteholders, determine that any condition, event or act which with the giving of notice, lapse of time or the issue of a certificate would constitute an event of default under the security trust deed shall not, or shall not subject to specified conditions, be treated as such. The note trustee shall not exercise any of these powers in contravention of any express direction given in writing by holders representing at least 75% of the aggregate outstanding principal balance of the Class A notes. Any such modification, waiver, authorization or determination shall be binding on the Class A noteholders and, unless the note trustee agrees otherwise, any such modification shall be notified by the manager on behalf of the issuer trustee to the noteholders as specified in the transaction documents as soon as practicable thereafter.


         If an event of default under the security trust deed occurs and is continuing, the note trustee shall deliver to each Class A noteholder notice of such event of default within 90 days of the date that the note trustee became aware of such event of default, provided that, except in the case of a default in payment of interest and principal on the notes, the note trustee may withhold such notice if and so long as it determines in good faith that withholding the notice is in the interests of the relevant class of Class A noteholders.


         The rights, remedies and discretion of the Class A noteholders under the security trust deed, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the note trustee on behalf of the Class A noteholders, and the security trustee may rely on any instructions or directions given to it by the note trustee as being given on behalf of the Class A noteholders without inquiry about compliance with the note trust deed.


         The note trustee shall not be bound to vote under the security trust deed, or otherwise direct the security trustee under the security trust deed or to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the security trust deed, the note trust deed or any notes unless directed or requested to do so in writing by the holders of at least 75% of the aggregate outstanding principal balance of the Class A notes and then only if the note trustee is indemnified to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

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         If any of the Class A notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A notes, the note trustee must not vote under the security trust deed to, or otherwise direct the security trustee to, dispose of the mortgaged property unless either:

         o a sufficient amount would be realized to discharge in full all amounts owing to the Class A noteholders, and any other amounts payable by the issuer trustee ranking in priority to or equal with the Class A notes; or

         o the note trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph.

Limitations of Actions by the Security Trustee

         The security trustee is not obliged to take any action, give any consent or waiver or make any determination under the security trust deed without being directed to do so by the note trustee or by Extraordinary Resolution of the Voting Mortgagees in accordance with the security trust deed. The security trustee is not obligated to act unless it obtains an indemnity from the Voting Mortgagees and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.


         If the security trustee convenes a meeting of the Voting Mortgagees, or is required by an Extraordinary Resolution to take any action under the security trust deed, and advises the Voting Mortgagees that it will not act in relation to the enforcement of the security trust deed unless it is personally indemnified by the Voting Mortgagees to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the security trust deed and is put in funds to the extent to which it may become liable, including costs and expenses, and the Voting Mortgagees refuse to grant the requested indemnity, and put the issuer trustee in funds, then the security trustee is not obliged to act in relation to that enforcement under the security trust deed. In those circumstances, the Voting Mortgagees may exercise such of those powers conferred on them by the security trust deed as they determine by Extraordinary Resolution.


         The security trustee will not be liable for any decline in the value, nor any loss realized upon any sale or other dispositions made under the security trust deed, of any mortgaged property or any other property which is charged to the security trustee by any other person in respect of or relating to the obligations of the issuer trustee or any third party in respect of the issuer trustee or the secured moneys or relating in any way to the mortgaged property or for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it, except for the fraud, negligence or breach of trust of the security trustee.

Priorities under the Security Trust Deed

         The proceeds from the enforcement of the security trust deed are to be applied in the order of priority set forth in this subsection, subject to any other priority which may be required by statute or law. Certain federal taxes, unpaid wages, long service

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leave, annual leave and similar employee benefits and certain auditor's fees, if any, will be paid prior to the Mortgagees. Subject to the foregoing, the proceeds from enforcement of the security trust deed will be distributed as follows:

         o        first, to pay pro rata:

                  o any fees and other expenses due to the security trustee, the note trustee or the principal paying agent;

                  o any unpaid fees and paid expenses incurred in relation to the operation and administration of the trust, including the issuer trustee's fees and expenses; and

                  o        the receiver's remuneration;

         o second, to pay all costs, charges, expenses and disbursements properly incurred in the exercise of any power by the security trustee, the note trustee, a receiver or an attorney;

         o third, to pay unpaid Accrued Interest Adjustment due to the seller;

         o fourth, repayment to the mortgage insurer of money previously paid under a mortgage insurance policy by way of a timely payment cover, but only to the extent that funds are received from the related borrower;

         o fifth, to pay to the fixed-floating rate swap provider under the fixed-floating rate swap any break fees received by or on behalf of the issuer trustee from a borrower or the mortgage insurer and which have not previously been paid to the fixed-floating rate swap provider;


         o        sixth, to pay, pro rata:

                  o monetary liabilities of the issuer trustee to all providers of support facilities, other than the currency swap provider;

                  o monetary liabilities of the issuer trustee to the Class A noteholders;

                  o        unreimbursed redraws, to the seller; and

                  o all monetary liabilities of the issuer trustee to the currency swap provider under a confirmation relating to Class A notes, but without double-counting above;

         o seventh, any monetary liabilities of the issuer trustee to Class B noteholders;


         o eighth, to pay pro rata any amounts not covered in this section owing to any Mortgagee under any transaction document;


         o ninth, to pay all monies owing to the mortgage insurer and not paid above;


         o tenth, to pay the holder of any subsequent security interest over the assets charged by the security trust deed of which the security trustee has notice of the amount properly secured by the security interest; and


         o eleventh, to pay any surplus to the issuer trustee to be distributed in accordance with the master trust deed.

The surplus will not carry interest. If the security trustee pays the surplus to the credit of an account in the name of the issuer trustee with any bank carrying on

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business in Australia, the security trustee, receiver, Mortgagee or attorney, as the case may be, will be under no further liability in respect of it.

         Upon enforcement of the security created by the security trust deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the noteholders. Any claims of the noteholders remaining after realization of the security and application of the proceeds as aforesaid shall, except in limited circumstances, be extinguished.

Security Trustee's Fees and Expenses

         The issuer trustee shall reimburse the security trustee for all costs and expenses of the security trustee properly incurred in acting as security trustee. The security trustee shall receive a quarterly fee in the amount agreed from time to time by the issuer trustee, the security trustee and the manager.

Indemnification

         The issuer trustee has agreed to indemnify the security trustee from and against all losses, costs, liabilities, expenses and damages arising out of or in connection with the transaction documents, except to the extent that they result from the fraud, negligence or breach of trust on the part of the security trustee.

Retirement and Removal of the Security Trustee

         The security trustee may retire on three months' notice in writing to the issuer trustee, the manager, the note trustee and the rating agencies if a successor security trustee is appointed.

         Subject to the appointment of a successor security trustee and prior notice being given to each of the rating agencies, an Extraordinary Resolution of the Voting Mortgagees may remove the security trustee at any time and the manager may remove the security trustee if:

         o an Insolvency Event occurs in relation to the security trustee in its personal capacity;

         o        the security trustee ceases business;

         o the security trustee fails to comply with any of its obligations under any transaction document and such action has had, or, if continued will have, a Material Adverse Effect, and, if capable of remedy, that failure is not remedied within 14 days after the earlier of:

                  o the security trustee's having become actually aware, by virtue of the actual awareness of the officers or employees of the security trustee who have day-to-day responsibility for the administration of the security trust, of that failure; and


                  o the security trustee's having received written notice with respect thereto from the manager; or


         o there occurs a change in the control of the security trustee from that existing on the date of the security trust deed, unless approved by the manager.

         Upon notice of resignation or removal of the security trustee, the manager has the right to appoint a successor security trustee who has been previously approved by an Extraordinary Resolution of the Voting Mortgagees and who accepts the

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appointment. If no successor security trustee is appointed within 30 days after notice, the retiring security trustee may on behalf of the Mortgagees appoint a successor security trustee, other than St.George Bank or its affiliates. If no person can be found to act as security trustee, the Voting Mortgagees may elect a Voting Mortgagee to act as security trustee.

         Any resignation or removal of the security trustee and appointment of a successor will not become effective until the rating agencies approve the appointment and confirm that it will not cause a downgrade, qualification or withdrawal of the ratings of the notes.


Amendment

         The issuer trustee and the security trustee may, following at least ten business days written notice to the rating agencies and with the written approval of the manager and the Noteholder Mortgagees, amend the security trust deed to, among other things, correct a manifest error or ambiguity or which in the opinion of the security trustee is necessary to comply with the provisions of any law or regulation. If the amendment is prejudicial or likely to be prejudicial to the interests of the Mortgagees or a class of Mortgagees, an Extraordinary Resolution of the Voting Mortgagees is required.

The Redraw Facility

Redraws

         If the seller consents to a redraw, it will transmit funds in the amount of the redraw to the borrower. The seller is entitled to be reimbursed for the amount of any redraws on any of the housing loans which it pays to borrowers:

         o first, from Gross Principal Collections available at the time the redraw is made;

         o        second, from any available Redraw Retention Amount; and

         o third, from drawings under the redraw facility agreement, to the extent that it is available.


         The seller will be reimbursed for redraws from Gross Principal Collections in priority to principal payments on the notes.

The Redraw Facility Agreement

         Under the redraw facility agreement, the redraw facility provider agrees to make advances to the issuer trustee for the purpose of reimbursing redraws made by the seller to the extent that Gross Principal Collections and the available Redraw Retention Amount are insufficient to fund redraws. Under the redraw facility, the redraw facility provider agrees to make advances to the issuer trustee up to the redraw limit. The redraw limit is equal to 2% of the aggregate Stated Amount of the notes, as adjusted by the manager on each anniversary of the redraw facility agreement or any other amount as agreed between the redraw facility provider, the issuer trustee and the manager. At the closing date, the redraw limit is expected to be A$31,725,420. The redraw limit may not be increased without written confirmation from the rating agencies that the increase would not result in a downgrading or withdrawal of the rating for the notes then outstanding. The initial term of the redraw facility is 364 days. The redraw facility provider may cancel all or part of the redraw limit at any time immediately on giving notice to the issuer trustee and the manager.

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Drawing on the Redraw Facility


         A drawing may be made under the redraw facility only for the purpose of funding a Redraw Shortfall or to repay a previous draw under the redraw facility. If at any time during the term of the redraw facility, the manager determines that there is a Redraw Shortfall, it may direct the issuer trustee to draw down on the redraw facility for an amount equal to the lesser of:


         o        the Redraw Shortfall; and


         o the redraw limit less the greater of zero and the total principal amount of all outstanding draws under the redraw facility, less the total Carryover Redraw



                  Charge Offs, provided that for the purpose of this calculation, it is assumed that all draws under the redraw facility due to be repaid on or before the date of the drawdown have been repaid.

Conditions Precedent to Drawing

         The obligations of the redraw facility provider to make available each draw under the redraw facility are subject to the conditions precedent that:


         o there is currently no event of default under the redraw facility; and

         o the representations and warranties by the issuer trustee in the redraw facility agreement are true as of the date of the relevant drawdown notice and the relevant drawdown date as though they had been made at that date in respect of the current facts and circumstances.

Availability Fee

         An availability fee accrues daily from the date of the redraw facility agreement at a rate of 0.10% per annum on an amount equal to the redraw limit, less outstanding Redraw Advances, less Carryover Redraw Charge Offs. The availability fee is payable on each quarterly payment date and on termination of the redraw facility. The availability fee is calculated on the actual number of days elapsed and a year of 365 days.


Interest


     With respect to any draws under the redraw facility made by the redraw facility provider, interest will accrue from day to day on the amount of each such Redraw Advance from the date of its advance at a rate equal to the One Month Bank Bill Rate plus a margin, calculated on the basis of the actual number of days elapsed since the advance and a year of 365 days. The margin will be 0.30% per annum, unless the draw has been outstanding twelve months or more, at which time the margin will be 0.40% per annum for that draw. The interest shall be payable on each payment date and on termination of the redraw facility. To the extent any interest is not paid on a payment date, the amount of the unpaid interest will be capitalized and interest will accrue on any such unpaid interest from that payment date.


Repayment of Draws on the Redraw Facility

         The issuer trustee shall, at the direction of the manager, repay unreimbursed draws under the redraw facility on the following payment date and on the date of termination of the redraw facility, to the extent that there are funds available for such payment. It is not an event of default if the issuer trustee does not have funds available to repay the full amount of the unreimbursed draw on the following payment date.


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Events of Default under the Redraw Facility Agreement

         It is an event of default under the redraw facility agreement if:


         o an amount is available for payment to the redraw facility provider under the redraw facility agreement, and the issuer trustee does not pay that amount within 10 business days of its due date;

         o        an Insolvency Event occurs in relation to the trust;

         o an Insolvency Event occurs in relation to the issuer trustee, and a successor trustee of the trust is not appointed within 30 days of that Insolvency Event;

         o        the Termination Date occurs in relation to the trust; or

         o an event of default under the security trust deed occurs and any action is taken to enforce the security interest under the security trust deed over the assets of the trust.

Consequences of an Event of Default

         At any time after an event of default under the redraw facility agreement, the redraw facility provider may do all or any of the following:


         o declare all moneys actually or contingently owing under the redraw facility agreement immediately due and payable; and

         o        cancel the redraw limit.

Termination

         The redraw facility will terminate on the earliest of the following:

         o        the date on which the notes are redeemed in full;

         o the date on which the redraw facility provider declares the redraw facility agreement terminated following an event of default under the redraw facility agreement;

         o the date on which the issuer trustee enters into a replacement redraw facility;

         o the date on which Crusade Management Limited retires or is removed as manager;

         o the date on which the issuer trustee has canceled all of the redraw limit;

         o the date which is one year after the final maturity date of the notes;

         o the date on which the redraw limit is canceled in full by the redraw facility provider; and

         o 364 days from the date of the redraw facility agreement, unless the redraw facility provider has agreed to extend the term of the redraw facility in accordance with the terms of the redraw facility.

The Servicing Agreement

Servicing of Housing Loans

         The servicer is required to administer the housing loans in the following manner:

         o        in accordance with the servicing agreement;

         o in accordance with St.George Bank's procedures manual and policies as they apply to those housing loans from time to time; and


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         o        with the same degree of diligence and care expected of an
                  appropriately qualified servicer of similar financial products.

         In performing any services under the servicing agreement the servicer shall take into account whether its performance of such services does or does not have any Material Adverse Effect. The servicer's actions in servicing the housing loans in accordance with the relevant procedures manual are binding on the issuer trustee. The servicer is entitled to delegate its duties under the servicing agreement. The servicer at all times remains liable for servicing the housing loans and the acts or omissions of any delegate.

Powers

         Subject to the standards for servicing set forth in the preceding section, the servicer has the express power, among other things:

         o to waive any fees and break costs which may be collected in the ordinary course of servicing the housing loans or arrange the rescheduling of interest due and unpaid following a default under any housing loans;

         o to waive any right in respect of the housing loans and mortgages in the ordinary course of servicing the housing loans and mortgages; and

         o to extend the maturity date of a housing loan beyond 30 years from the date of origination when required to do so by law or a government agency. These extensions are not subject to the requirement that the action not have a Material Adverse Effect.

Undertakings by the Servicer

         The servicer has undertaken, among other things, the following:

         o If so directed by the issuer trustee following a Title Perfection Event, it will promptly take action to perfect the issuer trustee's equitable title to the housing loans and related mortgages in the mortgage pool to full legal title by notifying borrowers of the issuer trustee's interests, registering transfers, delivering documents to the issuer trustee and taking other action required to perfect title or which the issuer trustee requires it to do.

         o To collect all moneys due under those housing loans and related mortgages and pay them into the collection account not later than the time St.George Bank would be required to do so.

         o If a material default occurs in respect of a housing loan, it will take action in accordance with its normal enforcement procedures to enforce the relevant housing loan and the related mortgage to the extent it determines to be appropriate.

         o To act in accordance with the terms of any mortgage insurance policies, not do or omit to do anything which could be reasonably expected to prejudicially affect or limit its rights or the rights of the issuer trustee under or in respect of a mortgage insurance policy, and promptly make a claim under any mortgage insurance policy when it is entitled to do so and notify the manager when each such claim is made.

         o It will not consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would

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

                  rank before or equal with the related housing loan and mortgage or allow the creation or existence of any other security interest in the mortgaged property unless priority arrangements are entered into with such third party under which the third party acknowledges that the housing loan and the related mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the Unpaid Balance of the housing loan plus such other amount as the servicer determines in accordance with the servicer's procedures manual or its ordinary course of business.

         o It will not, except as required by law, release a borrower or otherwise vary or discharge any housing loan or mortgage where it would have a Material Adverse Effect.


         o It will set the interest rate on the housing loans in accordance with the requirements of the supplementary terms notice.


         o It will give notice in writing to the issuer trustee and the rating agencies if it becomes aware of the occurrence of any Servicer Transfer Event.


         o It will maintain in effect all qualifications, consents, licenses, permits, approvals, exemptions, filings and registrations as may be required under any applicable law in order properly to service the housing loans and mortgages and to perform or comply with its obligations under the servicing agreement.

         o It will notify the issuer trustee and the manager of any event which it reasonably believes is likely to have a Material Adverse Effect promptly after becoming aware of such event; and the manager of anything else which the manager reasonably requires regarding any proposed modification to any housing loan or related mortgage.

         o It will provide information reasonably requested by the issuer trustee or the manager, with respect to all matters relating to the trust and the assets of the trust, and the issuer trustee or the manager believes reasonably necessary for it to perform its obligations under the transaction documents, and upon reasonable notice and at reasonable times permit the issuer trustee to enter the premises and inspect the data and records in relation to the trust and the housing loan agreements, mortgages, certificates of title and other documents related to the housing loans.

Undertakings by the Seller

         The St.George Bank, in its capacity as seller, has undertaken, among other things, the following under the servicing agreement:


         o It will maintain in effect all qualifications, consents, licenses, permits, approvals, exemptions, filings and registrations as may be required under any applicable law in relation to its ownership of any housing loan or mortgage in order to perform or comply with its obligations under the servicing agreement; and will comply with all laws in connection with its ownership of any housing loans and mortgages where failure to do so would have a Material Adverse Effect.

         o It will act in accordance with the terms of any mortgage insurance policies, and not do or omit to do anything which could be reasonably expected to prejudicially affect or limit the rights of the issuer trustee under or in respect


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



                  of a mortgage insurance policy to the extent those rights relate to a housing loan and the mortgage.

         o It will not consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank before or equal with the relevant housing loan and mortgage or allow the creation or existence of any other security interest in the mortgaged property unless priority arrangements are entered into with such third party under which the third party acknowledges that the housing loan and the mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the Unpaid Balance of the housing loan plus such other amount as the servicer determines in accordance with the seller's procedures manual or its ordinary course of business.




         o It will not, except as required by law, release a borrower from any amount owing in respect of a housing loan or otherwise vary or discharge any housing loan or mortgage or enter into any agreement or arrangement which has the effect of altering the amount payable in respect of a housing loan or mortgage where it would have a Material Adverse Effect.

         o It will release any housing loan or mortgage, reduce the amount outstanding under or vary the terms of any housing loan or grant other relief to a borrower, if required to do so by any law or if ordered to do so by a court, tribunal, authority, ombudsman or other entity whose decisions are binding on the servicer. If the order is due to the servicer breaching any applicable law, then the servicer must indemnify the issuer trustee for any loss the issuer trustee may suffer by reason of the order. The amount of the loss is to be determined by agreement with the issuer trustee or, failing this, by the servicer's external auditors.

Collections

         The servicer will receive collections on the housing loans from borrowers in its general collection account. The servicer shall deposit any collections in its possession or control into the collection account within two business days following its receipt of the collections, less any amount for taxes payable in relation to the collections or any amount the servicer may retain under the supplementary terms notice.

Servicing Compensation and Expenses

         The servicer will receive a fee for servicing the housing loans equal to the product of 0.40% per annum and the aggregate outstanding principal of the housing loans on the first day of each quarterly collection period. This fee will be payable in arrears on the quarterly payment date following the end of the quarterly collection period.

         The servicer must pay from such fee all expenses incurred in connection with servicing the housing loans, except for expenses relating to the enforcement of a housing loan or its related mortgaged property or any amount repaid to a liquidator or trustee in bankruptcy pursuant to any applicable law, binding code, order or decision of any court, tribunal or the like or based on advice of the servicer's legal advisers.

Liability of the Servicer

         The servicer fully indemnifies the issuer trustee against all losses, liabilities, costs and expenses incurred as a result of the failure by the servicer to perform its duties under the servicing agreement or any action or conduct undertaken or not taken by

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the servicer, including as a consequence of a Servicer Transfer Event. The servicer may rely upon any statement by the issuer trustee or the manager that any action or inaction on its part is reasonably likely to, or will, have a Material Adverse Effect. The servicer shall not be liable for a breach of the servicing agreement, or be liable under any indemnity, in relation to any action or inaction on its part, where it has been notified by the issuer trustee or the manager that the action or inaction is not reasonably likely to, or will not have, a Material Adverse Effect.

Removal, Resignation and Replacement of the Servicer

         The issuer trustee must terminate the servicer's appointment if the issuer trustee determines that any of the following Servicer Transfer Events occurs:

         o        the servicer suffers an Insolvency Event;


         o the servicer fails to pay any amount within ten business days of receipt of a notice to do so;

         o the servicer fails to comply with any of its other obligations under any transaction document and such action has had, or, if continued will have, a Material Adverse Effect, as determined by the issuer trustee and that failure is not remedied within the earlier of 30 days after the servicer becomes aware of that failure and receipt of a notice from either the issuer trustee or the manager;

         o any representation, warranty or certification made by the servicer is incorrect when made and is not waived by the issuer trustee or remedied to the issuer trustee's reasonable satisfaction within 45 days after notice from the issuer trustee, and the issuer trustee determines that breach would have a Material Adverse Effect; or

         o it becomes unlawful for the servicer to perform the services under the servicing agreement.

The servicer will indemnify the issuer trustee against any losses, liabilities, costs and expenses resulting from a Servicer Transfer Event.

Resignation

         The servicer may voluntarily resign after giving 120 days' notice to the rating agencies, the manager and the issuer trustee.

Replacement of the Servicer

         The manager and the issuer trustee shall use reasonable efforts to find an eligible successor servicer. Until a successor servicer is appointed, the servicer must continue to act as the servicer and will be paid the servicing fee. If an eligible successor servicer is not appointed by the expiration of the 120-day notice period, the issuer trustee itself will act as servicer and be entitled to the servicing fee.


Termination of Servicing Agreement

         The servicing agreement will terminate on the earlier of:


         o the date on which the servicing agreement is terminated pursuant to a Servicer Transfer Event;


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         o        the date which is one month after the notes have been redeemed in full in accordance with the transaction documents and the issuer trustee ceases to have any obligation to any creditor in relation to any trust;

         o the date on which the issuer trustee replaces the servicer with a successor servicer; and

         o        the date on which the servicer is replaced after resigning.

Amendment

         The servicer and the issuer trustee may amend the servicing agreement in writing after giving prior notice of the proposed amendment to the rating agencies and the rating agencies have confirmed that the amendment will not result in an adverse effect on the rating of any notes.

The Custodian Agreement

Document Custody

         The custodian is responsible for custody of the title documents for each mortgaged property, including the loan agreement, mortgage document and certificate of title for the housing loans on behalf of the issuer trustee, exercising the degree of diligence and care expected of an appropriately qualified custodian of documents and in accordance with the custodial procedures approved in advance by the issuer trustee, the manager and the rating agencies.

         The custodian's duties and responsibilities include:

         o holding each title document in accordance with the custodial procedures as if the title documents were beneficially owned by the custodian;

         o ensuring that each title document is capable of identification and kept in a security packet in a security vault separate from other documents held by the custodian for other persons; and

         o maintaining in safe custody a record of the physical movement of the title documents.

         In performing its services, the custodian must consider if its acts or omissions will have any Material Adverse Effect.

         The custodian undertakes, among other things:

         o to comply with applicable laws where the failure to do so would have a Material Adverse Effect;

         o        comply with the mortgage insurance policies;

         o provide information and access relating to its custodial services if required by the issuer trustee, the manager or the servicer; and ensure that the premises holding the documents are appropriately insured for fire and public risks.

Audit

         The custodian will be audited by an independent auditor on an annual basis, or more regularly if any audit gives an adverse finding, in relation to its custodial procedures, identification of documents, security and tracking systems.

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Compensation of the Custodian

         The custodian will receive a fee based on the aggregate outstanding principal of the housing loans on the first day of each quarterly collection period. This fee will be payable in arrears on the quarterly payment date following the end of the quarterly collection period.

Indemnity

         The custodian also indemnifies the issuer trustee against all losses, liabilities, costs and expenses incurred by the issuer trustee as a result of a breach by the custodian of its obligations under the custodian agreement. This indemnity is limited to the extent further described in the custodian agreement. Under the deed of indemnity, St.George Bank also indemnifies the issuer trustee in respect of all liability arising as a result of a breach by the custodian of its obligations under the custodian agreement and any money payable under the custodian agreement which is not recoverable from the custodian.

Removal and Retirement of the Custodian

         The issuer trustee may terminate the custodian's appointment if the issuer trustee determines that:

         o        the custodian has suffered an Insolvency Event;

         o        if the custodian is a related company of the seller, either

                  o        the long-term rating of the seller falls below:

                           o        BBB from Fitch IBCA; or

                           o        Baa2 from Moody's, or

                           o        BBB from Standard & Poor's; or

         o        a Title Perfection Event has occurred;

         o the custodian has failed to comply with the custodial procedures or any of its other obligations under any other transaction document and such action has had, or if continued will have, a Material Adverse Effect and, if capable of remedy, the custodian does not remedy that failure within 30 days after the earlier of the custodian becoming aware of that failure and receipt of a notice from either the issuer trustee or the manager;


         o any representation, warranty or certification made by the custodian is incorrect when made and is not waived by the issuer trustee, or if capable of remedy, is not remedied to the issuer trustee's reasonable satisfaction within 45 days after notice from the issuer trustee, and the issuer trustee determines that breach will or may have a Material Adverse Effect;

         o it has become unlawful for the custodian to perform its custodial services;

         o        a Servicer Transfer Event has occurred; or

         o the custodian has not complied with the requirements of the custodian agreement to the satisfaction of its auditor and a further audit also results in an adverse finding by the auditor.

         The custodian will indemnify the issuer trustee against any losses, liabilities, costs and expenses resulting from its termination. If the custodian is removed, it must deliver at its expense the title documents and all other documents and records relating to the housing loans to, or at the direction of the issuer trustee. If the custodian has not done so within ten business days of the date of termination or such longer period as the issuer trustee in its reasonable discretion permits, the issuer trustee must, with the assistance of the manager, enter the premises where the title documents are kept, take possession of and remove the title documents. The issuer trustee may, to the extent that it has information available to it to do so, lodge caveats in respect of the housing loans and related mortgages for which it does not hold the title documents. A caveat is a notice which is put on the relevant land title register to provide notice of a party's interest in the property.

The Seller Loan Agreement

         The value of the housing loan pool as of the cut-off date, and the consideration payable by the issuer trustee to the seller for the housing loans, is A$ . If the net proceeds received by the issuer trustee from the issuance of the notes is less than the purchase price for the housing loans, the seller will lend the balance of the consideration to the issuer trustee. This loan will not bear interest and will not have the benefit of the security trust deed. The issuer trustee will be required to repay any outstanding principal under the loan, if any, after the Secured Moneys have been fully and finally paid, to the extent that moneys are available to pay that principal, as a full and final settlement of the obligations of the issuer trustee under the loan.


                                  The Servicer

Servicing of Housing Loans

         Under the servicing agreement, St.George Bank will be appointed as the initial servicer of the housing loans. The day to day servicing of the housing loans will be performed by the servicer at St.George Bank's head office in Kogarah and at St.George Bank's retail branches and telephone banking and marketing centers. Servicing procedures include managing customer inquiries, monitoring compliance with the loan features and rights applicable to these loans, and the arrears management of overdue loans. Servicing procedures include responding to customer inquiries, managing and servicing the features and facilities available under the housing loans and the management of delinquent Housing Loans. See "Description of the Transaction Documents - The Servicing Agreement."

Collection and Enforcement Procedures

         Pursuant to the terms of the housing loans, borrowers must make the minimum repayment due under the terms and conditions of the housing loans, on or before each monthly installment due date. St.George Bank credits repayments to an individual housing loan on the date of its receipt. Interest is accrued daily on the balance outstanding after close of business and charged monthly to each relevant loan account.

         When a housing loan is 15 days delinquent, it is identified in the mortgage service system and transferred to the collection system. The collection system identifies all accounts which are overdue and provides detailed lists of those loans for action and follow-up.

         The collection system allocates overdue loans to designated collection officers within St.George Bank. The loans that have been delinquent longer are allocated to the more experienced collection officers.


         Actions taken by the bank in relation to delinquent accounts will vary depending on the following elements and, if applicable, with the input of the mortgage insurer:

         o        arrears history;

         o        equity in the property; and

         o        arrangements made with the borrower to meet overdue payments.

         If satisfactory arrangements cannot be made to rectify a delinquent housing loan, St.George Bank will issue legal notices and institute recovery action by enforcing the mortgage security. Collection officers, under legal assistance, manage this process and pursue many sources of recovery including the following:

         o        guarantees;

         o        government assistance schemes;

         o        mortgagee sale; and

         o        claims on mortgage insurance.

         It should be noted that St.George Bank reports all actions that it takes on overdue housing loans to the mortgage insurer in accordance with the terms of the mortgage insurance policies.

Collection and Foreclosure Process

         When a loan is 15 days delinquent, a computer generated letter is sent to the borrower advising of the situation and requesting that payment be made to rectify the situation. When an account reaches 30 days delinquent, a second letter is sent to the borrower. After a housing loan is 30 days delinquent, any written contact is also followed up by a telephone call.

         When a loan reaches 60 days delinquent, a default notice is sent advising the borrower if the matter is not rectified within a period of 31 days, the bank is entitled to commence enforcement proceedings without further notice. Usually a statement of claim will be issued to a borrower on an account which is 91 days delinquent. At 120 days delinquent, the bank applies for judgement in a Supreme Court. Generally at 150 days delinquent, the bank applies for a writ of possession and by 170 days the sheriff sets an eviction date. Appraisals and valuations are ordered and a reserve price is set for sale via auction or private treaty. In most instances if the account continues to be in arrears, an offer on the property would be sought and accepted and the property settled. These time frames assume that the borrower has either taken no action or has not honored any commitments made in relation to the delinquency.

         It should also be noted that the mortgagee's ability to exercise its power of sale on the mortgaged property is dependent upon the statutory restrictions of the relevant state or territory as to notice requirements. In addition, there may be factors outside the control of the mortgagee such as whether the mortgagor contests the sale and the market conditions at the time of sale. These issues may affect the length of time between the decision of the mortgagee to exercise its power of sale and final completion of the sale.

         Under St.George Bank's housing loan product specifications, variable rate of interest loans enable a borrower to have a payment holiday where the borrower has made excess payments. The excess payments are the difference between the total amount paid by the borrower and the amount of the minimum payments required. In accordance with the product specification, if a borrower with excess payments fails to make some or all of a minimum payment, the servicer will apply the excess payments against that missed payment. As such, the relevant housing loan will not be considered delinquent until such time as when the amount of missed payments is greater than the excess payments.

         The arrears and security enforcement procedures may change over time as a result of business change, or legislative and regulatory changes.

Servicer Delinquency Experience

         In January 1997, St.George Bank merged with the Advance Bank Group to form the fifth largest banking group in Australia. Prior to this time, delinquency data was separately reported by each banking organization. Consequently, the following tables summarize delinquency and foreclosure experience, respectively, for loans serviced by St.George Bank prior to and after the merger. All loans in the securitised pool that were settled prior to September 1997 were originated by St.George Bank.


         Table 1 summarizes the delinquency and foreclosure experience of loans originated by St.George Bank. Table 2 summarizes the combined experience of St.George Bank loans and loans acquired in the merger with Advance Bank. Both tables express the number of delinquent loans at period end as a percentage of the total number of loans serviced.


            Table 1: St.George Bank One-to-Four-Family Residential Loans




                                    March      September       March        September       March      September       March
                                  31, 1994     30, 1994      31, 1995      30, 1995       31, 1996      30, 1996     31, 1997
                                  ----------   ----------    ----------    -----------    -----------   -----------  -----------
Portfolio At:
Outstanding Balance (A$000's)      9,226,192    9,630,713     9,981,940     10,442,786     10,695,313    11,131,152   11,690,990
                                  ----------   ----------    ----------    -----------    -----------   -----------  -----------

Number of Loans Outstanding          147,104      151,488       156,258        165,301        168,417       170,980      175,368
                                  ----------   ----------    ----------    -----------    -----------   -----------  -----------

Percentage of Delinquent Loans:
30 to 59 days                           1.15%        0.81%         0.92%          0.91%          1.14%         1.34%        1.20%
60 to 89 days                           0.46%        0.34%         0.31%          0.34%          0.41%         0.53%        0.49%
90 to 119 days                          0.20%        0.15%         0.13%          0.14%          0.21%         0.18%        0.24%
120 days or more                        0.28%        0.21%         0.23%          0.24%          0.33%         0.33%        0.45%
                                  ----------   ----------    ----------    -----------    -----------   -----------  -----------

Total Delinquencies                     2.09%        1.51%         1.59%          1.63%          2.09%         2.38%        2.38%
Foreclosures                            0.03%        0.04%         0.03%          0.03%          0.05%         0.06%        0.04%
                                  ----------   ----------    ----------    -----------    -----------   -----------  -----------

Total Delinquencies and
   Foreclosures                         2.12%        1.55%         1.62%          1.66%          2.14%         2.44%        2.42%
                                  ----------   ----------    ----------    -----------    -----------   -----------  -----------

Period Ending:
Loan Losses as a % of Total
   Outstanding Balance*                  N/A**        N/A**         N/A**          N/A**        0.000%        0.004%       0.001%
                                  ----------   ----------    ----------    -----------    -----------   -----------  -----------
                                  ----------   ----------    ----------    -----------    -----------   -----------  -----------



*Loan losses for each period were annualized and are expressed as a percentage of the average outstanding balance for the period.


**Loan loss information is not available prior to the 6 month period ending March 1996.

            Table 2: St.George Bank One-to-Four-Family Residential Loans





                                 September     March        September       March          June
                                 30, 1997     31, 1998      30, 1998       31, 1999       30, 1999
                                 -----------  -----------   -----------    -----------    -----------
Portfolio At:
Outstanding Balance (A$000's)     25,718,747   26,092,849    27,166,041     27,220,578     27,700,955
                                 -----------  -----------   -----------    -----------    -----------

Number of Loans Outstanding          361,621      363,694       368,913        366,810        365,513

 % of Loans Delinquent:
30 to 59 days                           1.12%        1.26%         1.01%          1.31%          1.10%
60 to 89 days                           0.31%        0.37%         0.27%          0.33%          0.36%
90 to 119 days                          0.21%        0.23%         0.21%          0.17%          0.20%
120 days or more                        0.27%        0.29%         0.19%          0.19%          0.19%
                                 -----------  -----------   -----------    -----------    -----------


Total Delinquencies                     1.91%        2.15%         1.68%          2.00%          1.85%
Foreclosures                            0.05%        0.05%         0.06%          0.04%          0.03%
                                 -----------  -----------   -----------    -----------    -----------

Total Delinquencies and
  Foreclosures                          1.96%        2.20%         1.74%          2.04%          1.88%
                                 -----------  -----------   -----------    -----------    -----------

Period Ending:
Loan Losses as a % of Total

Outstanding Balance*                   0.006%       0.006%        0.006%         0.003%         0.003%
                                 -----------  -----------   -----------    -----------    -----------
                                 -----------  -----------   -----------    -----------    -----------


*Loan losses for each period were annualized and are expressed as a percentage of the average outstanding balance for the period.

         There can be no assurance that the delinquency and foreclosure experience with respect to the housing loans comprising the housing loan pool will correspond to the delinquency and foreclosure experience of the servicer's mortgage portfolio set forth in the foregoing table. Indeed, the statistics shown in the preceding table represent the delinquency and foreclosure experience for the total one-to-four-family residential mortgage portfolios for each of the years presented, whereas the aggregate delinquency and foreclosure experience on the housing loans will depend on the results obtained over the life of the housing loan pool. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the housing loans. Moreover, if the one-to-four-family real estate market should experience an overall decline in property values such that the principal balances of the housing loans comprising the housing loan pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies and foreclosures could be significantly higher than those previously experienced by the servicer. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the housing loans and, accordingly, the rates of delinquencies, foreclosures, bankruptcies and losses with respect to the housing loan pool. You should note that Australia experienced a period of relatively low and stable interest rates during the period covered in the preceding tables. If interest rates were to rise, it is likely that the rate of delinquencies and foreclosures would increase.

                        St.George Bank Year 2000 Program

St.George Bank's Year 2000 Efforts

         St.George Bank, as well as all the parties to the transaction documents, are faced with the task of addressing the Year 2000 issue. The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year and other programming techniques which limit date calculations or assign special meanings to some dates. Any of St.George Bank's computer systems or any computer systems of the other parties to the transaction documents that have date sensitive software or microprocessors may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to account for payments on the housing loans, process transactions, send bills or operate servicing or collection facilities. In addition, the Year 2000 issue could affect the ability of borrowers to receive bills for payments on the housing loans sent by St.George Bank or make payments on these bills. In addition, if the issuer trustee or those vendors on whom it relies does not have a computer system that is Year 2000 compliant by the year 2000, the issuer trustee's ability to make distributions on the notes may be materially and adversely affected. In addition, a substantial part of St.George Bank's operations and service delivery to partners and customers could be rendered inoperable if public utility services fail.


         Under the direction of St.George Bank's Chief Executive Officer, with sponsorship by the Chief General Manager Information Technology, an initial assessment of Year 2000 compliance of St.George Bank's systems commenced in the middle of 1996. Following a report to St.George Bank's board of directors, the directors requested that a formal program structure be formed and overseen by a Year 2000 Steering Committee, chaired by St.George Bank's Chief Executive Officer. A Year 2000 program office has been established to centrally drive and guide all projects within the Year 2000 program across the full breadth of the St.George Bank group. The program office monitors progress of Year 2000 initiatives and reports monthly to the Year 2000 Steering Committee.

         The Chief Executive Officer is kept informed of project progress and updates are provided, on a regular basis, to St.George Bank's Board and St.George Bank's Audit Committee.

         The Year 2000 Program is divided into five key areas:

         1.       Critical Applications;

         2.       IT Infrastructure;

         3.       Business Units;

         4.       Property; and

         5.       Contingency Planning.

         The internal audit of St.George Bank's program is complemented by St.George Bank's external auditors as well as independent consultants to ensure both the timeliness and the quality of work. St.George Bank provides regular updates to regulatory authorities such as the Australian Stock Exchange and the Australian Prudential Regulation Authority.

         St.George Bank's approach to achieving compliance of its systems and services is to take reasonable steps to satisfy itself that its systems and services will not be materially affected by the year 2000 date change. This includes pursuing from third parties on whom St.George Bank is critically dependent, statements of compliance relating to their systems and services.

         The St.George Bank Year 2000 Program has approximately 210 personnel employed either as full-time employees or contractors. More staff from other divisions of St.George Bank are also involved in Year 2000 work as commissioned by the Program.

State of Readiness

         The three preliminary phases, assessment, audit and inventory, were completed during 1997 and 1998. Remediation of critical St.George Bank applications was largely completed in October 1998 and finalized during March 1999. This included preliminary testing with a variety of year 2000 dates which were inserted into St.George Bank's IT systems and software. Compliance testing in a year 2000 environment was completed on schedule on July 31, 1999. Regression testing to take account of further changes introduced by the integration resulting from the merger of St.George Bank with Advance Bank and Bank SA is scheduled for completion by September 30, 1999.


         As of August 25, 1999, progress in each of the five key areas is as follows:

1.       Critical Applications.


         All target critical applications have achieved compliance.


2. IT Infrastructure, including all mainframe, networking, internal telecommunications, server and desktop based systems:


         o all mainframe and associated components have achieved compliance;


         o all communications management equipment has achieved compliance;


         o        all network services have achieved compliance;


         o roll out of a standard operating environment desktop is in progress, scheduled for completion by the third quarter of 1999; and

         o systems platform testing has been completed as part of the compliance testing of applications.

3.       Business Units.

         Within St.George Bank's business units, the Year 2000 Program investigated the following major categories of inventory:

         o        Business services supplied by external vendors:

                  The process for obtaining compliance statements from all vendors providing critical external services was completed in January 1999. Service vendors who have not been able to provide acceptable evidence of compliance are being monitored and pursued. St.George Bank is either replacing service vendors who continue to provide unsatisfactory responses or developing appropriate contingency plans for such service vendors where suitable alternate service suppliers are not available.

         o        Major Customers:
                  All commercial exposures greater than A$1,000,000 and Treasury customers have been surveyed to determine their level of Year 2000 readiness. To date, 98% of these customers have provided a response that is satisfactory to St.George Bank.

                  Customers that have not satisfied St.George Bank of their compliance status will be contacted and reviewed. Should the client not have satisfied St.George Bank of its compliance status, action will be commenced to limit activity or remove the company from the customer list until an acceptable level of risk can be attained.

                  References to St.George Bank being "satisfied" as regards customer compliance are based wholly on a review of answers to questionnaires or materials published by that party. St.George Bank has not conducted a Year 2000 audit of such parties and is not certifying their preparedness.

4.       Property.

         St.George Bank currently occupies leased and owned premises in each Australian state and territory. Remediation and testing work on these buildings is complete.

5.       Contingency Planning.

         Critical business processes were identified and impact assessed in terms of business closure, liquidity, external factors, occupational health and safety, operations, customers, counterparties, litigation, reputation and regulation categories. Contingency plans are completed for critical processes with high risk of failure.

         Contingency plans are completed for buildings over 5,000 square meters in size with complex building systems, which are critical to the continuity of St.George Bank's operations, such as those which house core computer systems, and building services where major tenants are located. The plans take into account building systems and utilities dependencies.

         Contingency plans are completed for IT infrastructure and applications.

         Contingency strategies include:

         o        Full test of disaster recovery test;

         o        Operating branches off line;

         o        Retain batch file inputs; and

         o Ensure suitable disaster recovery and development testing environments are available.

         The following additional activities are scheduled for the second half of 1999:

         o Ongoing maintenance of contingency planning activities in conjunction with changing risk assessment; and

         o        Appropriate rehearsal of contingency plans.

         Development of Year 2000 transition management plan including:

         o        Establishment of command centre;

         o Integration of contingency plans with ongoing risk mitigation work; and

         o        Testing systems over the date change weekend.

IT Moratorium

         A freeze on changes to St.George Bank's IT environments, such as software, hardware and networks, has been imposed from October 1, 1999 to January 15, 2000. In addition, clearing systems are subject to an Australian Payments Clearing Association mandated freeze. Both these actions are intended to minimize and manage the risk of Year 2000 errors being re-introduced to the IT environment.

Interbank Testing

         St.George Bank participated in the testing of electronic payments clearing systems with nominated external testing partners as requested by the Australian Payments Clearing Association on behalf of the Australian Prudential Regulatory Authority.

St.George Bank has successfully completed the five designated "test streams" with nominated industry partners. A further period of "Preservation Testing" has been scheduled for August and September 1999 by the Australian Payments Clearing Association.

Purchasing Policy and New Systems Development

         All activities relating to the acquisition or construction of new IT systems are governed by corporate policy requiring that any such new items are Year 2000 compliant at the time of their deployment into production.

Year 2000 Information and Readiness Disclosure Act


         The information in this section is intended to be a "Year 2000 Readiness Disclosure" as that term is defined in the Year 2000 Information and Readiness Disclosure Act.

                       Prepayment and Yield Considerations

         The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average life of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.

General

         The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by the seller. Subject, in the case of fixed rate housing loans, to the payment of applicable fees, the housing loans may be prepaid by the mortgagors at any time.

Prepayments

     Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the trust, will result in early distributions of principal amounts on the notes. Prepayments of principal may occur in the following situations:

         o        refinancing by mortgagors with other financiers;

         o receipt by the issuer trustee of enforcement proceeds due to a mortgagor having defaulted on its housing loan;

         o receipt by the issuer trustee of insurance proceeds in relation to a claim under a mortgage insurance policy in respect of a housing loan;

         o repurchase by the seller as a result of a breach by it of certain representations, less the principal balance of any related substituted loan, if any;


         o receipt by the trust of any net amount attributable to principal from another trust established under the master trust deed with respect to the substitution of a housing loan;

         o repurchase of the housing loans as a result of an optional termination or a redemption for taxation or other reasons;

         o receipt of proceeds of enforcement of the security trust deed prior to the final maturity date of the notes; or

         o receipt of proceeds of the sale of housing loans if the trust is terminated while notes are outstanding, for example, if required by law, and the housing loans are then either
                  o repurchased by St.George Bank under its right of first refusal; or

                  o        sold to a third party.

         The prepayment amounts described above are reduced by:


                  o        principal draws;


                  o        repayment of redraw advances; and


                  o the Redraw Retention Amount retained in the collection account.

         Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:


         o the degree to which a note is purchased at a discount or premium; and

         o the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.


         A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the trust's prepayment experience with respect to the housing loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

Weighted Average Lives

         The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date each dollar in respect of principal repayable under the note is reduced to zero.

         Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

         The following tables are based on a constant prepayment rate model. Constant prepayment rate represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the principal balance of the pool of mortgage loans for that month. Constant prepayment rate does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of housing loans, including the housing loans in your pool. Neither of the seller nor the manager believes that any existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or timing of receipt of housing loan prepayments.

         The following tables are based upon the assumptions in the following paragraph, and not upon the actual characteristics of the housing loans. Any discrepancies between characteristics of the actual housing loans and the assumed housing loans may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the notes set forth in the tables. Furthermore, since these discrepancies exist, principal payments on the notes may be made earlier or later than the tables indicate.

         For the purpose of the following tables, it is assumed that:

         o the housing loan pool consists of fully-amortizing housing loans having the following approximate characteristics:


                 Initial                             Remaining
                Principal   Interest  Original Term   Term to
   Pool          Amount       Rate     to Maturity    Maturity
  Number           A$           %       in Months     in Months
  ------    --------------  --------  -------------  ----------
    1        44,352,472.23     6.70        125           95
    2        98,608,564.04     6.49        187          158
    3       243,131,649.09     6.50        259          222
    4       287,825,862.90     6.54        299          258
    5       840,438,858.22     6.42        301          284
    6        71,913,953.65     6.49        360          334

  Total   1,586,271,360.13



         o        the cut-off date is the close of business on August 17, 1999;


         o        the closing date for the notes is September 22, 1999;

         o payments on the notes are made on the quarterly payment date, regardless of the day on which payment actually occurs, commencing in November 1999 and are made in accordance with the priorities described in this prospectus;

         o the housing loans' prepayment rates are equal to the respective percentages of constant prepayment rate indicated in the tables;

         o the scheduled monthly payments of principal and interest on the housing loans will be timely delivered on the first day of each month, except in the month of August, in which case, payments are calculated based on a pro rata share of one month's collections, assuming a start date of the close of business August 17, 1999, with no defaults;


         o there are no redraws, substitutions or payment holidays with respect to the housing loans;

         o        there are no releases from the liquidity reserve;

         o all prepayments are prepayments in full received on the last day of each month and include 30 days' interest on the prepayment;

         o principal collections are distributed according to the rules of distribution set forth in this prospectus;

         o        all payments under the swaps are made as scheduled;

         o the manager does not direct the issuer trustee to exercise its right of optional redemption of the notes, except with respect to the line titled "Weighted Average Life - To Call (Years)"; and


         o        the exchange rate is US$0.6304=A$1.00.


         It is not likely that the housing loans will pay at any assumed constant prepayment rate to maturity or that all housing loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the housing loans could produce slower or faster distributions of principal than indicated in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the weighted average remaining term to maturity of the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus as well as other relevant assumptions.

         In the following tables, the percentages have been rounded to the nearest whole number and the weighted average life of a class of notes is determined by the following three step process:

         o multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related payment date,

         o        summing the results, and

         o dividing the sum by the aggregate distributions of principal referred to in the first clause above and rounding to two decimal places.

    Percent of Initial Principal Outstanding at the Following Percentages
                         of Constant Prepayment Rate

                               Class A-1 Notes


          Date                 0%       20%      22%     25%     30%      35%
         ------              ------   ------   ------  ------   ------   ------
Initial Percent.......        100     100      100       100     100      100
11/15/99...............        98      84       82        80      75       71
11/15/00...............        90      14        6         0       0        0
11/15/01...............        81       0        0         0       0        0
11/15/02...............        71       0        0         0       0        0
11/15/03...............        61       0        0         0       0        0
11/15/04...............        50       0        0         0       0        0
11/15/05...............        39       0        0         0       0        0
11/15/06...............        26       0        0         0       0        0
11/15/07...............        14       0        0         0       0        0
11/15/08...............         1       0        0         0       0        0
11/15/09...............         0       0        0         0       0        0
11/15/10...............         0       0        0         0       0        0
11/15/11...............         0       0        0         0       0        0
11/15/12...............         0       0        0         0       0        0
11/15/13...............         0       0        0         0       0        0
11/15/14...............         0       0        0         0       0        0
11/15/15...............         0       0        0         0       0        0
11/15/16...............         0       0        0         0       0        0
11/15/17...............         0       0        0         0       0        0
11/15/18...............         0       0        0         0       0        0
11/15/19...............         0       0        0         0       0        0
11/15/20...............         0       0        0         0       0        0
11/15/21...............         0       0        0         0       0        0
11/15/22...............         0       0        0         0       0        0
11/15/23...............         0       0        0         0       0        0
11/15/24...............         0       0        0         0       0        0
11/15/25...............         0       0        0         0       0        0
11/15/26...............         0       0        0         0       0        0
Weighted Average Life--
   To Call (Years)           4.79     0.74      0.68     0.61     0.51    0.44
   To Maturity (Years)       5.10     0.74      0.68     0.61     0.51    0.44

    Percent of Initial Principal Outstanding at the Following Percentages
                         of Constant Prepayment Rate

                               Class A-2 Notes


          Date                 0%       20%      22%     25%     30%      35%
         ------              ------   ------   ------  ------   ------   ------
Initial Percent........       100    100      100       100      100      100
11/15/99...............       100    100      100       100      100      100
11/15/00...............       100    100      100        98       88       79
11/15/01...............       100     78       73        65       53       41
11/15/02...............       100     56       49        41       28       17
11/15/03...............       100     38       32        23       12        2
11/15/04...............       100     24       18        10        0        0
11/15/05...............       100     13        8         1        0        0
11/15/06...............       100      4        0         0        0        0
11/15/07...............       100      0        0         0        0        0
11/15/08...............       100      0        0         0        0        0
11/15/09...............        94      0        0         0        0        0
11/15/10...............        86      0        0         0        0        0
11/15/11...............        78      0        0         0        0        0
11/15/12...............        70      0        0         0        0        0
11/15/13...............        62      0        0         0        0        0
11/15/14...............        54      0        0         0        0        0
11/15/15...............        45      0        0         0        0        0
11/15/16...............        35      0        0         0        0        0
11/15/17...............        25      0        0         0        0        0
11/15/18...............        16      0        0         0        0        0
11/15/19...............         7      0        0         0        0        0
11/15/20...............         0      0        0         0        0        0
11/15/21...............         0      0        0         0        0        0
11/15/22...............         0      0        0         0        0        0
11/15/23...............         0      0        0         0        0        0
11/15/24...............         0      0        0         0        0        0
11/15/25...............         0      0        0         0        0        0
11/15/26...............         0      0        0         0        0        0
Weighted Average Life--
   To Call (Years)           7.15   3.88     3.56      3.14     2.60     2.19
   To Maturity (Years)      15.49   3.90     3.56      3.14     2.60     2.19

    Percent of Initial Principal Outstanding at the Following Percentages
                         of Constant Prepayment Rate

                               Class A-3 Notes



          Date                 0%       20%      22%     25%     30%      35%
         ------              ------   ------   ------  ------   ------   ------
Initial Percent.......        100     100      100       100     100      100
11/15/99...............       100     100      100       100     100      100
11/15/00...............       100     100      100       100     100      100
11/15/01...............       100     100      100       100     100      100
11/15/02...............       100     100      100       100     100      100
11/15/03...............       100     100      100       100     100      100
11/15/04...............       100     100      100       100     100       68
11/15/05...............       100     100      100       100      67       40
11/15/06...............       100     100       99        74      43       23
11/15/07...............       100      90       72        51      27       13
11/15/08...............       100      67       52        35      16        6
11/15/09...............       100      50       37        23       9        2
11/15/10...............       100      36       26        15       4        0
11/15/11...............       100      25       17         9       1        0
11/15/12...............       100      17       11         5       0        0
11/15/13...............       100      11        7         2       0        0
11/15/14...............       100       7        3         0       0        0
11/15/15...............       100       3        1         0       0        0
11/15/16...............       100       1        0         0       0        0
11/15/17...............       100       0        0         0       0        0
11/15/18...............       100       0        0         0       0        0
11/15/19...............       100       0        0         0       0        0
11/15/20...............        91       0        0         0       0        0
11/15/21...............        56       0        0         0       0        0
11/15/22...............        21       0        0         0       0        0
11/15/23...............         4       0        0         0       0        0
11/15/24...............         2       0        0         0       0        0
11/15/25...............         0       0        0         0       0        0
11/15/26...............         0       0        0         0       0        0
Weighted Average Life--
   To Call (Years)           7.15    7.15     7.15      7.06    5.83     5.05
   To Maturity (Years)      22.49   10.87    10.01      8.90    7.42     6.28

                                 Use of Proceeds



         The net proceeds from the sale of the Class A notes, after being exchanged pursuant to the currency swap, will amount to A$ and will be used by the issuer trustee to acquire from the seller equitable title to the housing loans and related mortgages.


                       Legal Aspects of the Housing Loans

         The following discussion is a summary of the material legal aspects of Australian retail housing loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable State or Territory. Laws may differ between States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales, without referring to any specific legislation of that State.


General

         There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower and homeowner or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over their property. The second party is the mortgagee, who is the lender. Each housing loan will be secured by a mortgage which has a first ranking priority over all other mortgages granted by the relevant borrower and over all unsecured creditors of the borrower, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. If the housing loan is not secured by a first ranking mortgage the seller will equitably assign to the issuer trustee all prior ranking registered mortgages in relation to that housing loan. Each borrower under the housing loans is prohibited under its loan documents from creating another mortgage or other security interest over the relevant mortgaged property without the consent of St.George Bank.

Nature of Housing Loans as Security

         There are a number of different forms of title to land in Australia. The most common form of title in Australia is "Torrens title." Only land which is Torrens title land may be used to secure housing loans, and thus constitute mortgaged property.

         "Torrens title" land is freehold or leasehold title, interests in which are created by registration in one or more central land registries of the relevant State or Territory. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States a duplicate certificate is issued to the owner. Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration.

         Ordinarily the relevant certificate of title, or any registered plan referred to in it, will reveal the position and dimensions of the land, the present owner, and any leases, mortgages, registered easements and other dealings to which it is subject. The certificate is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it.

         Some Torrens title property securing housing loans and thus comprised in the mortgaged property, will be "strata title" or "urban leasehold."

Strata title

         "Strata title" was developed to enable the creation of, and dealings with, apartment units which are similar to condominiums in the United States, and is governed by the legislation of the State or Territory in which the property is situated. Under strata title, each proprietor has title to, and may freely dispose of, their apartment unit. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies and the like, are known as "common property" and are held by a "body corporate" for the benefit of the individual proprietors. All proprietors are members of the body corporate, which is vested with the control, management and administration of the common property and the strata scheme generally, for the benefit of the proprietors, including the rules governing the apartment block.

         Only Torrens title land can be the subject of strata title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata proprietor.

Urban Leasehold

         All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land title known as urban leasehold. Mortgaged property in that jurisdiction comprises a Crown lease and developments on the land are subject to the terms of that lease. Any such lease:

         o cannot have a term exceeding 99 years, although the term can be extended under a straightforward administrative process in which the only qualification to be considered is whether the land may be required for a public purpose; and

         o where it involves residential property, is subject to a nominal rent of 5 cents per annum on demand.

         As with other Torrens title land, the borrower's leasehold interest in the land is entered in a central register and the borrower may deal with their leasehold interest, including granting a mortgage over the property, without consent from the government.

         In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property.

         Leasehold property may become subject to native title claims. Native title has only quite recently been recognized by Australian courts. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on how that property was previously used by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest. If the lease confers the right of exclusive possession over the property, which is typically the case with residential leases, the current view is that native title over the relevant property would be extinguished. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

Taking Security Over Land

         The law relating to the granting of securities over real property is made complex by the fact that each State and Territory has separate governing legislation. The following is a brief overview of some issues involved in taking security over land.

         Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens mortgage operates as a statutory charge. The mortgagee does not obtain an estate in the property but does have an interest in the land which is marked on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

         In most States and Territories, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

         In Queensland, under the Land Title Act 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title.

         Once the mortgagor has repaid his or her debt, a discharge executed by the mortgagee is lodged with the relevant registrar by the mortgagor or the mortgagee and the mortgage is noted as having been released.

St.George Bank as Mortgagee

         St.George Bank is, and until a Title Perfection Event occurs intends to remain, the registered mortgagee of all the mortgages. The borrowers will not be aware of the equitable assignment of the housing loans and mortgages to the issuer trustee.

         Prior to any Title Perfection Event St.George Bank, as servicer, will undertake any necessary enforcement action with respect to defaulted housing loans and mortgages. Following a Title Perfection Event, the issuer trustee is entitled, under an irrevocable power of attorney granted to it by St.George Bank, to be registered as mortgagee of the mortgages. Until that registration is achieved, the issuer trustee or the manager is entitled, but not obligated, to lodge caveats on the register publicly to notify its interest in the mortgages. Enforcement of Registered Mortgages

         Subject to the discussion in this section, if a borrower defaults under a housing loan the loan documents provide that all moneys under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower contained in the loan documents to repay those amounts. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

         o The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

     o The mortgagee may, in limited circumstances, lease the property to third parties.

     o The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgage extinguishes the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt.

     o The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

     o The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. A sale under a mortgage may be by public auction or private treaty. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property.

     A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

Penalties and Prohibited Fees

     Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. Certain jurisdictions prescribe a maximum recoverable interest rate, although in most jurisdictions there is no specified threshold rate to determine what is a penalty. In those circumstances, whether a rate is a penalty or not will be determined by reference to such factors as the prevailing market interest rates. The Consumer Credit Legislation does not impose a limit on the rate of default interest, but a rate which is too high may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the Corporations Law, the liquidator of a company may avoid a loan under which an extortionate interest rate is levied.

     The Consumer Credit Legislation requires that any fee or charge to be levied by the lender must be provided for in the contract, otherwise it cannot be levied. The regulations under the Consumer Credit Legislation may also from time to time prohibit certain fees and charges. The Consumer Credit Legislation also requires that establishment fees, termination fees and prepayment fees must be reasonable otherwise they may be reduced or set aside.

Bankruptcy


     The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966 of Australia, which is a federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance. Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:


     o    the disposition was made to defraud creditors; or

     o the disposition was made by an insolvent debtor within 6 months of the petition for bankruptcy and that disposition gave a preference to an existing creditor over at least one other creditor.


     The insolvency of a company is governed by The Corporations Law of the relevant Australian jurisdiction. Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a mortgage which is voidable under The Corporations Law because it is an uncommercial transaction, or an unfair preference to a creditor or a transaction for the purpose of defeating creditors, and that transaction occurred:


     o when the company was insolvent, or an act is done to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of the transaction or the doing of an act to give effect to the transaction;

     o within a prescribed period prior to the commencement of the winding up of the company; and

     o    when an extortionate interest rate is levied.

Environmental

     Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exists at both State and Federal levels, although the majority of relevant legislation is imposed by the states. No Australian statute expressly imposes liability on "passive" lenders or security holders for environmental matters, and some states expressly exclude such liability. However, liability in respect of environmentally damaged land, which liability may include the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all states, lenders are expressly excluded from the definitions of one or more of these categories.

     Merely holding security over property will not convert a lender into an occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

     Some environmental legislation provides that security interests may be created over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property. The security interests may have priority over pre-existing mortgages. To the extent that the issuer trustee or a receiver appointed on its behalf incurs any such liabilities, it will be entitled to be indemnified out of the assets of the trust.

Insolvency Considerations


     The current transaction is designed to mitigate insolvency risk. For example, the equitable assignment of the housing loans by St.George Bank to the issuer trustee should ensure that the housing loans are not assets available to the liquidator or creditors of St.George Bank in the event of an insolvency of St.George Bank. Similarly, the assets in the trust should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of an insolvency of the issuer trustee.



     If any Insolvency Event occurs with respect to the issuer trustee, the security trust deed may be enforced by the security trustee at the direction of the Voting Mortgagees. See "Description of the Transaction Documents - Security Trust Deed - Enforcement of the Charge". The security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed. The proceeds of enforcement of the security trust deed are to be applied by the security trustee as set out in "Description of the Transaction Documents - The Security Trust Deed - Priorities under the Security Trust Deed." If the proceeds from enforcement of the security trust deed are not sufficient to redeem the Class A notes in full, some or all of the Class A noteholders will incur a loss.


Tax Treatment of Interest on Australian Housing Loans


     Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to non-owner occupied properties that generate taxable income are generally allowable as tax deductions.


Consumer Credit Legislation

     Under the Consumer Credit Legislation a borrower has the right to apply to a court to do the following, among other things:

     o vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract or that its material terms were not disclosed;

     o reduce or cancel any interest rate payable on a housing loan if the interest rate is changed in a way which is unconscionable;

     o have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

     o obtain an order for a civil penalty against the seller, the amount of which may be set off against any amount payable by the borrower under the applicable housing loan; or

     o obtain restitution or compensation from the seller in relation to breaches of the Consumer Credit Legislation in relation to a housing loan.

     The issuer trustee will become liable for compliance with the Consumer Credit Legislation if it acquires legal title to the housing loans. It will take this legal title subject to any breaches of the Consumer Credit Legislation by the seller. In particular, once the issuer trustee acquires legal title it may become liable to orders of the type referred to in the last two bullet points listed above in relation to breaches of the Consumer Credit Legislation. Any order under the Consumer Credit Legislation may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to you under the notes. The seller has indemnified the issuer trustee against any loss the issuer trustee may incur as a result of a failure by the seller to comply with the Consumer Credit Legislation in respect of a mortgage.

                    United States Federal Income Tax Matters

Overview

     The following is a summary of all material United States federal income tax consequences of the purchase, ownership and disposition of the Class A notes by investors who are subject to United States federal income tax. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the IRS. The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown & Platt, special United States federal tax counsel for the seller, and are as qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the United States federal income tax consequences we discuss, and we cannot assure you that the IRS will not take contrary positions.



     Mayer, Brown & Platt has prepared or reviewed the statements under the heading "United States Federal Income Tax Matters" and is of the opinion that these statements discuss all material United States federal income tax consequences to investors generally of the purchase, ownership and disposition of the Class A notes. However, the following discussion does not discuss and Mayer, Brown & Platt is unable to opine as to the unique tax consequences of the purchase, ownership and disposition of the Class A notes by investors that are given special treatment under the United States federal income tax laws, including:


     o    banks and thrifts;

     o    insurance companies;

     o    regulated investment companies;

     o    dealers in securities;

     o investors that will hold the notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security," "conversion transaction" or other integrated investment comprised of the notes and one or more other investments;

     o    foreign investors;

     o    trusts and estates; and

     o pass-through entities, the equity holders of which are any of the foregoing.


     Additionally, the discussion regarding the Class A notes is limited to the United States federal income tax consequences to the initial investors and not to a purchaser in the secondary market and to investors who will hold the Class A notes as "capital assets" within the meaning of Section 1221 of the Code.



     It is suggested that prospective investors consult their own tax advisors about the United States federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Class A notes, including the advisability of making any election discussed under "Market Discount".



     The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of the trust out of the assets of the trust. Also, based on the representation of the manager that the trust does not and will not have an office in the United States, and that the trust is not conducting, and will not conduct any activities in the United States, other than in connection with its issuance of the Class A notes, in the opinion of Mayer, Brown & Platt, the issuer trustee will not be subject to United States federal income tax.


General


     Mayer, Brown & Platt is of the opinion that you will be required to report interest income on the Class A notes you hold in accord with your method of accounting.


Sale of Notes


     Mayer, Brown & Platt is of the opinion that if you sell a Class A note, you will recognize gain or loss equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the Class A note. Your adjusted tax basis in a note will equal your cost for the Class A note, decreased by any amortized premium and any payments other than interest made on the Class A note and increased by any market discount or original issue discount included in your income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long-term capital gain or loss if the Class A note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other U.S. income.


Market Discount


     In the opinion of Mayer, Brown & Platt, you will be considered to have acquired a Class A note at a "market discount" to the extent the remaining principal amount of the note exceeds your tax basis in the note, unless the excess does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to the note.



     In the case of a sale or other disposition of a Class A note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.



     In the case of a partial principal payment of a Class A note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.


     Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the Class A notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory conference committee Report to the Tax Reform Act of 1986 for your accrual of market discount. This Conference Committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:



     o for those obligations that have original issue discount, market discount shall be deemed to accrue in proportion to the accrual of original issue discount for any accrual period; and


     o for those obligations which do not have original issue discount, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the accrual period.


     Under Section 1277 of the Code, if you incur or continue debt that is used to purchase a Class A note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and original issue discount currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.


     Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

     Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.

Premium


     In the opinion of Mayer, Brown & Platt, you will generally be considered to have acquired a Class A note at a premium if your tax basis in the note exceeds the remaining principal amount of the note. In that event, if you hold a Class A note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the note if you have made an election under Section 171 of the Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the Class A notes, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations.

Backup Withholding

     Mayer, Brown & Platt is of the opinion that, backup withholding taxes will be imposed on payments to you at the rate of 31% on interest paid, and original issue discount accrued, if any, on the Class A notes if, upon issuance, you fail to supply the manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the IRS by the manager and to you stating the amount of interest paid, original issue discount accrued, if any, and the amount of tax withheld from payments on the Class A notes. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.



     Recently, the Treasury Department issued new regulations which modify the backup withholding and information reporting rules described in this section. The new regulations will generally be effective for payments made after December 31, 2000, subject to transition rules. We suggest that you consult your own tax advisors regarding these new regulations.


                             Australian Tax Matters


     The following statements with respect to Australian taxation are the material tax consequences to the United States Class A noteholders of holding Class A notes and are based on advice received by the manager. It is suggested that purchasers of Class A notes should consult their own tax advisers concerning the consequences, in their particular circumstances under Australian tax laws and the laws of any other taxing jurisdiction, of the ownership of or any dealing in the notes.


Payments of Principal, Premiums and Interest

     Under existing Australian tax law, non-resident holders of notes or interests in any global note, other than persons holding such securities or interest as part of a business carried on, at or through a permanent establishment in Australia, are not subject to Australian income tax on payments of interest or amounts in the nature of interest, other than interest withholding tax, which is currently 10%, on interest or amounts in the nature of interest paid on the notes. A premium on redemption would generally be treated as an amount in the nature of interest for this purpose.

     Pursuant to section 128F of the Income Tax Assessment Act 1936 of the Commonwealth of Australia, an exemption from Australian interest withholding tax applies provided all prescribed conditions are met.

     These conditions are:


     o the issuer trustee is a company that is a resident of Australia when it issues the notes and when interest, as defined in section 128A
          (1AB) of the Income Tax Assessment Act, is paid; and



     o the notes, or a global bond or note or interests in such a global bond or note, were issued in a manner which satisfied the public offer test as prescribed under section 128F of the Income Tax Assessment Act.



     The issuer trustee will seek to issue the Class A notes and interests in any global Class A note in a way that will satisfy the public offer test and otherwise meet the requirements of section 128F of the Income Tax Assessment Act including by listing the Class A notes.



     The public offer test will not be satisfied if the issuer trustee knew or had reasonable grounds to suspect that the Class A notes were being or would later be acquired directly or indirectly by an associate of the issuer trustee within the meaning of that section, other than in the capacity of a dealer, manager or underwriter in relation to the placement of a note. "Associate" for these purposes is widely defined and means, generally speaking, in relation to an issuer acting in the capacity of a trustee, the beneficiaries of the trust. Thus the relevant associates of the issuer trustee in the present case will be the manager as the residual beneficiary of the trust and the associates of the manager and the other beneficiaries of the trust, if any, from time to time.



     The exemption from Australian withholding tax will also not apply to interest paid by the issuer trustee to an associate of the issuer trustee within the meaning of section 128F of the Income Tax Assessment Act, which, as discussed, would be an associate of the residual beneficiary, if, at the time of the payment, the issuer trustee knows, or has reasonable grounds to suspect, that the person is an associate.



     If, for any reason, the interest paid by the issuer trustee is not exempt from interest withholding tax, the treaty titled "Convention for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income" between the United States and Australia may apply. This treaty provides that interest which has its source in Australia, and to which a United States resident, as defined in the treaty and who is entitled to the benefit of the treaty, is beneficially entitled, may be taxed in Australia, but that any tax charged shall not exceed 10% of the gross amount of interest. However, this provision will not apply where the indebtedness giving rise to the interest entitlement is effectively connected with:



     o the United States resident beneficial owner's permanent establishment, at or through which it carries on business in Australia; or



     o the United States resident beneficial owner's fixed base, situated in Australia, from which it performs personal services.


Profit on Sale

     Under existing Australian law, non-resident holders of notes will not be subject to Australian income tax on profits derived from the sale or disposal of the notes provided that:


     o the notes are not held as part of a business carried on, at or through a permanent establishment in Australia; and


     o    the profits do not have an Australian source.


     The source of any profit on the disposal of notes will depend on the factual circumstances of the actual disposal. Where the notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of Australia and do not have a business carried on, at or through a permanent establishment in Australia, the profit should not have an Australian source.


     There are, however, specific withholding tax rules that can apply to treat a portion of the sale price of notes as interest for withholding tax purposes and which amounts are not covered by the exemption conditions in section 128F of the Income Tax Assessment Act. These rules can apply when:


     o notes are sold for any amount in excess of their issue price prior to maturity to a purchaser who is either a resident who does not acquire the notes in the course of carrying on business in the country outside Australia at or through a permanent establishment in that country or a non-resident that acquires the notes in the course of carrying on a business in Australia at or through a permanent establishment in Australia; or


     o notes are sold to an Australian resident in connection with a "washing arrangement" as defined in the Income Tax Assessment Act.


Goods and Services Tax

     From July 1, 2000, a goods and services tax will be payable by all entities which make taxable supplies in Australia. If an entity, such as the issuer trustee, makes any taxable supplies on or after July 1, 2000, it will have to pay goods and services tax equal to 1/11th of the total amount received for the supply. However, on the basis of the current goods and services tax legislation, it is likely that the issue of the Class A notes and the payment of interest or principal on the Class A notes to you will not be taxable supplies.


     If the supply is

     o "goods and services tax free," the issuer trustee does not pay a goods and services tax on the supply and can obtain goods and services tax credits for goods and services taxes paid on things acquired to make the supply; or

     o "input taxed," which includes financial supplies, the issuer trustee does not pay a goods and services tax on the supply, but is not entitled to goods and services tax credits for goods and services tax paid on things acquired to make the supply.


     Services provided to the issuer trustee will be a mixture of taxable and input taxed supplies for goods and services tax purposes. If a supply is taxable, the supplier has the primary obligation to account for goods and services tax in respect of that supply and must rely on a contractual provision to recoup that goods and services tax from the issuer trustee. It is not possible at this stage to identify which services supplied to the issuer trustee will be taxable supplies. However, under the supplementary terms notice, certain fees paid by the issuer trustee, namely the manager's fee, the issuer trustee's fee, the security trustee's fee and the servicer's fee, will only be able to be increased by reference to the supplier's goods and services tax liability, if any, if:


     o the issuer trustee, the manager and the recipient of the relevant fee agree, which agreement shall not be unreasonably withheld; and

     o the increase will not result in the downgrading or withdrawal of the rating of any notes.


     If other fees payable by the issuer trustee are treated as the consideration for a taxable supply under the goods and services tax legislation or otherwise may be increased by reference to the relevant supplier's goods and services tax liability, the issuer trustee may not be entitled to an input tax credit for that increase and the Trust Expenses will increase, resulting in a decrease in the funds available to the trust to pay you.

     The goods and services tax may increase the cost of repairing or replacing damaged properties offered as security for housing loans. However, it is a condition of St.George Bank's loan contract and mortgage documentation that the borrower must maintain full replacement value property insurance at all times during the loan term.


     The goods and services tax legislation, in certain circumstances, treats the issuer trustee as making a taxable supply if it enforces security by selling the mortgaged property and applying the proceeds of sale to satisfy the housing loan. The issuer trustee will have to account for goods and services tax out of the sale proceeds, with the result that the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan. However, the general position is that a sale of residential property is an input taxed supply for goods and services tax purposes and so the enforced sale of property which secures the housing loans will generally not be treated as a taxable supply under these provisions. As an exception, the issuer trustee may still have to account for goods and services tax out of the proceeds of sale recovered when a housing loan is enforced where the borrower is an enterprise which is registered for goods and services tax purposes, uses the mortgaged property as an asset of its enterprise and any of the following are relevant:

     o    the property is no longer being used as a residence; or

     o the property is used as commercial residential premises such as a hostel or boarding house; or

     o the borrower is the first vendor of the property - the borrower built the property; or

     o    the mortgaged property has not been used predominantly as a residence.

     Because the issuer trustee is an insured party under the mortgage insurance policies, it may have to account for goods and services tax in respect of any claim payment received. However, under the current draft of the goods and services tax legislation, where the claim payment is made in respect of an insurance policy on which the insured was not entitled to a goods and services tax credit on the premium payable, the insured does not have to account for goods and services tax in respect of the claim payment.

     Any reduction as a result of goods and services tax in the amount recovered by the issuer trustee when enforcing the housing loans will decrease the funds available to the trust to pay you to the extent not covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of the goods and services tax, if any, payable on the proceeds of sale in the circumstances described in this section, will depend on the terms of the related mortgage insurance policy.

Other Taxes


     No stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the Class A notes. Furthermore, a transfer of, or agreement to transfer, notes executed outside of Australia will not be subject to Australian stamp duty.

                  Enforcement of Foreign Judgments in Australia


     Crusade Management Limited is an Australian proprietary company incorporated with limited liability under the Corporations Law. Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of Crusade Management Limited in respect of a note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against Crusade Management Limited in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:


     o the proceedings in New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

     o the judgment is contrary to the public policy of the relevant Australian jurisdiction;

     o the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

     o    the judgment is a penal or revenue judgment; or

     o there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable.

     A judgment by a court may be given in some cases only in Australian dollars. Crusade Management Limited expressly submits to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering. Crusade Management Limited has appointed CT Corporation System, 1633 Broadway, New York, New York 10019, as its agent upon whom process may be served in any such action.

     All of the directors and executive officers of Crusade Management Limited, and certain experts named in this prospectus, reside outside the United States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of Federal securities laws of the United States. Crusade Management Limited has been advised by its Australian counsel Allen Allen & Hemsley, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the Federal securities laws of the United States.

                        Exchange Controls and Limitations

     Under temporary Australian foreign exchange controls, which may change in the future, payments by an Australian resident to, or on behalf of the following payees may only be made with Reserve Bank of Australia approval:

     o    the Government of Iraq or its agencies or nationals;

     o the authorities of the Federal Republic of Yugoslavia (Serbia and Montenegro); or

     o the Government of Libya or any public authority or controlled entity of the Government of Libya.

                              ERISA Considerations

     Subject to the considerations discussed in this section, the notes are eligible for purchase by employee benefit plans.

     Section 406 of the Employee Retirement Income Security Act and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to these Benefit Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified, except if prudent not to do so, and in accordance with governing plan documents.


     Some transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the trust and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears, at the time of their initial issuance that the notes should be treated as debt without substantial equity features for purposes of the regulation and that the notes do not constitute equity interests in the trust for purposes of the regulation. The debt characterization of the notes could change after their initial issuance if the trust incurs losses.


     However, without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of the notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the issuer trustee, the servicer, the manager, the note trustee, the seller or the security trustee is or becomes a party in interest or a disqualified person with respect to these Benefit Plans. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:

     o Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

     o Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

     o Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

     o Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; and

     o Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers."

     By your acquisition of a note, you shall be deemed to represent and warrant that your purchase and holding of the note will not result in a non-exempt prohibited transaction under ERISA or the Code.

     Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements.

     If you are a plan fiduciary considering the purchase of any of the notes, you should consult your tax and legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                         Legal Investment Considerations

     The Class A notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the originator of the housing loans was not subject to United States state or federal regulatory authority. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the Class A notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the Class A notes as legal investments for you.

                              Available Information

     Crusade Management Limited, as manager, has filed with the SEC a registration statement under the Securities Act with respect to the Class A notes offered pursuant to this prospectus. For further information, reference should be made to the registration statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the registration statement, including any amendments or exhibits, may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address "http://www.sec.gov."

                              Ratings of the Notes


     The issuance of the Class A-1, Class A-2 and Class A-3 notes will be conditioned on obtaining a rating of "AAA" by Standard & Poor's, "Aaa" by Moody's and "AAA" by Fitch IBCA. The issuance of the Class B notes will be conditioned on obtaining a rating of "AAA" by Standard & Poor's, "Aa1" by Moody's and "AAA" by Fitch IBCA. You should independently evaluate the security ratings of each class of notes from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the notes for you. A rating may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date of the notes. The ratings of the Class A notes will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class B notes with respect to the Class A notes, the availability of excess interest collections after payment of interest on the notes and the trust's expenses, the mortgage insurance policies, the availability of the Liquidity Facility, the creditworthiness of the swap providers and the mortgage insurer and the foreign currency rating of Australia. The Commonwealth of Australia's current local currency long term debt rating is "AAA" by Standard & Poor's, "Aaa" by Moody's and "AAA" by Fitch IBCA. In the context of an asset securitization, the foreign currency rating of a country reflects, in general, a rating agency's view of the likelihood that cash flow on the assets in such country's currency will be permitted to be sent outside of that country. None of the rating agencies have been involved in the preparation of this prospectus.



                              Plan of Distribution


Underwriting

     Under the terms and subject to the conditions contained in the underwriting agreement among St.George Bank, the issuer trustee and the manager, the issuer trustee has agreed to sell to the underwriters, for whom Credit Suisse First Boston Corporation is acting as representative, the following respective principal amounts of the Class A notes:



                                                 Principal     Principal     Principal
                                                 Amount of     Amount of     Amount of
                                                 Class A-1     Class A-2     Class A-3
                                                   Notes         Notes         Notes
                  Underwriter                      (US$)         (US$)         (US$)
                  -----------                   -----------   -----------   -----------
Credit Suisse First Boston Corporation ....     $             $             $
Deutsche Bank Securities Inc...............     $             $             $
J.P. Morgan Securities Inc.................     $             $             $
                                                -----------   -----------   -----------
Total......................................     $             $             $
                                                -----------   -----------   -----------


     The underwriting agreement provides that the underwriters are obligated to purchase all of the Class A notes if any are purchased.

     The underwriters propose to offer the Class A notes initially at the public offering prices on the cover page of this prospectus and to selling group members at the price less a concession not in excess of the respective amounts set forth in the following table, expressed as a percentage of the relative principal balance. The underwriters and selling group members may reallow a discount not in excess of the respective amounts set forth in the following table to other broker/dealers. After the initial public offering, the public offering price and concessions and discounts to broker/dealers may be changed by the representative of the underwriters.



                          Selling         Reallowance
Class                   Concessions        Discount
-----                   -----------       ----------

A-1...............               %                %
A-2...............               %                %
A-3...............               %                %
                        ----------        ---------





     St.George Bank estimates that the out-of-pocket expenses for this offering will be approximately $ .



     Credit Suisse First Boston Corporation has informed St.George Bank and the manager that the underwriters do not expect discretionary sales by them to exceed 5% of the principal balance of the Class A notes.



     St.George Bank and the manager have agreed to indemnify the underwriters against civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.



     The representative, on behalf of the underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.



     o Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;



     o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;



     o Syndicate covering transactions involve purchases of the Class A notes in the open market after the distribution has been completed in order to cover syndicate short positions;



     o Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A notes originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.


     Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.


     In the ordinary course of its business, some of the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with St.George Bank and its affiliates. In addition, one of the underwriters, Deutsche Bank Securities Inc., is affiliated with the note trustee, Bankers Trust Company, and the currency swap provider, Bankers Trust Corporation, New York.

Offering Restrictions


United Kingdom

     Each underwriter has severally represented and agreed with the issuer trustee that:

     o it has not offered or sold and will not offer or sell any Class A notes to persons in the United Kingdom prior to admission of the Class A notes to listing in accordance with Part IV of the Financial Services Act, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the Financial Services Act;

     o it has complied and will comply with all applicable provisions of the Financial Services Act with respect to anything done by it in relation to the Class A notes in, from or otherwise involving the United Kingdom; and


     o it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Class A notes, other than any document which consists of or of any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by listing rules under Part IV of the Financial Services Act, to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.


Australia

     The Class A notes may not, in connection with their initial distribution, be offered or sold, directly or indirectly, in the Commonwealth of Australia, its territories or possessions, or to any resident of Australia. Each underwriter has severally represented and agreed that in connection with the initial distribution of the Class A notes it:

     o has not, directly or indirectly, offered for subscription or purchase or issue invitations to subscribe for or buy nor has it sold, the Class A notes;

     o will not, directly or indirectly, offer for subscription or purchase or issued invitations to subscribe for or buy nor will it sell the Class A notes; and

     o has not distributed and will not distribute any offering circular, or any advertisement or other offering material,

in Australia, its territories or possessions or to any person who is any of the following:


     o actually known by the underwriters, without an obligation on the underwriters to make any inquiry, to be a resident of Australia for the purposes of section 128F of the Tax Act; or

     o an associate of Crusade Management Limited within the meaning of that section, which includes associates of St. George Bank, other than in the capacity of a dealer or underwriter in relation to a placement of the notes, as identified on a list provided by St.George Bank.


                         Listing and General Information

Listing

     An application has been made to the London Stock Exchange Limited to admit the Class A-1, Class A-2 and Class A-3 notes to the Official List. This prospectus, including Appendix I, constitutes listing particulars with regard to the issuer trustee and the Class A-1, Class A-2 and Class A-3 notes, in accordance with the listing rules made under Part IV of the Financial Services Act. Copies of the prospectus have been delivered to the Registrar of Companies in England and Wales for registration in accordance with Section 149 of the Financial Services Act.



     The listing of the Class A notes on the London Stock Exchange will be expressed as a percentage of their principal amount, exclusive of accrued interest. It is expected that listing of the Class A notes on the London Stock Exchange will be granted on or about September, 1999, subject to the issuance of the Class A notes. The Class A notes will be issued in the form of one or more book-entry notes.


Authorization

     The issuer trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the Class A notes. The issue of the Class A notes has been authorized by the resolutions of the board of directors of AXA Trustees Limited passed on September 13, 1999.

Litigation

     The issuer trustee is not, and has not been, involved in any litigation or arbitration proceedings that may have, or have had during the twelve months preceding the date of this prospectus, a significant effect on its financial position nor, so far as it is aware, are any such litigation or arbitration proceedings pending or threatened.


Euroclear and Cedelbank

     The Class A notes have been accepted for clearance through Euroclear and Cedelbank with the following CUSIP numbers, common codes and ISINs for each class of notes:


                                             Common
                                 CUSIP        Code        ISIN
                               --------     --------     ------
Class A-1...............
Class A-2...............
Class A-3...............



Transaction Documents Available for Inspection



     You may inspect copies of the following transaction documents during normal business hours on any weekday, excluding Saturdays, Sundays and public holidays, at the offices of Midland Bank plc, HSBC Issuer Services, Mariner House, Pepys Street, London EC3N 4DA United Kingdom, during the period of fourteen days from the date of this prospectus:

     o    the Constitution of the issuer trustee;

     o the Master Trust Deed among St.George Bank, the issuer trustee and the manager, dated March 14, 1998;

     o the Servicing Agreement among the issuer trustee, the manager and the servicer, dated March 19, 1998;

     o the Custodian Agreement among the issuer trustee, the manager and the custodian, dated March 19, 1998;


     o the Deed of Indemnity between St.George Bank, the issuer trustee, the manager and the custodian, dated March 19, 1998;


     o the following, which, prior to the closing date, will be in draft form:

          o the Supplementary Terms Notice among the issuer trustee, the manager, the security trustee, the note trustee, the seller, the servicer and the custodian, dated on or about September __, 1999;


          o the Security Trust Deed among the issuer trustee, the manager, the security trustee and the note trustee, dated on or about September __, 1999;


          o the Note Trust Deed among the issuer trustee, the manager and the note trustee, dated on or about September __, 1999;


          o the Agency Agreement among the issuer trustee, the manager the note trustee, the principal paying agent and the calculation agent, dated on or about September __, 1999;



          o the Redraw Facility Agreement among the issuer trustee, the manager and the redraw facility provider, dated on or about September __, 1999;


          o the basis swap among the issuer trustee, the manager, the basis swap provider and the standby basis swap provider, together with the related schedule and confirmation, dated on or about September __, 1999;


          o the fixed-floating rate swap among the issuer trustee, the manager, the fixed-floating rate swap provider and the standby fixed-floating rate swap provider, together with the related schedule and confirmation dated on or about September __, 1999;


          o the currency swap between the issuer trustee and the currency swap provider, together with the related schedule and confirmations, dated on or about September __, 1999;


          o the mortgage insurance policy among St.George Bank, the issuer trustee and Housing Loans Insurance Corporation Pty Limited, dated on or about September __, 1999;


          o the powers of attorney from St.George Bank, dated on or about September __, 1999;


          o the Seller Loan Agreement among the issuer trustee, the manager and the seller, dated on or about September __, 1999; and


          o the Underwriting Agreement among St.George Bank, the manager, the issuer trustee and the underwriters, dated on or about
               September __, 1999.

Consents to Opinions

     Mayer, Brown & Platt has given and not withdrawn its written consent to the inclusion in this prospectus of its opinion in the form and context in which it is included on pages and and has authorized the content of its opinion for the purposes of section 152(1)(e) of the Financial Services Act.


     Allen Allen & Hemsley has given and not withdrawn its written consent to the inclusion in the prospectus of its opinion in the form and context in which it is included on pages ___, ___, and ___ and has authorized the content of its opinion for the purposes of section 152(1)(e) of the Financial Services Act.


                                  Announcement


     By distributing or arranging for the distribution of this prospectus to the underwriters and the persons to whom this prospectus is distributed, the issuer trustee announces to the underwriters and each such person that:


          o the Class A notes will initially be issued in the form of book-entry notes and will be held by Cede & Co., as nominee of DTC;

          o in connection with the issue, DTC will confer rights in the Class A notes to the noteholders and will record the existence of those rights; and

          o as a result of the issue of the Class A notes in this manner, these rights will be created.

                                  Legal Matters


     Mayer, Brown & Platt, New York, New York, will pass upon some legal matters with respect to the Class A notes, including the material U.S. federal income tax matters, for St.George Bank and Crusade Management Limited. Allen Allen & Hemsley, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the Class A notes for St.George Bank and Crusade Management Limited. Brown & Wood LLP will pass upon some legal matters with respect to the Class A notes for the underwriters.

                                    Glossary


A$ Class A Interest Amount........ means, for any quarterly payment date, the aggregate sum of the amount for each class of Class A notes in Australian dollars, which is calculated for each class of Class A notes:



                                   o    on a daily basis at the applicable rate
                                        set out in the currency swap relating to that class of Class A notes, which shall be AUD-BBR-BBSW, as defined in the Definitions of the International Swaps and Derivatives Association, Inc., as of the first day of the Interest Period ending on, but excluding, that payment date with a designated maturity of 90 days, or, in the case of the first Interest Period, 60 days, plus a margin;



                                   o on the A$ Equivalent of the aggregate of the outstanding principal balances of that class of Class A notes as of the first day of the Interest Period ending on, but excluding, that payment date; and


                                   o    on the basis of the actual number of
                                        days in that Interest Period and a year
                                        of 365 days.




A$ Equivalent..................... means, in relation to an amount denominated or to be denominated in US$, the amount
                                   converted to and denominated in A$ at the rate of exchange set forth in the currency swap for the exchange of United States dollars for Australian dollars.



Accrued Interest Adjustment....... means the amount equal to any interest and fees accrued on the housing loans up to, but excluding, the closing date and which were unpaid as of the close of business on the closing date.

Approved Bank..................... means:

                                   o    a bank, including St.George Bank, which
                                        has a short-term rating of at least F1+
                                        from Fitch IBCA, P-1 from Moody's, and
                                        A-1+ from Standard & Poor's; or

                                   o    a bank, including St.George Bank, which
                                        has a short-term rating of at least F1+
                                        from Fitch IBCA, P-1 from Moody's and
                                        A-1 from Standard & Poor's, provided
                                        that the total value of deposits held by the bank in relation to a trust does not exceed twenty percent of the sum of the aggregate of the Stated Amounts of the notes.

Authorized Investments...............consist of the following:


                                   o    cash on hand or at an Approved Bank;



                                   o    bonds, debentures, stock or treasury
                                        bills of any government of an Australian jurisdiction;



                                   o    debentures or stock of any public
                                        statutory body constituted under the law of any Australian jurisdiction where the repayment of the principal is secured and the interest payable on the security is guaranteed by the government of an Australian jurisdiction;



                                   o    notes or other securities of any
                                        government of an Australian
                                        jurisdiction;


                                   o    deposits with, or certificates of
                                        deposit, whether negotiable, convertible or otherwise, of, an Approved Bank;


                                   o    bills of exchange which at the time of
                                        acquisition have a remaining term to
                                        maturity of not more than 200 days,
                                        accepted or endorsed by an Approved
                                        Bank;


                                   o    securities which are "mortgage-backed
                                        securities" within the meaning of both
                                        the Duties Act, 1997 of New South Wales
                                        and the Truster Act, 1958 of Victoria;

                                   o    any other assets of a class of assets
                                        that are both:

                                        o    prescribed for the purposes of
                                             sub-paragraph (d) of the definition
                                             of a "prescribed property" in the
                                             Duties Act, 1997 of New South Wales
                                             or are otherwise included within
                                             the definition of "pool of
                                             mortgages" in that act, and



                                        o    declared by order of the Governor
                                             in Council of Victoria and
                                             published in the Victorian
                                             Government Gazette to be assets for
                                             purposes of Subdivision 17A of the
                                             Stamps Act, 1958 of Victoria or are
                                             otherwise included within
                                             sub-paragraph (b)(ii) of the
                                             definition of "pool of mortgages"
                                             in section 137NA of that act.

                                   As used in this definition, expressions will be construed and, if necessary, read down so that the notes in relation to the trust constitute "mortgage-backed securities" for the purposes of both the Duties Act, 1997 of New South Wales and the Stamps Act, 1958 of Victoria.

                                   Each of the investments in the first, third, fourth, fifth, sixth, seventh and eighth bullet points outlined above must have a long term rating of AAA or a short term rating of A-1+, as the case may be, from Standard & Poor's, a long term rating of Aaa or a short term rating of P-1, as the case may be, from Moody's and a long term rating of AAA or a short term rating of F1+, as the case may be, from Fitch IBCA. Each of the investments must mature no later than the next quarterly payment date following its acquisition. Each investment must be denominated in Australian dollars. Each investment must be of a type which does not adversely affect the risk weighting expected to be attributed to the notes by the Bank of England and must be held by, or in the name of, the issuer trustee or its nominee.



Available Income.................. see page 52.


Benefit Plan...................... means a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans.



Business Day...................... in relation to the note trust deed, the agency agreement, any Class A note and any US$ payments under the currency swap, means:


                                   o    any day, other than a Saturday, Sunday
                                        or public holiday, on which banks are
                                        open for business in London, New York
                                        City and Sydney; and


                                   in relation to any other transaction
                                   documents and A$ payments means:



                                   o    any day, other than a Saturday, Sunday
                                        or public holiday, on which banks are
                                        open for business in Sydney.



Carryover Class A Charge Offs..... means, on any quarterly determination date in relation to a Class A note, the aggregate of Class A Charge Offs in relation to that Class A note prior to that quarterly determination date which have not been reinstated as described in this prospectus.


Carryover Class B Charge Offs..... means, on any quarterly determination date in relation to a Class B note, the aggregate of Class B Charge Offs in relation to that Class B note prior to that quarterly determination date which have not been reinstated as described in this prospectus.

Carryover Redraw Charge Offs...... means, on any quarterly determination date in relation to the redraw facility, the
                                   aggregate of Redraw Charge Offs prior to that quarterly determination date which have not been reinstated as described in this prospectus.



Class A Charge Off................ means a Principal Charge Off allocated against the Class A notes.


Class B Charge Off................ means a Principal Charge Off allocated against the Class B notes.


Consumer Credit Legislation....... means any legislation relating to consumer credit, including the Credit Act of any
                                   Australian jurisdiction, the Consumer Credit
                                   Code (NSW) 1996 and any other equivalent legislation of any Australian jurisdiction.


Default........................... means a failure by the issuer trustee to comply with:


                                   o an obligation which is expressly imposed on it by the terms of a transaction document; or


                                   o a written direction given by the manager in accordance with a transaction document and in terms which are consistent with the requirements of the transaction documents in circumstances where the transaction documents require or contemplate that the issuer trustee will comply with that direction;



                                   in each case within any period of time
                                   specified in, or contemplated by, the
                                   relevant transaction document for such
                                   compliance. However, it will not be a Default if the issuer trustee does not comply with an obligation or direction where the note trustee or the security trustee directs the issuer trustee not to comply with that obligation or direction.



Excess Available Income........... see page 58.



Extraordinary Resolution.......... means a resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting Mortgagees present in person or by proxy or a written resolution signed by all of the Voting Mortgagees.



Finance Charge Collections........ see page 52.


Finance Charge Loss............... means, with respect to any housing loan,
                                   Liquidation Losses which are attributable to interest, fees and expenses in relation to the housing loan.


Gross Principal Collections....... see page 58.

Insolvency Event.................. means with respect to the issuer trustee, in its personal capacity and as trustee of the trust, the manager, the servicer, St.George Bank or the custodian, the happening of any of the following events:


                                   o    except for the purpose of a solvent
                                        reconstruction or amalgamation:


                                        o    an application or an order is made,
                                             proceedings are commenced, a
                                             resolution is passed or proposed in
                                             a notice of proceedings or an
                                             application to a court or other
                                             steps, other than frivolous or
                                             vexatious applications,
                                             proceedings, notices and steps, are
                                             taken for:


                                             o    the winding up, dissolution or
                                                  administration of the relevant
                                                  corporation; or

                                             o    the relevant corporation to
                                                  enter into an arrangement,
                                                  compromise or composition with
                                                  or assignment for the


                                                  benefit of its creditors or a
                                                  class of them;


                                             o    and is not dismissed, ceased
                                                  or withdrawn within 15
                                                  business days;



                                   o    the relevant corporation ceases,
                                        suspends or threatens to cease or
                                        suspend the conduct of all or
                                        substantially all of its business or
                                        disposes of or threatens to dispose of
                                        substantially all of its assets;



                                   o    the relevant corporation is, or under
                                        applicable legislation is taken to be,
                                        unable to pay its debts, other than as
                                        the result of a failure to pay a debt or claim the subject of a good faith dispute, or stops or suspends or threatens to stop or suspend payment of all or a class of its debts, except, in the case of the issuer trustee where this occurs in relation to another trust of which it is the trustee;



                                   o    a receiver, receiver and manager or
                                        administrator is appointed, by the
                                        relevant corporation or by any other
                                        person, to all or substantially all of
                                        the assets and undertaking of the
                                        relevant corporation or any part
                                        thereof, except, in the case of the
                                        issuer trustee where this occurs in
                                        relation to another trust of which it is the trustee; or

                                   o    anything analogous to an event referred
                                        to in the four preceding paragraphs or
                                        having a substantially similar effect
                                        occurs with respect to the relevant
                                        corporation.


Interest Period................... in relation to a quarterly payment date, means the period from and including the
                                   preceding quarterly payment date to but
                                   excluding the applicable quarterly payment date. However, the first and last interest periods are as follows:


                                   o first: the period from and including the closing date to but excluding the first quarterly payment date;


                                   o    last: if the notes are fully retired
                                        upon redemption in full, the period from and including the quarterly payment date preceding the date on which the notes are redeemed in full to but excluding the day on which the notes are redeemed in full. If the notes are not fully retired upon redemption in full and payment of principal is improperly refused, the last interest period will end on the date on which the note trustee or principal paying agent receives the moneys in respect of the notes and notifies the
                                        holders of that receipt or the date on
                                        which the outstanding principal balance
                                        of the note, less charge offs, has been
                                        reduced to zero; provided that interest
                                        on that note shall thereafter begin to
                                        accrue from and including any date on
                                        which the outstanding principal balance
                                        of that note, less charge offs, becomes
                                        greater than zero.


Issuer Trustee's Default.......... means:



                                   o    an Insolvency Event has occurred and is
                                        continuing in relation to the issuer
                                        trustee in its personal capacity;



                                   o    any action is taken in relation to the
                                        issuer trustee in its personal capacity
                                        which causes the rating of any notes to
                                        be downgraded or withdrawn;



                                   o    the issuer trustee, or any employee or
                                        officer of the issuer trustee, breaches
                                        any obligation or duty imposed on the
                                        issuer trustee under any transaction
                                        document in relation to the trust where
                                        the manager reasonably believes it may
                                        have a Material Adverse Effect and the
                                        issuer trustee fails or neglects after
                                        30 days' notice from the manager to
                                        remedy that breach;

                                   o    the issuer trustee merges or
                                        consolidates with another entity without ensuring that the resulting merged or consolidated entity assumes the issuer trustee's obligations under the transaction documents; or



                                   o    there is a change in effective control
                                        of the issuer trustee from that existing on the date of the master trust deed to a competitor unless approved by the manager. A competitor is a bank or financial institution that carries on certain businesses that are the same as, or substantially similar to or in competition with, a business conducted by the seller.


LIBOR............................. means:


                                   o    the rate applicable to any Interest
                                        Period for three-month or, in the case
                                        of the first Interest Period, two-month, deposits in U.S. dollars which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the determination date; or


                                   o    if such rate does not appear on the
                                        Telerate Page 3750, the rate for that
                                        Interest Period will be determined as if the issuer trustee and calculation agent had specified "USD-LIBOR-Reference
                                        Banks" as the applicable Floating Rate
                                        Option under the Definitions of the
                                        International Swaps and Derivatives
                                        Association, Inc.



 Liquidation Losses............... means, with respect to any housing loan for a collection period, the amount, if any, by which the Unpaid Balance of a liquidated housing loan, together with the enforcement expenses relating to the housing loan, exceeds all amounts recovered from the enforcement of the housing loan and the related mortgage, excluding proceeds of a mortgage insurance policy.



Liquidity Shortfall............... means, for any determination date, the excess of the Payment Shortfall over the amount available for a principal draw.



Manager's Default................. means:



                                   o    the manager fails to make any payment
                                        required by it within the time period
                                        specified in a transaction document, and that failure is not remedied within 10 business days of receipt from the issuer trustee of notice of that failure;


                                   o    an Insolvency Event has occurred and is
                                        continuing in relation to the manager;

                                   o    the manager breaches any obligation or
                                        duty imposed on the manager under the
                                        master trust deed, any other transaction document or any other deed, agreement or arrangement entered into by the manager under the master trust deed in relation to the trust, the issuer trustee reasonably believes that such breach has a Material Adverse Effect and the breach is not remedied within 30 days' notice being given by the issuer trustee to the manager, except in the case of reliance by the manager on the information provided by, or action taken by, the servicer, or if the manager has not received information from the servicer which the manager requires to comply with the obligation or duty; or



                                   o    a representation, warranty or statement
                                        by or on behalf of the manager in a
                                        transaction document or a document
                                        provided under or in connection with a
                                        transaction document is not true in a
                                        material respect or is misleading when
                                        repeated and is not remedied to the
                                        issuer trustee's reasonable satisfaction within 90 days after notice from the issuer trustee where, as determined by the issuer trustee, it has a Material Adverse Effect.


Material Adverse Effect........... means an event which will materially and adversely affect the amount or the timing of a payment to a noteholder.


Mortgage Shortfall................ see page 63.



Mortgagees........................ see page 86.



Noteholder Mortgagees............. means the Class B noteholders and the note trustee, on behalf of the Class A
                                   noteholders.


One Month Bank Bill Rate.......... on any date means the rate:

                                   o    calculated by taking the simple average
                                        of the rates quoted on the Reuters
                                        Screen BBSW Page at approximately 10:00
                                        a.m., Sydney time, on each of that date
                                        and the preceding two business days for
                                        each BBSW Reference Bank so quoting, but not fewer than five, as being the mean buying and selling rate for a bill, which for the purpose of this definition means a bill of exchange of the type specified for the purpose of quoting on the Reuters Screen BBSW Page, having a tenor of 30 days;

                                   o    eliminating the highest and lowest mean
                                        rates;

                                   o taking the average of the remaining mean rates; and

                                   o    if necessary, rounding the resultant
                                        figure upwards to four decimal places.


                                   If on any day fewer than five BBSW Reference
                                   Banks have quoted rates on the Reuters Screen BBSW Page, the rate for that day shall be calculated as above by taking the rates otherwise quoted by five of the BBSW Reference Banks on application by the parties for such a bill of the same tenor. If in respect of any day the rate for that day cannot be determined in accordance with the foregoing procedures, then the rate for that day shall mean such rate as is agreed between the manager and the issuer trustee with regard to comparable indices then available, except that, on the first reset date, as defined in the redraw facility, of any draw under the redraw facility and the two business days preceding that reset date the One Month Bank Bill Rate shall be an interpolated rate calculated with reference to the tenor of the relevant period from that reset date to, but not including, the next reset date.


Payment Shortfall................. means, for any determination date, the excess of Total Payments over Available Income.



Principal Charge Off.............. means, with respect to a collection period, the aggregate amount of Mortgage Shortfalls for that collection period.


Principal Collections............. see page 60.


Principal Loss.................... for a collection period means, with respect to any housing loan, Liquidation Losses which are attributable to principal in relation to the housing loan.

Redraw Charge Off................. means a Principal Charge Off allocated against the Redraw Principal Outstanding.


Redraw Principal Outstanding...... means, at any time, the total principal amount of all outstanding Redraw Advances at that time, less the Carryover Redraw Charge Offs at that time.



Redraw Retention Amount........... means, for any quarterly collection period, the amount determined by the manager on the preceding quarterly determination date, as described in "Description of the Class A Notes - Redraws", on page 62.


Redraw Shortfall.................. means the amount by which Gross Principal
                                   Collections and the available Redraw
                                   Retention Amount are insufficient to fund redraws.

Secured Moneys.................... means all money which the issuer trustee is or at any time may become actually or
                                   contingently liable to pay to or for the account of any Mortgagee for any reason whatever under or in connection with a transaction document.



Servicer Transfer Event........... see page 99.



Stated Amount..................... means for any note on a quarterly payment date:



                                   o    the initial outstanding principal
                                        balance of the note; less;



                                   o    the aggregate of all principal payments
                                        previously made on the note; less



                                   o    any carryover charge offs on the note;
                                        less



                                   o    principal to be paid on the note on the
                                        next quarterly payment date; less



                                   o    Principal Charge Offs to be applied
                                        against the note on the next quarterly
                                        payment date; plus



                                   o    any Excess Available Income to be
                                        applied to reinstating any carryover
                                        charge offs on the note.


Termination Date.................. with respect to the trust shall be the earlier to occur of:

                                   o    the date which is 80 years after the
                                        date of creation of the trust;


                                   o    the termination of the trust under
                                        statute or general law;


                                   o    full and final enforcement by the
                                        security trustee of its rights under the security trust deed after the occurrence of an event of default under the security trust deed; or


                                   o    at any time after all creditors of the
                                        trust have been repaid in full, the
                                        business day immediately following that
                                        date.

Three Month Bank Bill Rate........ on any date means the rate:

                                   o    calculated by taking the simple average
                                        of the rates quoted on the Reuters
                                        Screen BBSW Page at approximately 10:00
                                        a.m., Sydney time, on each of that date
                                        and the preceding two business days for
                                        each BBSW Reference Bank so quoting, but not fewer than five, as being the mean buying and selling rate for a bill, which for the purpose of this definition means a bill of exchange of the type specified for the purpose of quoting on the Reuters Screen BBSW Page, having tenor of 90 days or, where the relevant date is the first day of the first Interest Period, 60 days;

                                   o    eliminating the highest and lowest mean
                                        rates;

                                   o taking the average of the remaining mean rates; and

                                   o    if necessary, rounding the resultant
                                        figure upwards to four decimal places.


                                   If on any of the days fewer than five BBSW
                                   Reference Banks have quoted rates on the Reuters Screen BBSW Page, the rate for that date shall be calculated as above by taking the rates otherwise quoted by five of the BBSW Reference Banks on application by the parties for such a bill of the same tenor. If in respect of any day the rate for that date cannot be determined in accordance with the foregoing procedures, then the rate for that day shall mean such rate as is agreed between the manager and St.George Bank having regard to comparable indices then available.


Title Perfection Event ........... means any of the following:

                                   o    the seller ceases to have a long term
                                        credit rating of at least "BBB" from
                                        Fitch IBCA, "Baa2" from Moody's, or
                                        "BBB" from Standard & Poor's;

                                   o    an Insolvency Event occurs with respect
                                        to the seller;



                                   o    St.George Bank fails to transfer
                                        collections to the issuer trustee within the time required under the servicing agreement;



                                   o    if the seller is also the servicer, a
                                        Servicer Transfer Event occurs;


                                   o    if the seller is also the redraw
                                        facility provider, a breach of its
                                        obligations, undertakings or
                                        representations under the redraw
                                        facility if such breach will have a
                                        Material Adverse Effect; or


                                   o    the seller breaches any representation,
                                        warranty, covenant or undertaking in any transaction document which is not remedied within thirty days of the earlier of the seller becoming aware of or receiving notice of the breach.



Total Available Funds............. means the sum of Available Income, principal draws and liquidity draws.



Total Payments.................... means all amounts payable by the issuer trustee on a payment date, as described on page 54.

Trust Expenses.................... see page 56.


Unpaid Balance.................... means the unpaid principal amount of the housing loan plus the unpaid amount of all finance charges, interest payments and other amounts accrued on or payable under or in connection with the housing loan or the related mortgage.


USD-LIBOR-Reference Banks......... means that the rate for an Interest Period will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks - being four major banks in the London interbank market agreed to by the calculation agent and the currency swap provider - at approximately 11:00 a.m., London time, on the quarterly determination date to prime banks in the London interbank market for a period of three months or, in the case of the first Interest Period, two months, commencing on the first day of the Interest Period and in a Representative Amount, as defined in the Definitions of the International Swaps and Derivatives Association, Inc. The calculation agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent and the currency swap provider, at approximately 11:00 a.m., New York City time, on that quarterly determination date for loans in U.S. dollars to leading European banks for a period of three months or, in the case of the first Interest Period, two months, commencing on the first day of the Interest Period and in a Representative Amount. If no such rates are available in New York City, then the rate for such Interest Period shall be the most recently determined rate in accordance with this paragraph.



Voting Mortgagees................. see page 89.

                                   APPENDIX I


                    Terms and Conditions of the Class A Notes


     This Appendix I constitutes an integral part of this prospectus.


     The following, subject to amendments, are the terms and conditions of the Class A Notes, substantially as they will appear on the reverse of the Class A Notes in definitive form. Class A Notes in definitive form will only be issued in certain circumstances. While the Class A Notes remain in book-entry form, the same terms and conditions govern them, except to the extent that they are appropriate only to the Class A Notes in definitive form. For a summary of the provisions relating to the Class A Notes in book-entry form, see the summary at the end of this section.



     Paragraphs in italics are included by way of explanation only, and do not constitute part of the terms and conditions of the Class A Notes.



     The issue of US$994,000,000 Class A Mortgage Backed Pass Through Floating Rate Notes (comprising US$300,000,000 Class A-1 Notes due 2030 (the "Class A-1 Notes"), US$569,000,000 Class A-2 Notes due 2030 (the "Class A-2 Notes") and US$125,000,000 Class A-3 Notes due 2030 (the "Class A-3 Notes") (each a "Class" and together, the "Class A Notes") and A$[*] Class B Mortgage Backed Pass Through Floating Rate Notes due 2030 (the "Class B Notes" and, together with the Class A Notes, the "Notes")) by AXA Trustees Limited, in its capacity as trustee of the Crusade Global Trust No. 1 of 1999 (the "Trust") (in such capacity, the "Issuer"), was authorised by a resolution of the Board of Directors of the Issuer passed on 13 September 1999. These Notes are (a) issued subject to a Master Trust Deed (the "Master Trust Deed") dated 14 March 1998 between the Issuer, Crusade Management Limited (in such capacity, the "Manager" and, in the capacity of residual beneficiary under the Trust, the "Residual Beneficiary") and St.George Bank Limited ("St.George"), a Supplementary Terms Notice (the "Supplementary Terms Notice") dated [*] September 1999 between (among others) the Issuer, Bankers Trust Company (the note trustee for the time being referred to as the "Note Trustee") as trustee for the holders for the time being of the Class A Notes (the "Class A Noteholders") and together with the holders for the time being of the Class B Notes (the "Class B Noteholders") the "Noteholders") and the Manager, and these terms and conditions (the "Conditions"); (b) constituted by a note trust deed dated the Closing Date (as defined in Condition 4(a) below) (the "Note Trust Deed") between the Issuer, the Manager and the Note Trustee; and (c) secured by a Security Trust Deed (the "Security Trust Deed") dated [*] September 1999 between the Issuer, the Manager, the Note Trustee and National Mutual Life Nominees Limited (ACN 004 387 133) (the security trustee for the time being referred to as the "Security Trustee").



     The statements set out below include summaries of, and are subject to the detailed provisions of, the Master Trust Deed, the Supplementary Terms Notice, the Security Trust Deed and the Note Trust Deed. Certain words and expressions used herein have the meanings defined in those documents. In accordance with an agency agreement (the "Agency Agreement") dated the Closing Date between the Issuer, the Manager, the Note Trustee and Midland Bank plc as Principal Paying Agent (the "Principal Paying Agent", which expression includes its successors as Principal Paying Agent under the Agency Agreement) and Midland Bank plc, as calculation agent (the "Calculation Agent", which expression includes its successors as Calculation Agent under the Agency Agreement), and under which further paying agents may be appointed (together with the Principal Paying Agent, the "Paying Agents", which expression includes the successors of each paying agent as such under the Agency Agreement and any additional paying agents appointed), payments in respect of the Class A Notes will be made by the Paying Agents and the Calculation Agent will make the determinations specified in the Agency Agreement. The Class A Noteholders will be entitled (directly or indirectly) to the benefit of, will be bound by, and will be deemed to have notice of, all the provisions of the Master Trust Deed, the Supplementary Terms Notice, the Security Trust Deed, the Note Trust Deed, the Agency Agreement, the Servicing Agreement dated 19 March 1998 and made between the Issuer, the Manager and St.George as servicer (together with any substitute or successor, the "Servicer"), the Custodian Agreement (the "Custodian Agreement") dated 19 March 1998 and made between the Issuer, the Manager and St.George Custodial Pty Ltd as custodian (together with any substitute or successor, the "Custodian") and the Indemnity (the "Indemnity") dated 19 March 1998 between St.George as indemnifier (in such capacity, the "Indemnifier"), the Manager, the Custodian and the Issuer (together with the agreements with respect to the Basis Swap, the Fixed-Floating Rate Swap and the Currency Swap (as each such term is defined below), those documents the "Relevant Documents" and certain other transaction documents defined as such in the Supplementary Terms Notice, the "Transaction Documents"). Copies of the Transaction Documents are available for inspection at the principal office of the Principal Paying Agent, being at the date hereof Midland Bank plc, HSBC Issuer Services, Mariner House, Pepys Street, London EC3N 4DA United Kingdom.



     In connection with the issue of the Class A Notes, the Issuer has entered into an ISDA (defined below) master interest rate exchange agreement dated the Closing Date with St.George (the "Basis Swap Provider") and Deutsche Bank AG, Sydney Branch, as standby basis swap provider (the "Standby Basis Swap Provider") together with a confirmation relating thereto dated the Closing Date (the "Basis Swap"). The Issuer has also entered into an ISDA master interest rate exchange agreement dated the Closing Date with St.George (the "Fixed-Floating Rate Swap Provider") and Deutsche Bank AG, Sydney Branch, as standby fixed-floating rate swap provider (the "Standby Fixed-Floating Rate Swap Provider") together with a confirmation relating thereto dated the Closing
Date (the "Fixed-Floating Rate Swap"). The Issuer has also entered into an ISDA master currency exchange agreement dated the Closing Date with Bankers Trust Corporation, New York (the "Currency Swap Provider" and, together with the Basis Swap Provider, the Standby Basis Swap Provider, the Fixed-Floating Rate Swap Provider and the Standby Fixed-Floating Rate Swap Provider, the "Swap Providers") together with three confirmations relating thereto dated the Closing Date in respect of three distinct swap transactions relating to each of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes (each a "Currency Swap" and together the "Currency Swaps").



     Class A Book-entry Notes will also bear the following legend: "This book-entry note is a global note for the purposes of section 128F(10) of the Income Tax Assessment Act 1936 of the Commonwealth of Australia".



Summary of Priorities


     This section contains a summary of the effect of the main provisions of Conditions 4 and 5 and should not be relied upon as a substitute for a detailed reading of Conditions 4 and 5. In particular, any category of payment or payments listed below at a certain level of priority may also have an internal order of priorities. Capitalised terms in this section have the same meaning given in the Supplementary Terms Notice (unless otherwise defined in these Conditions).



     Total Available Funds are distributed on a monthly basis to pay the Accrued Interest Adjustment, to make certain repayments to the Mortgage Insurer, to pay interest on the Redraw Facility and to pay certain amounts with respect to drawings made under liquidity facilities (including Liquidity Draws from the Liquidity Account) available to the Issuer. On a quarterly basis, Total Available Funds is distributed first, to pay the Accrued Interest Adjustment; second, to make certain payments to the Mortgage Insurer; third to make payments of recovered break costs to the Swap Provider under the Fixed-Floating Rate Swap; fourth, to cover certain fees and expenses of the Trust; fifth, to pay fees due under the Redraw Facility, the Basis Swap and the Fixed-Floating Rate Swap; sixth, to pay such fees and expenses, and certain other amounts (including interest on the Class A Notes), that are overdue; seventh, to pay interest under the Redraw Facility and the Class A Notes, to pay certain amounts due under the Basis Swap and the Fixed-Floating Rate Swap and to repay any outstanding Liquidity Draws; and eighth, to pay interest due under the Class B Notes. After these quarterly distributions, the remaining available income is used to cover any current principal shortfalls on the Purchased Receivables, followed by principal amounts overdue with respect to the Class A Notes and amounts overdue with respect to the Redraw Facility. Any outstanding Principal Draws are then repaid and then any principal overdue on the Class B Notes. Finally, any income remaining after all prior distributions is distributed to the Beneficiary.



     Available principal is distributed on a monthly basis, first, to make certain payments to the Mortgage Insurer; second, to cover any shortfalls in available income (by means of a Principal Draw); third, to provide for any anticipated shortfalls in available income on the next Payment Date; and fourth, to repay principal under the Redraw Facility. On a quarterly basis, available principal is distributed first, to make certain payments to the Mortgage Insurer; second, to make Principal Draws; third, to provide for any anticipated shortfalls in available income on the next Payment Date; fourth, to pay certain amounts in relation to Redraws; fifth, to provide for any anticipated Redraws during the next Quarterly Collection Period; sixth, to pay principal under the Class A Notes; and seventh, to pay principal under the Class B Notes.



     In all circumstances, the Noteholders take priority to the Beneficiary.



1. Form, Denomination and Title



     The Class A Notes will be issued in registered form without interest coupons in minimum denominations of US$100,000 and integral multiples thereof.



     Each Class of Notes will be represented by one or more typewritten fully registered book-entry notes (each, a "Book-Entry Note" and collectively, the "Book-Entry Notes") registered in the name of Cede & Co. ("Cede") as nominee of The Depository Trust Company ("DTC"). Beneficial interests in the Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") and Cedelbank, societe anonyme ("Cedelbank"), may hold interests in the Book-Entry Notes on behalf of persons who have accounts with Euroclear and Cedelbank through accounts maintained in the names of Euroclear or Cedelbank, or in the names of their respective depositories, with DTC.

     If the Issuer is obliged to issue Definitive Notes under clause 3.3 of the Note Trust Deed, interests in the applicable Book-Entry Note will be transferred to the beneficial owners thereof in the form of Definitive Notes, without interest coupons, in the denominations set forth above. A Definitive Note will be issued to each Noteholder in respect of its registered holding or holdings of Class A Notes against delivery by such Noteholders of a written order containing instructions and such other information as the Issuer and Midland Bank plc, acting as note registrar (the "Note Registrar") may require to complete, execute and deliver such Definitive Notes. In such circumstances, the Issuer will cause sufficient Definitive Notes to be executed and delivered to the Note Registrar for completion, authentication and dispatch to the relevant Noteholders.



2. Status, Security and Relationship Between the Class A Notes and the Class B Notes



     The Class A Notes are secured by a first ranking floating charge over all of the assets of the Trust (which include, among other things, the Loans (as defined below) and the Mortgages (as defined below) and related securities) (as more particularly described in the Security Trust Deed) and will rank pari passu and rateably without any preference or priority among themselves.



     The Class A Notes are issued subject to the Master Trust Deed and the Supplementary Terms Notice and are secured by the same security as secures the Class B Notes but the Class A Notes will rank in priority to the Class B Notes both before and after enforcement of the security and in respect of principal and interest (as set out in Conditions 4 and 5).



     The proceeds of the issue of the Class A Notes and the Class B Notes are to be used by the Issuer to purchase an equitable interest in certain housing loans (the "Loans") and certain related mortgages (the "Mortgages") from St.George as an approved seller (the "Approved Seller").



     In the event that the security for the Class A Notes is enforced and the proceeds of such enforcement are insufficient, after payment of all other claims ranking in priority to or pari passu with the Class A Notes under the Security Trust Deed, to pay in full all principal and interest and other amounts whatsoever due in respect of the Class A Notes, then the Class A Noteholders shall have no further claim against the Issuer Trustee in respect of any such unpaid amounts.



     The net proceeds of realisation of the assets of the Trust (including following enforcement of the Security Trust Deed) may be insufficient to pay all amounts due to the Noteholders. Save in certain limited circumstances the other assets of the Issuer will not be available for payment of any shortfall arising and all claims in respect of such shortfall shall be extinguished (see further Condition 15). None of the Servicer, the Manager, St.George, the Note Trustee, the Security Trustee, the Swap Providers or the Note Managers (as defined in the Supplementary Terms Notice) has any obligation to any Noteholder for payment of any amount by the Issuer in respect of the Notes.



     The Note Trust Deed contains provisions requiring the Note Trustee to have regard to the interests of Class A Noteholders as regards all the powers, trusts, authorities, duties and discretions of the Note Trustee (except where expressly provided otherwise).



     The Security Trust Deed contains provisions requiring the Security Trustee, subject to the other provisions of the Security Trust Deed, to give priority to the interests of the Class A Noteholders, if there is a conflict between the interest of such Noteholders and any other Voting Mortgagee (as defined below).

3. Covenants of the Issuer



     So long as any of the Class A Notes remains outstanding, the Issuer has made certain covenants for the benefit of the Class A Noteholders which are set out in the Master Trust Deed.



     These covenants include the following.



     (a) The Issuer shall act continuously as trustee of the Trust until the Trust is terminated as provided by the Master Trust Deed or the Issuer has retired or been removed from office in the manner provided under the Master Trust Deed.



     (b)  The Issuer shall:



          (i) act honestly and in good faith and comply with all relevant material laws in the performance of its duties and in the exercise of its discretions under the Master Trust Deed;



          (ii) subject to the Master Trust Deed, exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the Master Trust Deed, having regard to the interests of the Class A Noteholders, the Class B Noteholders, the Beneficiary and other Creditors of the Trust in accordance with its obligations under the relevant Transaction Documents;



          (iii) use its best endeavours to carry on and conduct its business in so far as it relates to the Master Trust Deed in a proper and efficient manner;




          (iv) keep, or ensure that the Manager keeps, accounting records which correctly record and explain all amounts paid and received by the Issuer;



          (v) keep the Trust separate from each other trust which is constituted under the Master Trust Deed and from its own assets and account for assets and liabilities of the Trust separately from those of other trusts constituted under the Master Trust Deed and from its own assets and liabilities;



          (vi) do everything and take all such actions which are necessary (including obtaining all appropriate Authorisations which relate to it as trustee of the Trust and taking all actions necessary to assist the Manager to obtain all other appropriate Authorisations) to ensure that it is able to exercise all its powers and remedies and perform all its obligations under the Master Trust Deed, the Transaction Documents and all other deeds, agreements and other arrangements entered into by the Issuer under the Master Trust Deed;



         (vii) not, as Issuer, engage in any business or activity in respect of the Trust except as contemplated or required by the Transaction Documents;



        (viii) except as contemplated or required by the Transaction
               Documents, maintain an independent and arm's length relationship with its related bodies corporate in relation to dealings affecting the Trust;



          (ix) except as contemplated or required by the Transaction Documents, not, in respect of the Trust, guarantee or become obligated for the debts of any other entity or hold out its credit as being available to settle the obligations of others;



          (x) comply with the rules and regulations of the London Stock Exchange Limited (the "London Stock Exchange"); and



          (xi) within 45 days of notice from the Manager to do so, remove any of its agents or delegates that breaches any obligation imposed on the Issuer under the Master Trust Deed or any other Transaction Document where the Manager believes it will have a Material Adverse Effect.



     (c) Except as provided in any Transaction Document (and other than the charge given to the Security Trustee), the Issuer shall not, nor shall it permit any of its officers to, sell, mortgage, charge or otherwise encumber or part with possession of any assets of the Trust (the "Trust Assets").



     (d) The Issuer shall duly observe and perform the covenants and obligations of the Master Trust Deed and will be personally liable to the Servicer, the Noteholders, the Beneficiary, the Note Managers or any other Creditors only if it is guilty of negligence, fraud or Default (as defined in Condition 15). The Issuer is not responsible for the acts or omissions of its agents or delegates (including persons referred to in clause 17.6 of the Master Trust Deed) selected by the Issuer in good faith using reasonable care except where the Issuer expressly instructs the agent or delegate to do or omit to do the relevant act, if the Issuer is aware of the default and does not take the action available to it under the Transaction Documents to address the act or omission or where the Transaction Documents expressly provide that the Issuer is so liable.



     (e) The Issuer will open and operate certain bank accounts in accordance with the Master Trust Deed and the Supplementary Terms Notice.



     (f) Subject to the Master Trust Deed and any Transaction Document to which it is a party, the Issuer shall act on all directions given to it by the Manager in accordance with the terms of the Master Trust Deed.



     (g) The Issuer shall properly perform the functions which are necessary for it to perform under all Transaction Documents in respect of the Trust.



4. Interest



(a)  Payment Dates



     Each Class A Note bears interest on its Invested Amount (as defined below) from and including [*] September 1999 or such later date as may be agreed between the Issuer and the Note Managers for the issue of the Class A Notes (the "Closing Date"). Interest in respect of the Class A Notes will be payable quarterly in arrears on the 15th day of November in respect of the period from (and including) the Closing Date and ending on (but excluding) 15 November 1999 (the "first Quarterly Payment Date") and thereafter on each 15 February, 15 May, 15 August and 15 November (each such date a "Quarterly Payment Date"). If any Payment Date would otherwise fall on a day which is not a Business Day (as defined below), it shall be postponed to the next day which is a Business Day, unless it would thereby fall into the next calendar month, in which case the due date shall be brought forward to the immediately preceding Business Day. The final Quarterly Payment Date for a Class of Notes will be the earlier of the Final Maturity Date for that Class of Notes and the Payment Date on which the Notes are redeemed in full.


     "Business Day" in this Condition 4 and in Conditions 5 and 9 below means any day other than a Saturday, Sunday or public holiday on which banks are open for business in London, New York City and Sydney.


     The period beginning on (and including) the Closing Date and ending on (but excluding) the first Quarterly Payment Date, and each successive period beginning on (and including) a Quarterly Payment Date and ending on (but excluding) the next Quarterly Payment Date is called an "Interest Period". Interest payable on a Class A Note in respect of any Interest Period or any other period will be calculated on the basis of the actual number of days in that Interest Period and a 360 day year.


     Interest shall cease to accrue on any Class A Note for the period from (and including):



     (i) the date on which the Stated Amount (as defined in Condition 5(a)) of that Class A Note is reduced to zero (provided that interest shall thereafter begin to accrue from (and including) any date on which the Stated Amount of the Class A Note becomes greater than zero); or


     (ii) if the Stated Amount of the Class A Note on the due date for redemption is not zero, the due date for redemption of the Class A Note, unless, after the due date for redemption payment of principal due is improperly withheld or refused, following which interest shall continue to accrue on the Invested Amount of the Class A Note at the rate from time to time applicable to the Class A Notes until the later of:


           (A) the date on which the moneys in respect of that Class A Note have been received by the Note Trustee or the Principal Paying Agent and notice to that effect is given in accordance with Condition 12; and


           (B) the Stated Amount of that Class A Note has been reduced to zero, providing that interest shall thereafter begin to accrue from (and including) any date on which the Stated Amount of that Class A Note becomes greater than zero.


(b) Interest Rate The rate of interest applicable from time to time to a Class (the "Interest Rate") will be determined by the Calculation Agent on the basis of the following paragraphs.


     On the second Business Day before the beginning of each Interest Period (each an "Interest Determination Date"), the Calculation Agent will determine the rate "USD-LIBOR-BBA" as the applicable Floating Rate Option under the Definitions of the International Swaps and Derivatives Association, Inc. ("ISDA") (the "ISDA Definitions") being the rate applicable to any Interest Period for three-month (or, in the case of the first Interest Period two-month) deposits in US dollars which appears on the Telerate Page 3750 as of 11.00 am, London time, on the Interest Determination Date. If such rate does not appear on the Telerate Page 3750, the rate for that Interest Period will be determined as if the

     Issuer and Calculation Agent had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. "USD-LIBOR-Reference Banks" means that the rate for an Interest Period will be determined on the basis of the rates at which deposits in US dollars are offered by the Reference Banks (being four major banks in the London interbank market agreed to by the Calculation Agent and the Currency Swap Provider) at approximately 11.00 am, London time, on the Interest Determination Date to prime banks in the London interbank market for a period of three months (or, in the case of the first Interest Period, two months) commencing on the first day of the Interest Period and in a Representative Amount (as defined in the ISDA Definitions). The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by two major banks in New York City, selected by the Calculation Agent and the Currency Swap Provider, at approximately 11.00 am, New York City time, on that Interest Determination Date for loans in US dollars to leading European banks for a period of three months (or in the case of the first Interest Period two months) commencing on the first day of the Interest Period and in a Representative Amount. If no such rates are available in New York City, then the rate for such Interest Period shall be the most recently determined rate in accordance with this paragraph.


     Where used in this Condition 4(b), Business Day means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London and New York City.


     The Interest Rate applicable to the Class A Notes for such Interest Period shall be the aggregate of (i) the interest rate or arithmetic mean as determined by the Calculation Agent; and (ii) the margin of [*]% (the "Class A-1 Margin") in relation to the Class A-1 Notes, [*]% (the "Class A-2 Margin") in relation to the Class A-2 Notes and [*]% (the "Class A-3 Margin") in relation to the Class A-3 Notes.


     If the Issuer has not redeemed all of:


     (i) the Class A-1 Notes on or before the Quarterly Payment Date falling in November, 2006, the Class A-1 Margin will increase to [*]% for the period from (and including) that date until (but excluding) the date on which the Class A-1 Notes are redeemed in full in accordance with these conditions;



     (ii) the Class A-2 Notes on or before the Quarterly Payment Dated falling in November, 2006, the Class A-2 Margin will increase to [*]% for the period from (and including) that date until (but excluding) the date on which the Class A-2 Notes are redeemed in full in accordance with these conditions; or



     (iii) the Class A-3 Notes on or before the Quarterly Payment Date falling in November, 2006, the Class A-3 Margin will increase to [*] % for the period from (and including) that date until (but excluding) the date on which the Class A-3 Notes are redeemed in full in accordance with these conditions.


     There is no maximum or minimum Interest Rate.

(c)  Determination of Interest Rate and Calculation of Interest
     The Calculation Agent will, as soon as practicable after 11.00 am (London time) on each Interest Determination Date, determine the Interest Rate applicable to, and calculate the amount of interest payable (the "Interest") for, the immediately succeeding Interest Period. The Interest is calculated by applying the Interest Rate for the relevant Class of Class A Notes to the Invested Amount (as defined in Condition 5(a)) of that Class A Note on the first day of the next Interest Period, multiplying such product by the actual number of days in the relevant Interest Period and dividing by 360 and rounding the resultant figure down to the nearest cent (half a cent being rounded upwards). The determination of the Interest Rate and the Interest by the Calculation Agent shall (in the absence of manifest error) be final and binding upon all parties.


(d) Notification and Publication of Interest Rate and Interest The Calculation Agent will cause the Interest Rate and the Interest applicable to each Class A Note for each Interest Period and the relevant Quarterly Payment Date to be notified to the Issuer, the Manager, the Note Trustee and the Paying Agents and, for so long as the Class A Notes are listed on the Official List of the London Stock Exchange, the London Stock Exchange will cause the same to be published in accordance with Condition 12 on or as soon as possible after the date of commencement of the relevant Interest Period. The Interest, Interest Rate and the relevant Quarterly Payment Date so published may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of a shortening of the Interest Period.


(e)  Determination or Calculation by the Manager
     If the Calculation Agent at any time for any reason does not determine the relevant Interest Rate or calculate the Interest for a Class A Note, the Manager shall do so and each such determination or calculation shall be deemed to have been made by the Calculation Agent. In doing so, the Manager shall apply the foregoing provisions of this Condition, with any necessary consequential amendments, to the extent that in its opinion, it can do so, and, in all other respects it shall do so in such a manner as it reasonably considers to be fair and reasonable in all the circumstances.


(f)  Calculation Agent
     The Issuer will procure that, so long as any of the Class A Notes remains outstanding, there will, at all times, be a Calculation Agent. The Issuer, or the Manager with the consent of the Issuer (such consent not to be unreasonably withheld), reserves the right at any time to terminate the appointment of the Calculation Agent. Notice of that termination will be given to the Class A Noteholders. If any person is unable or unwilling to continue to act as the Calculation Agent, or if the appointment of the Calculation Agent is terminated, the Issuer will, with the approval of the Note Trustee, appoint a successor Calculation Agent to act as such in its place, provided that neither the resignation nor removal of the Calculation Agent shall take effect until a successor approved by the Note Trustee has been appointed.


(g)  Income distribution
     On each Quarterly Payment Date, and based on the calculations, instructions and directions provided to it by the Manager, the Issuer must pay or cause to be paid out of Total Available Funds, in relation to the Quarterly Collection Period

     (defined below) ending immediately before that Quarterly Payment Date, the following amounts in the following order of priority:

     (i) first, an amount equal to any Accrued Interest Adjustment required to be paid to the Approved Seller; provided that the total amount of the Interest Adjustments with respect to any Quarterly Collection Period (other than the Quarterly Collection Period ending on 15 November 2000) shall not exceed an amount equal to 0.15% multiplied by the aggregate Housing Loan Principal of the Purchased Receivables on the first day of that Quarterly Collection Period multiplied by actual the number of days in that Quarterly Collection Period divided by 365;


     (ii) second, repayment to the Mortgage Insurer, of any payment in the nature of income received from a Borrower under a Loan for which that Mortgage Insurer previously paid under the relevant Mortgage Insurance Policy by way of Timely Payment Cover;


     (iii) third, payment to the Fixed-Floating Swap Provider under the Fixed-Floating Rate Swap of any Break Payments received by or on behalf of the Issuer from a Borrower or Mortgage Insurer during the Quarterly Collection Period;


     (iv) fourth (unless specified later in this paragraph (g)), Trust Expenses which have been incurred prior to that Quarterly Payment Date and which have not previously been paid or reimbursed under an application of this paragraph (g) (in the order of priority set out in the definition of "Trust Expenses" as more fully described in the Supplementary Terms Notice);


     (v)    fifth, pari passu and ratably as between themselves:


            (A) any fees payable by the Issuer under the Redraw Facility dated the Closing Date between the Issuer, the Manager and St.George (the "Redraw Facility"); and


            (B) any fees payable by the Issuer under the Basis Swap and the Fixed-Floating Rate Swap;


     (vi) sixth, without duplication, any amount that would have been payable under this paragraph (other than under sub-paragraph (ix)) on any previous Quarterly Payment Date, if there had been sufficient Total Available Funds, which have not been paid by the Issuer and in the order they would have been paid under that prior application of this clause;


     (vii) seventh, payment to the Mortgager Insurer of an amount equal to the greater of the following:

            (A)  zero, and

            (B) the difference between any overpayment by the Mortgage Insurer of amounts in respect to income (for which the Mortgage Insurer has not previously been reimbursed) and the aggregate of the Excess Distributions paid to the Beneficiary on previous Quarterly Payment Dates under clause 5(e).

     (viii) eighth, pari passu and ratably as between themselves:


            (A)  any interest payable by the Issuer under the Redraw Facility;


            (B) any amounts payable by the Issuer under the Basis Swap and the Fixed-Floating Rate Swap not included in (iii) or (v) above;


            (C) any repayment of a Liquidity Draw made on or prior to the previous Monthly Payment Date; and


            (D) the payment to the Currency Swap Provider under a Confirmation relating to the Class A Notes of the A$ Class A Interest Amount at that date (which is thereafter to be applied to payments of Interest on the Class A Notes);


     (ix)   ninth, any amounts that would have been payable under sub-paragraph
            (g)(ix) on any previous Quarterly Payment Date, if there had been sufficient Total Available Funds, which have not been paid by the Issuer;


     (ix) tenth, payment to the Class B Noteholders of the Class B Interest amount as at the date on the Class B Notes; and

     (xi) eleventh, payment to the Morgage Insurer of an amount equal to any overpayment by the Mortgage Insurer of amounts in respect of income (for which the Mortgage Insurer has not previously been reimbursed).

     The Issuer shall only make a payment under any of the above sub-paragraphs if it is directed in writing by the Manager to do so and only to the extent that any Total Available Funds remain from which to make the payment after amounts with priority to that payment have been distributed.



     The Issuer is also required to make certain payments out of Total Available Funds on each Monthly Payment Date (as defined below) as more fully described in the Supplementary Terms Notice.



     Capitalised terms in this paragraph (g) have the same meaning given in the Supplementary Terms Notice unless otherwise defined in this document.



5.   Redemption and Purchase


     Capitalised terms in this Condition 5 have the same meaning given in the Supplementary Terms Notice unless otherwise defined in this document.



(a) Mandatory Redemption in part from Principal Collections and apportionment of Principal Collections between the Class A Notes and the Class B Notes



     The Class A Notes shall be subject to mandatory redemption in part on any Quarterly Payment Date if on that date there are any Principal Collections (as defined below) available to be distributed in relation to such Class A Notes. The principal amount so redeemable in respect of each Class A Note prior to enforcement of the Security Trust Deed (each a "Principal Payment") on any Quarterly Payment Date shall be the amount available for payment as set out in Condition 5(b) on the day which is two Business Days prior to the Quarterly Payment Date (the "Quarterly Determination Date") divided by the aggregate Invested Amount of all Class A Notes, multiplied by the Invested Amount of that Note, provided always that no Principal Payment on a Class A Note on any date may exceed the amount equal to the Invested Amount of that Class A Note at that date less amounts charged off as at that date and not to be reinstated on the next Quarterly Payment Date, or to be charged off on the Quarterly Payment Date, as described in Condition 5(c) (that reduced amount being the "Stated Amount" of that Class A Note).


     Notice of amounts to be redeemed will be provided by the Manager to the Issuer, the Calculation Agent, the Principal Paying Agent and the Note Trustee.


     Following notification of the amount to be redeemed for each Quarterly Payment Date, the Manager will determine the Bond Factor for each Class of the Class A Notes as of such Quarterly Payment Date and will notify the Issuer, the Calculation Agent, the Principal Paying Agent and the Note Trustee of this amount and shall cause the Bond Factor to be published pursuant to Condition 12.


     The "Bond Factor" for any Class of the Class A Notes as of any Quarterly Payment Date will be equal to the ratio, expressed as a percentage (rounded to six decimal places), equal to the aggregate Invested Amounts of the Class A Notes of that Class as of the preceding Quarterly Determination Date, less all Class A Principal Payments to be made on the next Quarterly Payment Date, divided by the aggregate Initial Invested Amount of the Class A Notes of that Class.


     The "Class A Invested Amount" of a Class A Note on any Quarterly Determination Date is equal to its Initial Invested Amount minus the aggregate of the Principal Payments made in respect of that Class A Note on or before that Quarterly Determination Date.

     "Cut-Off Date" means, in respect of all Loans and Mortgages, [*] 1999.


     "Initial Invested Amount" means, in relation to a Class A Note, its initial Invested Amount.


     "Monthly Collection Period" means, in relation to a Monthly Payment Date, the calendar month which precedes the month in which the Monthly Payment Date occurs. The first Monthly Collection Period is the period from (but including) the Cut-Off Date to (and including) 15 November 1999. The last Monthly Collection Period is the period from (but excluding) the last day of the calendar month that precedes the date on which the Trust is terminated under clause 3.5 of the Master Trust Deed to (and including) that date.



     "Monthly Payment Date" means, in relation to a Monthly Collection Period, the 15th day of the calendar month that follows that Monthly Collection Period, provided that, if any such date would otherwise fall on a day which is not a Business Day, it shall be postponed to the next day which is a Business Day, unless that day falls in the next calendar month, in which case the Monthly Payment Date will be the preceding Business Day.


     "Principal Collections" means, in respect of a Monthly Collection Period or Quarterly Collection Period (each, a "Collection Period") and as applicable on any Determination Date, the aggregate of:


     (i) all amounts received by or on behalf of the Issuer from or on behalf of the borrowers under each Loan purchased by the Issuer and in which the Issuer has an interest (a "Purchased Receivable") during that Collection Period in respect of principal, in accordance with the terms of the Purchased Receivables, including principal prepayments;


     (ii) all other amounts received by or on behalf of the Issuer under or in respect of principal under the Purchased Receivables and the related Receivable Rights during that Collection Period including:


            (A)  any Liquidation Proceeds on account of principal;


            (B) any payments by the Approved Seller to the Issuer on the repurchase of a Purchased Receivable as more fully described in the Master Trust Deed during that Collection Period which are attributable to principal; and


            (C) any amount received by the Issuer from the Approved Seller as more fully described in clause 5.21 of the Supplementary Terms Notice with respect to that Collection Period attributable to principal;


     (iii) all amounts received by or on behalf of the Issuer during that Collection Period from any provider of a Support Facility (other than the Currency Swap but including the Mortgage Insurance Policy) as more fully described in that Support Facility and which the Manager determines should be accounted for in respect of a Liquidation Loss for that Collection Period;


     (iv) all amounts received by or on behalf of the Issuer during that Collection Period:


            (A) from the Approved Seller, in respect of any breach of a representation, warranty or undertaking of the Approved Seller contained in the Master Trust Deed or this Supplementary Terms Notice;

     (B) from the Approved Seller under any obligation of the Approved Seller as more fully described in the Master Trust Deed or this Supplementary Terms Notice to indemnify or reimburse the Issuer for any amount;


     (C) from the Servicer, in respect of any breach of any representation, warranty or undertaking of the Servicer contained in the Servicing Agreement;


     (D) from the Servicer under any obligation of the Servicer as more fully described in the Servicing Agreement to indemnify or reimburse the Issuer for any amount;


     (E) from the Custodian in respect of any breach of a representation, warranty or undertaking of the Custodian contained in the Custodian Agreement;


     (F) from the Custodian under any obligation of the Custodian as more fully described in the Custodian Agreement to indemnify or reimburse the Issuer for any amount;


     (G) from the Indemnifier as more fully described in the Indemnity in respect of any losses arising from a breach by the Custodian of its obligations contained in the Custodian Agreement;


     (H) from the Issuer in its personal capacity in respect of any breach of a representation, warranty or undertaking of the Issuer in respect of which it is not entitled to be indemnified out of the Assets of the Trust;


     (I) from the Issuer in its personal capacity under any obligation of the Issuer as more fully described in the Transaction Documents to indemnify or reimburse the Trust for any amount;


     (J) from the Manager in respect of any breach of a representation, warranty or undertaking of the Manager contained in the Transaction Documents of which it is not entitled to be indemnified out of the Assets of the Trust; and


     (K) from the Manager under any obligation of the Manager as more fully described in the Transaction Documents to indemnify or reimburse the Trust for any amount,


     in each case, which are determined by the Manager to be in respect of principal payable under the Purchased Receivables and the related Receivable Rights;


     (v) any amounts in the nature of principal received by or on behalf of the Issuer during that Collection Period pursuant to the sale of any Asset (including the A$ Equivalent of any amount received by the Issuer on the issue of the Notes which was not used to purchase a Purchased Receivable or Purchased Receivable Security, and which the Manager determines is surplus to the requirements of the Trust);


     (vi) any amount of Excess Available Income to be applied to pay a Principal Charge Off or a Carryover Charge Off;


     (vii) any Excess Available Income to be applied as more fully described in clause 5.2 of the Supplementary Terms Notice to Principal Draws made on a previous Payment Date; and

     (viii) any funds withdrawn, by the Issuer from the Liquidity Account in accordance with clause 5.7(c)(iv) of the Supplementary Terms Notice,


     less any amounts deducted by or paid to the Approved Seller to reimburse Redraws funded by the Approved Seller for which the Approved Seller has not previously been reimbursed and any amounts paid by the Issuer to replace a Receivable of the Trust as further described in section 8 of the Supplementary Terms Notice.


     "Quarterly Collection Period" means, in relation to a Quarterly Payment Date, the 3 Monthly Collection Periods that precede the calendar month in which the Quarterly Payment Date occurs, save that the first Quarterly Collection Period is the period from (and including) the Cut-Off Date to (and including) 15 November 1999. The last Quarterly Collection Period ends on (and includes) the date on which the Trust is terminated.


(b)  Principal Distributions on Notes

     On each Quarterly Payment Date, and in accordance with the calculations, instructions and directions provided to it by the Manager, the Issuer must distribute or cause to be distributed out of Principal Collections, in relation to the Quarterly Collection Period ending immediately before that Quarterly Payment Date, the following amounts in the following order of priority:


     (i) first, repayment to the Mortgage Insurer, of any payment in the nature of principal received from an Obligor for which the Mortgage Insurer previously paid under the Mortgage Insurance Policy by way of timely payment cover;


     (ii) second, to allocate to Total Available Funds any Principal Draws calculated as more fully described in clause 5.6 of the Supplementary Terms Notice;


     (iii) third, to retain in the Collection Account as a provision such amount as the Manager determines is appropriate to make for any anticipated shortfalls in payments as more fully described in clause
            5.1 of the Supplementary Terms Notice on the following Monthly Payment Date or Quarterly Payment Date;


     (iv) fourth, to repay any Redraws provided by the Approved Seller in relation to Loans as more fully described in clause 5.5 of the Supplementary Terms Notice to the extent that it has not previously been reimbursed in relation to those Redraws;


     (v) fifth, to repay all Redraw Principal Outstanding under the Redraw Facility Agreement on that Quarterly Payment Date;


     (vi) sixth, to retain in the Collection Account as a provision to reimburse further Redraws an amount equal to the Redraw Retention Amount for the next Quarterly Collection Period;


     (vii) seventh, as a payment to the Currency Swap Provider under the Confirmation relating to the Class A-1 Notes, of an amount equal to the lesser of:


            (A)  the amount available for distribution under this sub-paragraph
                 (vii) after all payments which have priority under this paragraph (b); and


            (B) the A$ Equivalent of the Class A Invested Amounts for all Class A-1 Notes (which is thereafter to be applied to payments of principal on the Class A-1 Notes);

     (viii) eighth, as a payment to the Currency Swap Provider under the Confirmation relating to the Class A-2 Notes, of an amount equal to the lesser of:


            (A)  the amount available for distribution under this sub-paragraph
                 (viii) after all payments which have priority under this paragraph (b); and



            (B) the A$ Equivalent of the Class A Invested Amounts for all Class A-2 Notes (which is thereafter to be applied to payments of principal on the Class A-2 Notes);


     (ix) ninth, as a payment to the Currency Swap Provider under the Confirmation relating to the Class A-3 Notes, of an amount equal to the lesser of:


            (A)  the amount available for distribution under this sub-paragraph
                 (ix) after all payments which have priority under this paragraph (b); and


            (B) the A$ Equivalent of the Class A Invested Amounts for all Class A-3 Notes (which is thereafter to be applied to payments of principal on the Class A-3 Notes); and


     (x) tenth, only if the Class A Invested Amount for all Class A Notes has been reduced to zero, as a payment to the Class B Noteholders, of an amount equal to the lesser of:


            (A)  the amount available for distribution under this sub-paragraph
                 (o) after all payments which have priority under this paragraph
                 (b); and


            (B)  the Class B Invested Amounts in respect of all Class B Notes;


            (which is thereafter to be applied to payments of principal on the Class B Notes).


     The Issuer shall only make a payment under any of sub-paragraphs (i) to (o) above inclusive if it is directed in writing to do so by the Manager and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.


     The Issuer is also required to make certain payments out of Principal Collections (including allocating Principal Draws to Total Available Funds) on each Monthly Payment Date in accordance with the Supplementary Terms Notice.


     (c) General


         No amount of principal will be paid to a Noteholder in excess of the Invested Amount applicable to the Notes held by that Noteholder.


     (d) Excess Available Income - Reimbursement of Charge Offs and Principal
         Draw


     (i)    General


            On each Quarterly Determination Date, the Manager must determine, for a Quarterly Collection Period, the amount (if any) by which the Total Available Funds for the Quarterly Collection Period exceeds the Total Payments for the Quarterly Collection Period ("Excess Available Income").


     (ii)   Distribution of Excess Available Income


            (A) On each Quarterly Determination Date, the Manager must apply any Excess Available Income for the Quarterly Collection Period relating to that Quarterly Determination Date in the following order of priority:

                  (1) first, the Excess Available Income must be applied in
                      payment of all Principal Charge Offs for that Quarterly Collection Period;


                  (2) second, the balance of the Excess Available Income (after application under sub-paragraph (1) above) must be applied pari passu and rateably between themselves (based on the Principal Outstanding and the A$ Equivalent of the Stated Amount of the Class A Notes):


                      (a) as a payment to the Currency Swap Provider under a
                          Confirmation relating to the Class A Notes, of the A$ Equivalent of any Carryover Class A Charge Offs; and


                      (b) as a repayment under the Redraw Facility, as a
                          reduction of, and to the extent of, the Carryover Redraw Charge Offs;


                  (3) third, the balance of the Excess Available Income (after application under sub-paragraphs (1) and (2)) must be applied to all Principal Draws which have not been repaid as at that Quarterly Payment Date; and


                  (4) fourth, the balance of the Excess Available Income (after application under sub-paragraphs (1) to (3) (inclusive)) must be applied in or towards reinstating the Stated Amount of the Class B Notes to the extent of any Carryover Class B Charge Offs.


                  Any amount applied pursuant to sub-paragraphs (1) to (4) (inclusive) above will be treated as Principal Collections to the extent of that application and in the case of amounts paid under sub-paragraph (2) or (4) will be paid on the Quarterly Payment Date following that Quarterly Determination Date. The Issuer shall only make a payment under paragraph (A) above if it is directed to do so by the Manager and only to the extent that any Excess Available Income remains from which to make the payment after amounts with priority to that payment have been distributed.


     (e)    Excess Distribution
            The Issuer must at the written direction of the Manager pay any Excess Distribution for a Quarterly Collection Period to the Beneficiary on the relevant Quarterly Payment Date. The Issuer may not recover any Excess Distributions from the Beneficiary once they are paid to the Beneficiary except where there has been a manifest error in the relevant calculation of the Excess Distributions.


     (f)    US$ Account
            The Issuer shall direct the Currency Swap Provider to pay all amounts denominated in US$ payable to the Issuer by the Currency Swap Provider under the Currency Swap into the US$ Account or to the Principal Paying Agent under the Agency Agreement on behalf of the Issuer.


            The Issuer shall, on the direction of the Manager, or shall require that the Paying Agent on its behalf, pay all amounts credited to the US$ Account by the Currency Swap Provider as follows, and in accordance with the Note Trust Deed and the Agency Agreement:


            (i) amounts credited under Conditions 4(h)(vi) and 4(h)(vii)(D), pari passu in relation to Class A Notes as payments of Interest on those Class A Notes;

          (ii) amounts credited under Condition 5(d)(ii)(A)(2)(a), pari passu in relation to Class A Notes in or towards reinstating the Stated Amount of those Class A Notes, to the extent of the Carryover Class A Charge Offs;



         (iii) amounts credited under Condition 5(b)(vii), pari passu to Class A-1 Noteholders as Class A Principal Payments on the Class A-1 Notes until the Class A Invested Amounts of the Class A-1 Notes have been reduced to zero;



          (iv) amounts credited under Condition 5(b)(viii), pari passu to Class A-2 Noteholders as Class A Principal payments on the Class A-2 Notes until the Class A Invested Amounts of the Class A-2 Notes have been reduced to zero; and



           (v) amounts credited under Condition 5(b)(ix), pari passu to Class A-3 Noteholders as Class A Principal payments on the Class A-3 Notes until the Class A Invested Amounts of the Class A-3 Notes have been reduced to zero.



(g)  Charge Offs



     If the Principal Charge Offs for any Quarterly Collection Period exceed the Excess Available Income calculated on the Quarterly Determination Date for that Quarterly Collection Period, the Manager must, on and with effect from the Quarterly Payment Date immediately following the end of the Quarterly Collection Period:



     (i) reduce pari passu and rateably as between themselves the Class B Stated Amount of each of the Class B Notes by the amount of that excess which is attributable to each Class B Note until the Class B Stated Amount is zero; and



     (ii) if the Class B Stated Amount is zero and any amount of that excess has not been applied under paragraph (i), reduce pari passu and rateably as between the Class A Notes and the Redraw Facility with respect to the balance of that excess



          (A) rateably as between each of the Class A Notes, the Class A Stated Amount on each of the Class A Notes until the Class A Stated Amount of that Class A Note is zero; and



          (B) the Redraw Principal Outstanding under the Redraw Facility, applied to Redraw Advances (as defined in the Redraw Facility) in reverse chronological order of their Drawdown dates, until the Redraw Principal Outstanding (as defined in the Redraw Facility Agreement) is zero.



(h) Calculation of Principal Payments and Stated Amount On (or as soon as practicable after) each Quarterly Determination Date, the Manager shall calculate the amount of principal to be repaid in respect of each Class A Note, as the case may be, due on the Payment Date next following that Quarterly Determination Date; (B) the Stated Amount and Invested Amount of each Note on the first day of the next following Interest Period (after deducting any principal due to be made on the next Quarterly Payment Date); and (C) the Bond Factor for each Class on each Quarterly Determination Date in respect of the Collection Period ending before that Quarterly Determination Date.

     The Manager will notify the Issuer, the Note Trustee, the Principal Paying Agent and the Calculation Agent and (for so long as the Notes are listed on the London Stock Exchange) the London Stock Exchange by not later than (or as soon as practicable after) the Quarterly Determination Date immediately preceding the relevant Quarterly Payment Date of each such determination and will immediately cause details of each of those determinations to be published in accordance with Condition 12 by one Business Day before the relevant Payment Date. If no Principal Payment is due to be made on the Class A Notes on any Payment Date a notice to this effect will be given to the Class A Noteholders in accordance with Condition 12.



     If the Manager does not at any time for any reason determine a Principal Payment, the Invested Amount or the Stated Amount applicable to Class A Notes in accordance with this paragraph, the Principal Payment, Invested Amount and the Stated Amount shall be determined by the Calculation Agent in accordance with this paragraph and paragraph (i) above (but based on the information in its possession) and each such determination or calculation shall be deemed to have been made by the Manager.



(i)  Call



     The Issuer must, when so directed by the Manager (at the Manager's option), purchase or redeem all, but not some only, of the Class A Notes by repaying the Invested Amount, or, if the Class A Noteholders by Extraordinary Resolution so agree, the Stated Amount, of the Class A Notes, together with accrued interest to (but excluding) the date of repurchase or redemption, on any Quarterly Payment Date falling on or after the earlier of:



     (i) the Quarterly Payment Date on which the Total Stated Amount of all Notes is equal to or less than 10% of the total Initial Invested Amount of all Notes; and



     (ii) in the case of:



          (A) Class A-1 Notes, the Quarterly Payment Date falling in November, 2006;



          (B) Class A-2 Notes, the Quarterly Payment Date falling in November, 2006; or



          (C) Class A-3 Notes, the Quarterly Payment Date falling in November, 2006,



     provided that the Issuer will be in a position on such Quarterly Payment Date to discharge (and the Manager so certifies to the Issuer and the Note Trustee upon which the Issuer and the Note Trustee will rely conclusively) all its liabilities in respect of the Class A Notes (at their Invested Amount or their Stated Amount if so agreed by the Noteholders) and any amounts which would be required under the Security Trust Deed to be paid in priority or pari passu with the Class A Notes if the security for the Notes were being enforced.



     The Issuer will give not more than 60 nor less than 45 days' notice to the Class A Noteholders of a repurchase under this Condition in accordance with Condition 12.



(j)  Redemption for Taxation or Other Reasons



     If the Manager satisfies the Issuer and the Note Trustee immediately prior to giving the notice referred to below that either (i) on the next Quarterly Payment Date the Issuer would be required to deduct or withhold from any payment of principal or interest in respect of the Class A Notes or the Currency Swap any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities or (ii) the total amount payable in respect of interest in relation to any of the Loans for a Collection Period ceases to be receivable (whether or not actually received) by the Issuer during such Collection Period, the Issuer must, when so directed by the Manager, at the Manager's option (provided that the Issuer will be in a position on such Quarterly Payment Date to discharge (and the Manager will so certify to the Issuer and the Note Trustee) all its liabilities in respect of the Class A Notes (at their Invested Amount or if the Noteholders will have agreed by Extraordinary Resolution and will have so notified the Issuer and the Manager not less than 21 days before such Quarterly Payment Date, at their Stated Amount) and any amounts which would be required under the Security Trust Deed to be paid in priority or pari passu with the Class A Notes if the security for the Class A Notes were being enforced), having given not more than 60 nor less than 45 days' notice to the Class A Noteholders in accordance with Condition 12, redeem all, but not some only, of the Class A Notes at their Invested Amount (or, if the Class A Noteholders by Extraordinary Resolution have so agreed, at their Stated Amount) together with accrued interest to (but excluding) the date of redemption on any subsequent Payment Date, provided that the Class A Noteholders may by Extraordinary Resolution elect, and shall notify the Issuer and the Manager not less than 21 days before the next Quarterly Payment Date following the receipt of notice of such proposed redemption, that they do not require the Issuer to redeem the Class A Notes.



(k)  Redemption on Final Maturity



     If not otherwise redeemed, the Class A Notes will be redeemed at their Stated Amount on the Quarterly Payment Date falling in February, 2030.



(l)  Cancellation



     All Class A Notes redeemed in full pursuant to the above provisions will be cancelled forthwith, and may not be resold or reissued.



(m)  Certification



     For the purposes of any redemption made pursuant to this Condition 5, the Note Trustee may rely upon an Officer's Certificate under the Note Trust Deed from the Manager on behalf of the Issuer certifying or stating the opinion of each person signing such certificate as:



     (i) to the fair value (within 90 days of such release) of the property or securities proposed to be released from the Security Trust Deed;



     (ii) that in the opinion of such person the proposed release will not impair the security under the Security Trust Deed in contravention of the provisions of the Security Trust Deed or the Note Trust Deed; and



     (iii) that the Issuer will be in a position to discharge all its liabilities in respect of the relevant Class A Notes and any amounts required under the Security Trust Deed to be paid in priority to or pari passu with those Class A Notes, and such Officer's Certificate shall be conclusive and binding on the Issuer, the Note Trustee and the holders of those Class A Notes.

6.   Payments



(a)  Method of payment



     Any instalment of interest or principal, payable on any Class A Note which is punctually paid or duly provided for by the Issuer to the Paying Agent on the applicable Payment Date or Final Maturity Date shall be paid to the person in whose name such Class A Note is registered on the Record Date, by cheque mailed first-class, postage prepaid, to such person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to clause 3.3, with respect to Class A Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially such Clearing Agency to be DTC and such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final instalment of principal payable with respect to such Class A Note on a Payment Date or Maturity Date.



(b)  Initial Principal Paying Agent



     The initial Principal Paying Agent is Midland Bank PLC at its office at Mariner House, Pepys Street, London EC3N 4DA United Kingdom.



(c)  Paying Agents



     The Issuer (or the Manager on its behalf with the consent of the Issuer, such consent not to be unreasonably withheld), may at any time (with the previous written approval of the Note Trustee) vary or terminate the appointment of any Paying Agent and appoint additional or other Paying Agents, provided that it will at all times maintain a Paying Agent having a specified office in the City of London and New York City. Notice of any such termination or appointment and of any change in the office through which any Paying Agent will act will be given in accordance with Condition 12.



(d)  Payment on Business Days



     If the due date for payment of any amount of principal or Interest in respect of any Class A Note is not a Business Day then payment will not be made until the next succeeding Business Day unless that day falls in the next calendar month, in which case the due date will be the preceding Business Day and the holder of that Class A Note shall not be entitled to any further interest or other payment in respect of that delay. In this Condition 6 the expression "Business Day" means any day (other than a Saturday, Sunday or a public holiday) on which banks are open for business in the place where the specified office of the Paying Agent at which the Class A Note is presented for payment is situated and, in the case of payment by transfer to a US dollar account, in New York City and prior to the exchange of the Book-Entry Note (in respect of the Class A Notes) for any definitive Class A Notes, on which DTC is open for business.



(e)  Interest



     If Interest is not paid in respect of a Class A Note on the date when due and payable (other than because the due date is not a Business Day), that unpaid Interest shall itself bear interest at the Interest Rate applicable from time to time to the Class A Notes until the unpaid Interest, and interest on it, is available for payment and notice of that availability has been duly given in accordance with Condition 12.

7.   Taxation



     All payments in respect of the Class A Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Issuer or any Paying Agent is required by applicable law to make any such payment in respect of the Class A Notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatever nature. In that event the Issuer or that Paying Agent (as the case may be) shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuer nor any Paying Agent will be obliged to make any additional payments to Class A Noteholders in respect of that withholding or deduction.



8.   Prescription



     A Class A Note shall become void in its entirety unless surrendered for payment within ten years of the Relevant Date in respect of any payment on it the effect of which would be to reduce the Stated Amount (in the case of final maturity, if applicable) or the Invested Amount of that Class A Note to zero. After the date on which a Class A Note becomes void in its entirety, no claim may be made in respect of it.



     As used in these Conditions, the "Relevant Date" means the date on which a payment first becomes due but, if the full amount of the money payable has not been received by the Principal Paying Agent or the Note Trustee on or prior to that date, it means the date on which, the full amount of such money having been so received, notice to that effect is duly given by the Principal Paying Agent in accordance with Condition 12.



9.   Events of Default



     Each of the following is an Event of Default (whether or not it is within the control of the Issuer).



     (a) The Issuer fails to pay any Interest Entitlement within 10 Business Days of the Quarterly Payment Date on which the Interest Entitlement was due to be paid, together with all interest accrued and payable on that Interest Entitlement or any other Secured Moneys, within 10 Business Days of the due date for payment (or within any applicable grace period agreed with the Mortgagees, or where the Mortgagee is a Noteholder, with the Note Trustee, to whom the Secured Moneys relate).



     (b) The Issuer fails to perform or observe any other provisions (other than an obligation referred to in paragraph (a)) of this deed or a Trust Document where such failure will have a Material Adverse Effect and that default (if in the opinion of the Security Trustee capable of remedy) is not remedied within 30 days after written notice (or such longer period as may be specified in the notice) from the Security Trustee requiring the failure to be remedied.



     (c)  Any of the following events occur in relation to the Issuer:



          (i) except for the purpose of a solvent reconstruction or amalgamation:



               (A) an application or an order is made, proceedings are commenced, a resolution is passed or proposed in a notice of meeting or an application to a court or other steps (other than frivolous or vexatious applications, proceedings, notices and steps) are taken for:



                    (1) the winding up, dissolution or administration of the Issuer; or



                    (2) entering into an arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them, and is not dismissed, ceased or withdrawn within 15 Business Days; or



               (B) The Issuer ceases, suspends or threatens to cease or suspend the conduct of all or substantially all of its business or disposes of or threatens to dispose of substantially all of its assets; or



          (ii) the Issuer is, or under applicable legislation is taken to be, unable to pay its debts (other than as the result of a failure to pay a debt or claim the subject of a good faith dispute) or stops or suspends or threatens to stop or suspend payment of all or a class of its debts (except where this occurs only in relation to another trust of which it is the trustee);



          (iii) a receiver, receiver and manager or administrator is appointed (by the relevant corporation or by any other person) to all or substantially all of the assets and undertaking of the relevant corporation or any part thereof (except in the case of the Trustee where this occurs in relation to another trust of which the Issuer is the trustee);



          (iv) anything analogous to an event referred to in paragraphs (i) to
               (iii) (inclusive) or having substantially similar effect occurs with respect to the Issuer.



     (d) The Charge created by the Security Trust Deed is not or ceases to be a first ranking charge over the Trust Assets, or any other obligation of the Issuer (other than as mandatorily preferred by law) ranks ahead of or pari passu with any of the Secured Moneys.



     (e)  Any Security Interest over the Trust Assets is enforced.



     (f) All or any part of any Trust Document (other than the Basis Swap, the Redraw Facility Agreement or, where the Currency Swap is terminated by the provider of the Currency Swap as a result of a call exercised by the Trustee under Condition 5(j), the Currency Swap) is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect or a party becomes entitled to terminate, rescind or avoid all or part of any Trust Document (other than the Basis Swap, the Redraw Facility or, where the Currency Swap is terminated by the provider of the Currency Swap as a result of a call exercised by the Trustee under Condition 5(j), the Currency Swap) where that event has or will have a Material Adverse Effect.



     (g) Without the prior consent of the Security Trustee (such consent being subject to the Note Trustee's prior written consent):



          (i) the Trust is wound up, or the Issuer is required to wind up the Trust under the Master Trust Deed or applicable law, or the winding up of the Trust commences;



          (ii) the Trust is held or is conceded by the Issuer not to have been constituted or to have been imperfectly constituted; or

          (iii) unless another trustee is contemporaneously and immediately appointed to the Trust under the Trust Documents, the Issuer ceases to be authorised under the Trust to hold the property of the Trust in its name and to perform its obligations under the Trust Documents.



     In the event that the security constituted by the Security Trust Deed becomes enforceable following an event of default under the Notes any funds resulting from the realisation of such security shall be applied in accordance with the order of priority of payments as stated in the Security Trust Deed.



10.  Enforcement



     At any time after an Event of Default occurs, the Security Trustee shall (subject to being appropriately indemnified), if so directed by (a) the Noteholder Mortgagees (as defined in the Security Trust Deed) alone, where the Noteholder Mortgagees are the only Voting Mortgagees, or otherwise (b) an "Extraordinary Resolution of the Voting Mortgagees" (being 75% of votes capable of being cast by Voting Mortgagees present in person or by proxy of the relevant meeting or a written resolution signed by all Voting Mortgagees) of the Voting Mortgagees (which includes the Note Trustee on behalf of Class A Noteholders, but not, unless the Note Trustee has become bound to take steps and/or proceed under the Security Trust Deed and fails to do so within a reasonable period of time and such failure is continuing, the Class A Noteholders themselves), declare the Class A Notes immediately due and payable and declare the security to be enforceable. If an Extraordinary Resolution of Voting Mortgagees referred to above elects not to direct the Security Trustee to enforce the Security Trust Deed, in circumstances where the Security Trustee could enforce, the Noteholder Mortgagee may nevertheless and the Note Trustee as Noteholder Mortgagee, shall, at the direction of the Class A Noteholders, direct the Security Trustee to enforce the Security Trust Deed on behalf of the Noteholders.



     "Voting Mortgagee" means:



     (a) for so long as the amounts outstanding under the Class A Notes and the Class B Notes are 75% or more of all amounts secured by the Security Trust Deed, the Noteholder Mortgagees; and



     (b)  at any other time:



          (i) the Note Trustee, acting on behalf of the Class A Noteholders under the Note Trust Deed and the Security Trust Deed; and



          (ii) each other Mortgagee under the Security Trust Deed (other than the Class A Noteholders).



     Any reference to the Noteholder Mortgagees while they are the only Voting Mortgagees, or where their consent is required under the Security Trust Deed in relation to a direction or act of the Security Trustee, means Noteholder Mortgagees representing more than 50% of the aggregate Invested Amount of the Class A Notes and the Class B Notes.



     Subject to being indemnified in accordance with the Security Trust Deed, the Security Trustee shall take all action necessary to give effect to any direction by the Noteholder Mortgagees where they are the only Voting Mortgagees or to any Extraordinary Resolution of the Voting Mortgagees and shall comply with all directions given by the Note Trustee where it is the only Voting Mortgagee or contained in or given pursuant to any Extraordinary Resolution of the Voting Mortgagees in accordance with the Security Trust Deed.



     No Class A Noteholder is entitled to enforce the Security Trust Deed or to appoint or cause to be appointed a receiver to any of the assets secured by the Security Trust Deed or otherwise to exercise any power conferred by the terms of any applicable law on chargees except as provided in the Security Trust Deed.



     If any of the Class A Notes remains outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A Notes, the Note Trustee must not vote under the Security Trust Deed to, or otherwise direct the Security Trustee to, dispose of the Mortgaged Property unless either:



     o a sufficient amount would be realised to discharge in full all amounts owing to the Class A Noteholders and any other amounts payable by the Issuer ranking in priority to or pari passu with the Class A Notes; or



     o the Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the Note Trustee, that the cash flow receivable by the Issuer (or the Security Trustee under the Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer to discharge in full in due course all the amounts referred to in paragraph (i).



     Neither the Note Trustee nor the Security Trustee will be liable for any decline in the value, nor any loss realised upon any sale or other dispositions made under the Security Trust Deed, of any Mortgaged Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the Issuer or any third party in respect of the Issuer or the Class A Notes or relating in any way to the Mortgaged Property. Without limitation, neither the Note Trustee nor the Security Trustee shall be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it.



     The Note Trustee shall not be bound to vote under the Security Trust Deed, or otherwise direct the Security Trustee under the Security Trust Deed or to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the Security Trust Deed, the Note Trust Deed, any Class A Notes, unless directed or requested to do so by Noteholders holding at least 75% of the aggregate Invested Amount of Class A Notes at the time; and then only if the Note Trustee is indemnified to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.



     Only the Security Trustee may enforce the provisions of the Security Trust Deed and neither the Note Trustee nor any holder of a Class A Note is entitled to proceed directly against the Issuer to enforce the performance of any of the provisions of the Security Trust Deed, the Class A Notes (including these Class A Conditions).



     The rights, remedies and discretions of the Class A Noteholders under the Security Trust Deed including all rights to vote or give instructions or consent can only be exercised by the Note Trustee on behalf of the Class A Noteholders in accordance with the Security Trust Deed. The Security Trustee may rely on any instructions or directions given to it by the Note Trustee as being given on behalf of the Class A Noteholders from time to time and need not enquire whether the Note Trustee or the Noteholders from time to time have complied with any requirements under the Note Trust Deed or as to the reasonableness or otherwise of the Note Trustee. The Security Trustee is not obliged to take any action, give any consent or waiver or make any determination under the Security Trust Deed without being directed to do so by the Note Trustee or the Voting Mortgagees in accordance with the Security Trust Deed.


     Upon enforcement of the security created by the Security Trust Deed, the net proceeds of enforcement may be insufficient to pay all amounts due on redemption to the Noteholders. The proceeds from enforcement (which will not include amounts required by law to be paid to the holder of any prior ranking security interest, and the proceeds of cash collateral lodged with and payable to a Swap Provider or other provider of a Support Facility (as defined in the Master Trust Deed)) will be applied in the order of priority as set out in the Security Trust Deed. Any claims of the Noteholders remaining after realisation of the security and application of the proceeds as aforesaid shall, except in certain limited circumstances, be extinguished.


11.  Replacements of Class A Notes


     If any Class A Note is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Principal Paying Agent upon payment by the claimant of the expenses incurred in connection with that replacement and on such terms as to evidence and indemnity as the Issuer Trustee may reasonably require. Mutilated or defaced Class A Notes must be surrendered before replacements will be issued.


12.  Notices


     All notices, other than notices given in accordance with the following paragraph, to Class A Noteholders shall be deemed given if in writing and mailed, first-class, postage prepaid to each Class A Noteholder, at his or her address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Class A Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Class A Noteholder shall affect the sufficiency of such notice with respect to other Class A Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.


     A notice may be waived in writing by the relevant Class A Noteholder, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Class A Noteholders shall be filed with the Note Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.


     Any such notice shall be deemed to have been given on the date such notice is deposited in the mail.


     In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Class A Noteholders when such notice is required to be given, then any manner of giving such notice as the Issuer shall direct the Note Trustee shall be deemed to be a sufficient giving of such notice.


     Any notice specifying a Payment Date, an Interest Rate, Interest payable, a Principal Payment (or the absence of a Principal Payment), an Invested Amount, a

Stated Amount or a Bond Factor shall be deemed to have been duly given if the information contained in such notice appears on the relevant page of the Reuters Screen or such other similar electronic reporting service as may be approved by the Note Trustee and notified to Class A Noteholders (the "Relevant Screen"). Any such notice shall be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in accordance with this paragraph then notice of the matters referred to in this Condition shall be given in accordance with the preceding paragraph.


     The Principal Paying Agent shall deliver a quarterly servicing report for each Collection Period to each Class A Noteholder on the Notice date relating to such Collection Period in the method provided in the first paragraph of this Condition 12.


     All consents and approvals in these Conditions are to be given in writing.


13. Meetings of Voting Mortgagees and Meetings of Class A Noteholders; Modifications; Consents; Waiver


     The Security Trust Deed contains provisions for convening meetings of the Voting Mortgagees to, among other things, enable the Voting Mortgagees to direct or consent to the Security Trustee taking or not taking certain actions under the Security Trust Deed, for example to enable the Voting Mortgagees to direct the Security Trustee to enforce the Security Trust Deed.


     The Note Trust Deed contains provisions for convening meetings of Class A Noteholders to consider any matter affecting their interests, including the directing of the Note Trustee to direct the Security Trustee to enforce the security under the Security Trust Deed, or the sanctioning by Extraordinary Resolution of the Class A Noteholders of a modification of the Class A Notes (including these Class A Conditions) or the provisions of any of the Transaction Documents, provided that no modification of certain terms including, among other things, the date of maturity of the Class A Notes, or a modification which would have the effect of altering the amount of interest payable in respect of a Class A Note or modification of the method of calculation of the interest payable or of the date for payment of interest in respect of any Class A Notes, reducing or cancelling the amount of principal payable in respect of any Class A Notes or altering the majority required to pass an Extraordinary Resolution or altering the currency of payment of any Class A Notes or an alteration of the date or priority of payment of interest on, or redemption of, the Class A Notes or an election to receive the Stated Amount of the Notes instead of the Invested Amount in the event of a call under Condition 5(i) or 5(j) (any such modification being referred to below as a "Basic Terms Modification") shall be effective except that, if the Note Trustee is of the opinion that such a Basic Terms Modification is being proposed by the Issuer as a result of, or in order to avoid, an Event of Default, such Basic Terms Modification may be sanctioned by Extraordinary Resolution of the Class A Noteholders as described below. An Extraordinary Resolution passed by the Class A Noteholders shall be binding on all Class A Noteholders. The vote required for an Extraordinary Resolution shall be Class A Noteholders holding notes which represent 75% of outstanding principal balance of the Class A Notes.


     The Note Trust Deed permits the Note Trustee, the Manager and the Issuer to, following the giving of not less than 10 Business Days' notice to each Designated Rating Agency, alter, add to or modify, by way of supplemental deed, the Note Trust Deed (including the meeting and amendment provisions), the Conditions (subject to the proviso more fully described in clause 37.2 of the Note Trust Deed or any other terms of that deed or the Conditions to which it refers) or any Transaction Document so long as that alteration, addition or modification is:


     o to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;


     o in the opinion of the Note Trustee necessary to comply with the provisions of any law or regulation or with the requirements of any Government Agency;


     o in the opinion of the Note Trustee appropriate or expedient as a consequence of a change to any law or regulation or a change in the requirements of any Government Agency (including, but not limited to, an alteration, addition or modification which is in the opinion of the Note Trustee appropriate or expedient as a consequence of the enactment of a law or regulation or an amendment to any law or regulation or ruling by the Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the Trust); or


     o in the opinion of the Note Trustee not materially prejudicial to the interests of the Class A Noteholders as a whole,


     and is undertaken in a manner and to the extent, permitted by the Transaction Documents.


     Where, in the opinion of the Note Trustee, a proposed alteration, addition or modification to this deed, other than an alteration, addition or modification referred to above, is materially prejudicial or likely to be materially prejudicial to the interests of Class A Noteholders as a whole or any Class of Class A Noteholders, the Note Trustee, the Manager and the Issuer may make that alteration, addition or modification only if sanctioned in writing by holders of at least 75% of the aggregate Invested Amount of the Class A Notes.


     The Note Trustee may also, in accordance with the Note Trust Deed and without the consent of the Class A Noteholders (but not in contravention of an Extraordinary Resolution), waive or authorise any breach or proposed breach of the Class A Notes (including these Class A Conditions) or any Transaction Document or determine that any Event of Default or any condition, event or act which with the giving of notice and/or lapse of time and/or the issue of a certificate would constitute an Event of Default shall not, or shall not subject to specified conditions, be treated as such. Any such modification, waiver, authorisation or determination shall be binding on the Class A Noteholders and, if, but only if, the Note Trustee so requires, any such modification shall be notified to the Class A Noteholders in accordance with Condition 12 as soon as practicable.


     The Manager shall distribute to all Class A Noteholders and the Designated Rating Agencies a copy of any amendments made in accordance with the procedure described in that clause 19 of the Note Trust Deed and under the relevant Condition 12 as soon as reasonably practicable after the amendment has been made.


     Any amendment made will be binding on Noteholders and shall conform to the requirements of the TIA as then in effect so long as the Note Trust Deed shall be qualified under the TIA.

14.  Indemnification and Exoneration of the Note Trustee and the Security
     Trustee


     (a) The Note Trust Deed and the Security Trust Deed contain provisions for the indemnification of the Note Trustee and the Security Trustee (respectively) and for their relief from responsibility, including provisions relieving them from taking proceedings to realise the security and to obtain repayment of the Class A Notes unless indemnified to their satisfaction. Each of the Note Trustee and the Security Trustee is entitled to enter into business transactions with the Issuer and/or any other party to the Transaction Documents without accounting for any profit resulting from such transactions. Except in the case of negligence, fraud or breach of trust (in the case of the Security Trustee) or negligence, fraud, default or breach of trust (in the case of the Note Trustee), neither the Security Trustee nor the Note Trustee will be responsible for any loss, expense or liability which may be suffered as a result of any assets secured by the Security Trust Deed, Mortgaged Property or any deeds or documents of title thereto, being uninsured or inadequately insured or being held by or to the order of the Servicer or any of its affiliates or by clearing organisations or their operators or by any person on behalf of the Note Trustee if prudently chosen in accordance with the Transaction Documents.


     (b) Where the Note Trustee is required to express an opinion or make a determination or calculation under the Transaction Documents, the Note Trustee may appoint or engage such independent advisers as the Note Trustee reasonably requires to assist in the giving of that opinion or the making of that determination or calculation and any reasonable costs and expenses payable to those advisers will be reimbursed to the Note Trustee by the Issuer or if another person is expressly stated in the relevant provision in a Transaction Document, that person.


15.  Limitation of Liability of the Issuer


(a)  General


     Clause 30 of the Master Trust Deed applies to the obligations and liabilities of the Issuer in relation to the Class A Notes.


(b)  Liability of Issuer limited to its right of indemnity


     (i) The Issuer enters into the Transaction Documents and issues the Notes only in its capacity as trustee of the Trust and in no other capacity (except where the Transaction Documents provide otherwise). Subject to paragraph (iii) below, a liability arising under or in connection with the Transaction Documents or the Trust can be enforced against the Issuer only to the extent to which it can be satisfied out of the assets and property of the Trust which are available to satisfy the right of the Issuer to be exonerated or indemnified for the liability. This limitation of the Issuer's liability applies despite any other provision of the Transaction Documents and extends to all liabilities and obligations of the Issuer in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Transaction Documents or the Trust.


     (ii) Subject to paragraph (iii) below, no person (including any Relevant Party) may take action against the Issuer in any capacity other than as trustee of the Trust or seek the appointment of a receiver (except under the Security

          Trust Deed), or a liquidator, an administrator or any similar person to the Issuer or prove in any liquidation, administration or arrangements of or affecting the Issuer.


    (iii) The provisions of this Condition 15 shall not apply to any obligation or liability of the Issuer to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Issuer's indemnification or exoneration out of the assets of the Trust as a result of the Issuer's fraud, negligence or Default.


     (iv) It is acknowledged that the Relevant Parties are responsible under the Transaction Documents for performing a variety of obligations relating to the Trust. No act or omission of the Issuer (including any related failure to satisfy its obligations under the Transaction Documents) will be considered fraud, negligence or Default of the Issuer for the purpose of paragraph (iii) of this Condition 15 to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any person who has been delegated or appointed by the Issuer in accordance with the Transaction Documents to fulfil its obligations relating to the Trust or by any other act or omission of a Relevant Party or any such person.


     (v) In exercising their powers under the Transaction Documents, each of the Issuer, the Security Trustee and the Noteholders must ensure that no attorney, agent, delegate, receiver or receiver and manager appointed by it in accordance with a Transaction Document has authority to act on behalf of the Issuer in a way which exposes the Issuer to any personal liability and no act or omission of any such person will be considered fraud, negligence or Default of the Issuer for the purpose of paragraph (iii).


     (vi) In this Condition 15, "Relevant Parties" means each of the Manager, the Servicer, the Calculation Agent, each Paying Agent, the Note Trustee, the Custodian, the Basis Swap Provider, the Standby Basis Swap Provider, the Fixed-Floating Rate Swap Provider, the Standby Fixed-Floating Rate Swap Provider and the Currency Swap Provider.


     (vii)In this Condition 15, "Default" means a failure by the Issuer to comply with an obligation which is expressly imposed on it by the terms of a Transaction Document or a written direction given by the Manager in accordance with a Transaction Document (and in terms which are consistent with the requirements of the Transaction Documents) in circumstances where the Transaction Documents require or contemplate that the Issuer will comply with that direction; in each case within any period of time specified in, or contemplated by, the relevant Transaction Document for such compliance. However, it will not be the Default of the Issuer if the Issuer does not comply with an obligation or direction where the Note Trustee or the Security Trustee directs the Issuer not to comply with that obligation or direction.


     (viii) Nothing in this clause limits the obligations expressly imposed on the Issuer under the Transaction Documents.


16.  Governing Law


     The Class A Notes and the Relevant Documents are governed by, and shall be construed in accordance with, the laws of New South Wales, Australia (except for the Currency Swap which is governed by New York law and the Note Trust

     Deed). The Note Trust Deed is governed by the laws of New South Wales, Australia, and the administration of the trust constituted thereunder is governed by English law.


  Summary of Provisions Relating to the Class A Notes While in Book Entry Form


     Each Class of the Class A Notes will initially be represented by typewritten book-entry notes (the "Book-Entry Class A Notes"), without coupons, in the principal amount of US$994,000,000 (comprising US$300,000,000 in the case of Class A-1 Notes, US$569,000,000 in the case of Class A-2 Notes, and US$125,000,000 in the case of Class A-3 Notes). The Book-Entry Class A Notes will be deposited with the Common Depositary for DTC on or about the Closing Date. Upon deposit of the Book-Entry Class A Notes with the Common Depositary, DTC will credit each investor in the Class A Notes with a principal amount of Class A Notes for which it has subscribed and paid.


     The Book-Entry Class A Note will be exchangeable for definitive Class A Notes in certain circumstances described below.


     Each person who is shown in the Note Register as the holder of a particular principal amount of Class A Notes will be entitled to be treated by the Issuer and the Note Trustee as a holder of such principal amount of Class A Notes and the expression "Class A Noteholder" shall be construed accordingly, but without prejudice to the entitlement of the holder of the Book-Entry Class A Note to be paid principal and interest thereon in accordance with its terms. Such persons shall have no claim directly against the Issuer in respect of payment due on the Class A Notes for so long as the Class A Notes are represented by a Book-Entry Class A Note and the relevant obligations of the Issuer will be discharged by payment to the registered holder of the Book-Entry Class A Note in respect of each amount so paid.


(a)  Payments


     Interest and principal on each Book-Entry Class A Note will be payable by the Principal Paying Agent to the Common Depositary provided that no payment of interest may be made by the Issuer or any Paying Agent in the Commonwealth of Australia or its possessions or into a bank account or to an address in the Commonwealth of Australia or its possessions.


     Each of the persons appearing from time to time as the beneficial owner of a Class A Note will be entitled to receive any payment so made in respect of that Class A Note in accordance with the respective rules and procedures of DTC. Such persons will have no claim directly against the Issuer in respect of payments due on the Class A Notes which must be made by the holder of the relevant Book-Entry Class A Note, for so long as such Book-Entry Class A Note is outstanding.


     A record of each payment made on a Book-Entry Class A Note, distinguishing between any payment of principal and any payment of interest, will be recorded in the Note Register by the Principal Paying Agent and such record shall be prima facie evidence that the payment in question has been made.


(b)  Exchange


     The Book-Entry Class A Note will be exchangeable for definitive Class A Notes only if:


     (i) the Principal Paying Agent advises the Manager in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities with respect to the Class A Notes or the Clearing Agency ceases to carry on business, and the Trust Manager is unable to locate a qualified successor;


     (ii) the Issuer, at the direction of the Manager (at the Manager's option) advises the Principal Paying Agent in writing that the book entry system through the Clearing Agency is or is to be terminated; or


    (iii) after the occurrence of an Event of Default, the Class A Note Owners representing beneficial interests aggregating to at least a majority of the aggregate Invested Amount of the Class A Notes advise the Principal Paying Agent and Issuer through the Clearing Agency in writing that the continuation of a book entry system through the Clearing Agency is no longer in the best interest of the Note Owners, then the Principal Paying Agent shall notify all Class A Note Owners and the Issuer of the occurrence of any such event and of the availability of Definitive Notes to Class A Note Owners requesting the same. Upon the surrender of the Book-Entry Notes to the Issuer by the Clearing Agency, and the delivery by the Clearing Agency of the relevant registration instructions to the Issuer, the Issuer shall execute and procure the Principal Paying Agent to authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency.


(b)  Notices


     So long as the Notes are represented by the Book-Entry Class A Note and the same is/are held on behalf of the Clearing Agency, notices to Class A Noteholders may be given by delivery of the relevant notice to the Clearing Agency for communication by them to entitled account holders in substitution for delivery to each Class A Noteholder as required by the Class A Conditions.


(c)  Cancellation


     Cancellation of any Class A Note required by the Class A Conditions will be effected by reduction in the principal amount of the relevant Book-Entry Class A Note.

                      [This page intentionally left blank]

                       CRUSADE GLOBAL TRUST NO. 1 OF 1999




                                   [GRAPHIC]




     Until December __, 1999 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                                     PART II

                     Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution*

     The following table sets forth the estimated expenses (expressed in U.S. dollars based on an exchange rate of US$0.65 = A$1.00)) in connection with the issuance and distribution of the notes being registered under this registration statement, other than underwriting discounts and commissions:


     SEC Registration Fee.....................................   $276,332
     Printing and Engraving...................................   $125,000
     Legal Fees and Expenses..................................   $442,500
     Trustee Fees and Expenses................................   $153,000
     Rating Agency Fees.......................................   $285,000
     Accounting Fees & Expenses...............................   $128,000
     Miscellaneous............................................   $ 82,500
                                                               ----------
     Total.................................................... $1,492,332
                                                               ==========

---------
* All amounts except the SEC registration fee are estimates of expenses incurred in connection with the issuance and distribution of the notes.

Item 14. Indemnification of Directors and Officers.

     Pursuant to Section 109 of the Articles of Association of the registrant:

     (1) To the extent permitted by law and without limiting the powers of the registrant, the registrant must indemnify each person who is, or has been, a director or secretary of the registrant against any liability which results directly or indirectly from facts or circumstances relating to the person serving or having served in that capacity in relation to the registrant or any of its subsidiaries or in the capacity of an employee of the registrant or any of its subsidiaries:

          (a) to any person (other than the registrant or a related body corporate), which does not arise out of conduct involving a lack of good faith or conduct known to the person to be wrongful;

          (b) for costs and expenses incurred by the person in defending proceedings, whether civil or criminal, in which judgment is given in favor of the person or in which the person is acquitted, or in connection with any application in relation to such proceedings in which the court grants relief to the person under the Corporations Law and the Corporations Regulations of Australia.

     (2) The registrant need not indemnify a person as provided for in paragraph (1) in respect of a liability to the extent that the person is entitled to an indemnity in respect of that liability under a contract of insurance.

     (3) To the extent permitted by law and without limiting the powers of the registrant, the board of directors may authorize the registrant to, and the registrant may enter into any:

          (a)  documentary indemnity in favor of; or

          (b)  insurance policy for the benefit of,

               a person who is, or has been, a director, secretary, auditor, employee or other officer of the registrant or of a subsidiary of the registrant, which indemnity or insurance policy may be in such terms as the board of directors approves and, in particular, may apply to acts or omissions prior to or after the time of entering into the indemnity or policy; and

     (4) The benefit of each indemnity given in paragraph (1) of Section 109 continues, even after its terms or the terms of this paragraph are modified or deleted, in respect of a liability arising out of acts or omissions occurring prior to the modification or deletion.

Item 15.  Recent Sales of Unregistered Securities.

     The following information relates to securities of the registrant issued or sold by the registrant, or for which it has acted as manager with respect to, that were not registered under the Securities Act:

     1. The registrant was incorporated on February 2, 1996. Five fully paid shares of A$1.00 each were allotted to St.George Bank on February 21, 1996.

     2.   The registrant acted as manager with respect to the following:

                        Crusade Trust            Crusade Euro Trust         Crusade Euro Trust        Crusade Auto Trust
                         No 1 of 1997               No 1 of 1998               No 2 of 1998              No 1 of 1999
                    ------------------------  ------------------------   ------------------------   ------------------------
Date..............  August 1, 1997            March 19, 1998             September 29, 1998         August 27, 1999
Amount............  A$500 million             US$500 million             US$325 million             A$571 million

Type..............  Mortgage Backed           Mortgage Backed            Mortgage Backed            Auto Receivable Backed
                    Floating Rate Notes       Floating Rate Notes        Floating Rate Notes        Floating Rate Notes
                    Class A Notes $A500m      Class A Notes US$496m      Class A Notes US$314m      Class A1 A$128.45m
                                              Class B Notes US$4m        Class B Notes US$11m       Class A2 A$200m
                                                                                                    Class A3 A$196.81m
                                                                                                    Class B A$20.4m
                                                                                                    Class C A$12.42m

Exemption           100% domestic issue, not  100% European issue, not   100% European issue,       100% domestic issue, not
from                offered in the USA.       offered in the USA.        not offered in the USA.    offered in the USA
Registration......

Principal           Bankers Trust Australia   Deutsche Morgan            Deutsche Bank, BT Alex     Macquarie Bank Limited
Underwriters......  Limited                   Grenfell, BT Alex Brown    Brown International,       Deutsche Bank AG,
                                              International, UBS         Warburg Dillon Read        Sydney Branch,
                                              Limited                                               St.George Bank Limited

Underwriting        A$1,500,000               US$741,000                 US$619,000                 A$856,505
Fees.............

Offering            BBSW + 23 basis points    Class A: LIBOR + 18        Class A: LIBOR + 20        Class A1 BBSW + 17
Price.............                            basis points               basis points               basis points
                                              Class B: LIBOR + 30        Class B: LIBOR + 45        Class A2 BBSW + 26
                                              basis points               basis points               basis points
                                                                                                    Class A3 BBSW + 36
                                                                                                    basis points
                                                                                                    Class B (subject to
                                                                                                    Confidentiality
                                                                                                    Agreement)
                                                                                                    Class C (subject to
                                                                                                    Confidentiality
                                                                                                    Agreement)

Weighted            3.85 years                3.5 years                  3.6 years                  Class A1 0.47 years
Average Life                                                                                        Class A2 1.28 years
to Call..........                                                                                   Class A3 2.56 years
                                                                                                    Class B 3.25 years
                                                                                                    Class C 3.25 years

Item 16. Exhibits and Financial Statement Schedules.



        1.1     Form of Underwriting Agreement.

        3.1     Memorandum of Association of the Registrant.*

        3.2     Articles of Association of the Registrant.*

        4.1     Master Trust Deed.*

        4.2     Form of the Supplementary Terms Notice.*

        4.3     Form of the Security Trust Deed.*

        4.4     Form of the Note Trust Deed.*

        4.5     Form of Agency Agreement.*

        5.1     Opinion of Mayer, Brown & Platt as to legality of the notes.*

        8.1     Opinion of Mayer, Brown & Platt as to certain tax matters
                (included in Exhibit 5.1 hereof).*

        8.2     Opinion of Allen Allen & Hemsley as to certain tax matters.

        10.1    The Servicing Agreement.*

        10.2    Custodian Agreement.*

        10.3    Deed of Indemnity.*

        10.4    Form of the Redraw Facility Agreement.

        10.5    Form of the Basis Swap.

        10.6    Form of the Fixed-Floating Rate Swap.

        10.7    Form of the Cross Currency Swap.

        10.8    Form of Seller Loan Agreement.*

        10.9    Form of the Mortgage Insurance Policy.*

        23.1 Consent of Mayer, Brown & Platt (included in Exhibit 5.1 hereof).*

        23.2 Consent of Allen Allen & Hemsley (included in Exhibit 8.2 hereof).

        24.1    Power of Attorney (included on signature pages).*

        25.1    Statement of Eligibility of Note Trustee.*

        99.1    Opinion of Allen Allen & Hemsley as to Enforceability of U.S.
                Judgments under Australian Law.


----------

*  Previously filed.

Item 17. Undertakings.

     The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective. For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia, on the 15th day of September 1999.


                                              Crusade Management Limited

                                              By: /s/ Michael Harold See Bowan
                                                  ----------------------------
                                              Name:   Michael Harold See Bowan
                                              Title:  Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



           Signature                           Title                      Date
           ---------                           -----                      ----
* /s/ Gregory Michael Bartlett
------------------------------
Gregory Michael Bartlett            Principal Executive Officer      September 15, 1999

* /s/    Steven George McKerihan
------------------------------
Steven George McKerihan             Principal Financial Officer      September 15, 1999

* /s/ Steven George McKerihan
------------------------------
Steven George McKerihan             Principal Accounting Officer     September 15, 1999

* /s/ Gregory Michael Bartlett
------------------------------
Gregory Michael Bartlett            Director                         September 15, 1999

  /s/ Steven George McKerihan
-----------------------------
Steven George McKerihan             Director                         September 15, 1999

 */s/ Michael Bowan
------------------------------
By: Michael Bowan
    Attorney-in-fact

                  Signature of Agent for Service of Process


     Pursuant to the requirements of the Securities Act of 1933, the undersigned hereby certifies that it is the agent for service of process in the United States of the registrant with respect to the Registration Statement and signs this Amendment No. 3 to the Registration Statement solely in such capacity.


                                    /s/ Stefanie McDonald
                                    -----------------------------------
                                    Name:      Stefanie McDonald
                                    Address:   CT Corporation System
                                               111 Eighth Avenue
                                               13th Floor
                                               New York, New York 10011
                                    Telephone: (212) 590-9100

                                                                     Sequential
Exhibit                                                                 Page
  No.                     Description of Exhibit                       Number
------- -------------------------------------------------------------  -------

  1.1   Form of Underwriting Agreement.                                 -----
  3.1   Memorandum of Association of the Registrant.*                   -----
  3.2   Articles of Association of the Registrant.*                     -----
  4.1   Master Trust Deed.*                                             -----
  4.2   Form of the Supplementary Terms Notice.*                        -----
  4.3   Form of the Security Trust Deed.*                               -----
  4.4   Form of the Note Trust Deed.*                                   -----
  4.5   Form of Agency Agreement.*                                      -----
  5.1   Opinion of Mayer, Brown & Platt as to legality of the notes.*   -----
  8.1   Opinion of Mayer, Brown & Platt as to certain tax matters       -----
        (included in Exhibit 5.1 hereof).*                              -----
  8.2   Opinion of Allen Allen & Hemsley as to certain tax matters.     -----
 10.1   The Servicing Agreement.*                                       -----
 10.2   Custodian Agreement.*                                           -----
 10.3   Deed of Indemnity.*                                             -----
 10.4   Form of the Redraw Facility Agreement.                          -----
 10.5   Form of the Basis Swap.                                         -----
 10.6   Form of Fixed-Floating Rate Swap.                               -----
 10.7   Form of the Cross Currency Swap.                                -----
 10.8   Form of Seller Loan Agreement.*                                 -----
 10.9   Form of the Mortgage Insurance Policy.*                         -----
 23.1   Consent of Mayer, Brown & Platt (included in Exhibit 5.1
        hereof).*                                                       -----
 23.2   Consent of Allen Allen & Hemsley (included in Exhibit 8.2
        hereof).                                                        -----
 24.1   Power of Attorney (included on signature pages).*               -----
 25.1   Statement of Eligibility of Note Trustee.*                      -----
 99.1   Opinion of Allen Allen & Hemsley as to Enforceability of
        U.S. Judgments under Australian Law.                            -----

----------

*  Previously filed.